EXECUTION VERSION

DATED AUGUST 13, 2012

exchangeable NOTES subscription AGREEMENT

by and among

hong weidong,

new siHItech limited,

cSOF FINTECH LIMITED

and

cEL FINTECH LIMITED

TABLE OF CONTENTS

1.	DEFINITIONS.	3

2.	CLOSING AND FUNDING OF THE EXCHANGEABLE NOTES.	14

3.	EXCHANGE OF THE EXCHANGEABLE NOTES.	15

4.	TERMS OF THE EXCHANGEABLE NOTES.	17

5.	REPRESENTATIONS AND WARRANTIES OF THE INVESTEES.	21

6.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS	22

7.	CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS AT THE CLOSING	23

8.	COVENANTS BY THE INVESTEES	25

9.	CONFIDENTIALITY.	26

10.	GUARANTEE.	27

11.	TERMINATION.	30

12.	MISCELLANEOUS.	31

Schedules

Schedule A	DETAILS OF EXCHANGEABLE NOTES AND SHARES

Schedule B	COMPANY WARRANTIES

Schedule C	WFOE WARRANTIES

Schedule D	BVI I WARRANTIES

Schedule E	BVI II WARRANTIES

Schedule F	FOUNDER WARRANTIES

Schedule G	ACQUISITION VEHICLE WARRANTIES

Schedule H	MERGER SUB WARRANTIES

Schedule I	PRC SUBSIDIARIES

Schedule J	CONSENTS

Schedule K	ACTIONS BETWEEN SIGNING AND CLOSING

Exhibits

EXHIBIT A	FORM OF EXCHANGEABLE NOTE

EXHIBIT B	COMPANY DISCLOSURE SCHEDULE

EXHIBIT C	WFOE DISCLOSURE SCHEDULE

EXHIBIT D	FORM OF CHARGES OVER SHARES

EXHIBIT E	FORM OF BVI LEGAL OPINION

EXHIBIT F	FORM OF PRC LEGAL OPINION

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exchangeable notes subscription AGREEMENT

THIS EXCHANGEABLE NOTES SUBSCRIPTION AGREEMENT (this “Agreement”) is made August 13, 2012 by and among:

(A)	CSOF FinTech Limited, a limited liability company incorporated in the British Virgin Islands (“CSOF FinTech”);

(B)	CEL FinTech Limited, a limited liability company incorporated in the British Virgin Islands (“CEL FinTech” and together with CSOF FinTech, the “Investors” and each, an “Investor”);

(C)	Hong Weidong (洪卫东), a PRC national (PRC ID No. 110108196609138958) with an address at F9 Tower D, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing PRC 100013 (“Mr. Hong” or, the “Founder”); and

(D)	New Sihitech Limited, a company organized and existing under the laws of the British Virgin Islands, all of the issued and outstanding equity of which is owned by the Founder and through his wholly-owned subsidiaries, namely Humfield International Limited and Sihitech Company Limited (the “Acquisition Vehicle”).

The foregoing parties shall be hereinafter referred to collectively as the “Parties” and individually as a “Party”.

recitals

WHEREAS:

(A)	Pursuant to the Acquisition Agreement, Merger Sub will be merged with and into Yucheng Technologies Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (the “Company”), with the Company surviving the merger and becoming a direct wholly owned subsidiary of the Acquisition Vehicle as a result of the merger.

(B)	As at the date hereof, the Founder beneficially owns approximately 16% of the total issued share capital of the Company on a fully-diluted basis.

(C)	As at the date hereof, the authorized share capital of the Acquisition Vehicle is fifty thousand (50,000) ordinary shares with par value of US$1.00 per share, and the Company is authorized to issue 60,000,000 ordinary shares, no par value per share, and 1,000,000 preferred shares, no par value per share.

(D)	The Acquisition Vehicle proposes to issue and sell to the Investors, and the Investors desire to subscribe for, an aggregate of US$48.0 million of Exchangeable Notes which are exchangeable into the Shares (as defined herein) at the Exchange Price on the terms and conditions set forth herein, evidenced by a promissory note of the Acquisition Vehicle in the form and substance of Exhibit A hereto (the “Exchangeable Notes”), to enable the Acquisition Vehicle to fund the Acquisition Consideration.

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(E)	As security for the Exchangeable Notes, the Founder and the Acquisition Vehicle have agreed to execute or procure the execution of the Charges Over Shares (as defined herein) in favor of the Investors; and the Guarantor (as defined herein) has agreed to provide the Guarantee (as defined herein) to guarantee the due and punctual performance and observance by the Acquisition Vehicle of the Guaranteed Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the Parties hereto agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

1.1        “Acquisition” means the acquisition by the Acquisition Vehicle of the Company by way of a merger of the Merger Sub with and into the Company, pursuant to the terms of the Acquisition Agreement, with the Company to be the surviving company of such merger.

1.2        “Acquisition Agreement” means the Agreement and Plan of Merger dated on or about the date of this Agreement and made among the Acquisition Vehicle, the Merger Sub and the Company.

1.3        “Acquisition Agreement Warranties” has the meaning set forth in Section 5.1.

1.4        “Acquisition Consideration” means the aggregate consideration for the Target Shares payable under the Acquisition Agreement.

1.5        “Acquisition Effective Time” means the “Effective Time” under and as defined in the Acquisition Agreement.

1.6        “Acquisition Vehicle Warranties” has the meaning set forth in Section 5.1 hereof.

1.7         “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. The term “Affiliated” has the meaning correlative to the foregoing.

1.8         “Ancillary Agreements” means, collectively, the Investors’ Rights Agreement, the Charges Over Shares and any other document or agreement contemplated by this Agreement or any of the foregoing agreements.

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1.9        “Bankruptcy Event” with respect to any Person shall mean any of the following actions by or with respect to such Person: (a) the commencement by it of a voluntary case or proceeding under any applicable bankruptcy, insolvency, winding up, reorganization or court mediation or other similar Law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable bankruptcy, insolvency, winding up, reorganization, rehabilitation or other similar Law, or to the commencement of any bankruptcy, insolvency or court mediation case or proceeding against it which remains unstayed or undismissed and in effect for a period of 60 consecutive days, or the filing by it of a petition or answer or consent seeking reorganization or relief under any such Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, planner, plan administrator or other similar official of such Person or of any substantial part of its properties or assets, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by it in furtherance of any such action; or (b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar Law, or (ii) a decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement or composition of or in respect of such Person under such Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, planner, plan administrator or other similar official of such Person or of any substantial part of its properties or assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days.

1.10      “Board of Directors” means the board of directors of the Company.

1.11      “Books and Records” has the meaning set forth in Section 9 of Schedule B attached hereto.

1.12      “Business Day” means a day (other than Saturday or Sunday) when banks are generally open for business in each of the United States, Hong Kong and the PRC.

1.13      “BVI” means the British Virgin Islands.

1.14      “BVI I” means Ahead Billion Venture Ltd., a company organized and existing under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Company.

1.15       “BVI I Warranties” has the meaning set forth in Section 5.1 hereof.

1.16      “BVI II” means Port Wing Development Co., Ltd., a company organized and existing under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Company.

1.17      “BVI II Warranties” has the meaning set forth in Section 5.1 hereof.

1.18      “Certificate of Merger” means the certificate of merger to be issued by the Registrar of Companies of the BVI pursuant to section 171(3) of the BVI Business Companies Act, 2004 (as amended) with respect to the Acquisition.

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1.19      “Charges Over Shares” has the meaning set forth in Section 7.13 hereof.

1.20      “Circular 75” means the circular entitled “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles” issued by SAFE on October 21, 2005, and effective as of November 1, 2005.

1.21       “Claim Notice” has the meaning set forth in Section 12.3 hereof.

1.22      “Closing” has the meaning set forth in Section 2.3(a) hereof.

1.23      “Closing Date” has the meaning set forth in Section 2.3(a) hereof.

1.24      “Collateral” has the meaning set forth in Section 4.7 hereof.

1.25      “Company” has the meaning set forth in the Recitals hereto.

1.26      “Company Disclosure Schedule” has the meaning set forth in Section 5.1 hereof.

1.27      “Company Warranties” has the meaning set forth in Section 5.1 hereof.

1.28      “Confidential Information” has the meaning set forth in Section 9.1 hereof.

1.29      “Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

1.30      “Contemplated Transactions” means the transactions contemplated hereby and by any of the other Transaction Documents.

1.31      “Contract” means, with respect to any specified Person, all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral, to which the specified Person is a party or by which it or any of its properties or assets may be bound or affected.

1.32      “Control”, “Controlled”, “Controlling” or “under common Control with” with respect to any Person means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities, by contract or otherwise, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities, or the economic rights and benefits, of such Person.

1.33      “Convention” has the meaning set forth in Section 12.14(f) hereof.

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1.34      “Convertible Securities” means, with respect to any specified Person, Securities convertible into, or exercisable or exchangeable for, any shares of any class of capital stock or any other ownership or equity interest in registered capital of such specified Person, however described and whether voting or non-voting.

1.35      “Delisting” means the successful delisting of the Shares from the NASDAQ Global Select Market and deregistration of the Shares under the Securities Exchange Act of 1934, as amended.

1.36      “Disclosing Party” has the meaning set forth in Section 9.4 hereof.

1.37      “Disclosure Schedules” has the meaning set forth in Section 5.1 hereof.

1.38      “Dispute” has the meaning set forth in Section 12.14 hereof.

1.39      “Environmental Approvals” has the meaning set forth in Section 16 of Schedule C attached hereto.

1.40      “Environmental Laws” means any and all laws, statutes, codes, rules, regulations, ordinances, policies, licenses, permits, consents, approvals, judgments, notices, decisions, injunctions, decrees or orders of the PRC, or any local, or municipal authority, regulating, relating to or imposing liability or standards of conduct concerning (i) the condition, pollution or protection of the environment, including surface water, groundwater, air, surface or subsurface soil, wildlife habitat, natural resources or related aspects of the environment, (ii) the protection of human health and safety or (iii) the generation, treatment, manufacturing, use, storage, handling, recycling, presence, Release, disposal, transportation or shipment of any Materials of Environmental Concern.

1.41      “Equity Security” means, with respect to any specified Person, any shares of any class of capital stock or any other ownership or equity interest in registered capital of such specified Person, however described and whether voting or non-voting, including, without limitation, all Convertible Securities and all Option Securities of such specified Person.

1.42       “Event of Default” has the meaning set forth in Section 4.6 hereof.

1.43      “Exchange” has the meaning set forth in Section 3.1 hereof.

1.44      “Exchange Date” has the meaning set forth in Section 3.3 hereof.

1.45      “Exchange Notice” has the meaning set forth in Section 3.2 hereof.

1.46      “Exchange Price” means the unit price used to convert the Exchangeable Notes into Shares, equivalent to US$3.90 per Share (which shall be proportionately adjusted for any subdivision, consolidation, share splits, share dividend, bonus issue or other similar events in respect of the Shares).

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1.47      “Exchangeable Notes” has the meaning set forth in the Recitals hereto.

1.48      “Financial Statements” has the meaning set forth in Section 23 of Schedule C attached hereto.

1.49      “Force Majeure Event” means any event which is unforeseeable and unavoidable and beyond the reasonable control of the affected party, including but not limited to: acts of God, acts of the public enemy, natural catastrophes, acts or failure to act by the other party, acts of civil or military authority, governmental priorities, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, wars and riots.

1.50      “Founder” has the meaning set forth in the Recitals hereof.

1.51      “Founder’s Contribution” means an amount no less than US$2.0 million to be contributed by the Founder to the Acquisition Vehicle to fund the Acquisition Consideration.

1.52      “Governmental Approval” means any Consent of, with or to any Governmental Authority.

1.53      “Governmental Authority” means (a) any nation (other than the PRC) or government or any province or state or any other political subdivision thereof; (b) any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including government authority, agency, department, board, commission or instrumentality of the PRC or any political subdivision thereof; and (c) any court, tribunal or arbitrator.

1.54      “Governmental Official” means any officer or employee of a Governmental Authority (including, for purposes of this definition, any entity or enterprise owned or controlled by a government or state), or any Person acting in an official capacity for or on behalf of any such Governmental Authority.

1.55      “Group Company” means the Acquisition Vehicle, the Company and any Person (other than a natural person): (i) that is controlled by the Acquisition Vehicle and the Company or (ii) whose assets, or portions thereof, are consolidated with the net earnings of the Acquisition Vehicle and the Company and are recorded on the books of the Acquisition Vehicle and the Company for financial reporting purposes in accordance with U.S. GAAP.

1.56      “Guarantee” means the guarantee provided by the Guarantor pursuant to Section 10.

1.57      “Guaranteed Obligations” has the meaning set forth in Section 10.

1.58      “Guarantor” means the Founder.

1.59       “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

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1.60      “Indebtedness” as applied to any Person, means, without limitation: (a) all indebtedness for borrowed money; (b) all obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument; (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in accordance with U.S. GAAP; (d) notes payable and drafts accepted representing extensions of credit; (e) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof; and (f) all indebtedness and obligations of the types described in the foregoing clauses (a) through (e) to the extent secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, provided that Indebtedness shall not include payables and accrued expenses, in each case arising in the ordinary course of business and reflected in the Financial Statements.

1.61      “Intellectual Property” has the meaning set forth in Section 9A of Schedule C attached hereto.

1.62      “Intellectual Property Licenses” has the meaning set forth in Section 9B of Schedule C attached hereto.

1.63      “Indemnifiable Loss” has the meaning set forth in Section 12.3 hereof.

1.64      “Indemnitee” has the meaning set forth in Section 12.3 hereof.

1.65      “Investees” means the Acquisition Vehicle and the Founder.

1.66      “Investee Warranties” has the meaning set forth in Section 5.2 hereof.

1.67      “Investment” has the meaning set forth in the Recitals hereto.

1.68      “Investors” has the meaning set forth in the Recitals hereto.

1.69      “Investors’ Rights Agreement” has the meaning set forth in Section 7.14 hereof.

1.70      “Known” or “Knowledge” means, with respect to any party, the actual knowledge of such Party’s executive officers and senior management and such knowledge as would be reasonably expected to be known by such executive officers and senior management in the ordinary and usual course of their professional responsibilities to such party after due inquiry.

1.71      “Law” means all applicable provisions of all: (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances, mandatory guidelines, circulars, orders or implemented policies of any Governmental Authority; (b) Governmental Approvals; and (c) awards, decisions, injunctions, judgments, decrees, settlements, orders, processes, rulings, subpoenas or verdicts (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Authority or other tribunal of competent jurisdiction.

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1.72      “Leases” means real property leases, subleases, licenses and occupancy agreements.

1.73      “Leased Real Property” means all interest leased pursuant to the Leases of each of the Investees and their respective subsidiaries.

1.74      “Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

1.75      “Licenses” means all licenses, permits, consents, authorizations, confirmations, certificates or approvals.

1.76      “Lien” means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, security interest, option, right of first offer, negotiation or refusal, proxy, lien, charge, adverse claim or other restrictions (including, but not limited to, restrictions on transfer), encumbrances or limitations of any nature whatsoever, including, but not limited to, such Liens as may arise under any contract.

1.77       “Long-Stop Date” has the meaning set forth in Section 2.4 hereof.

1.78      “Major Contracts” has the meaning set forth in Section 8A of Schedule C attached hereto.

1.79      “Material Adverse Effect” means any (a) event, occurrence or condition that is materially adverse to the business, operations, results of operations, or condition (financial or otherwise) of the Group Companies taken as a whole; or (b) material impairment of the ability of the Acquisition Vehicle and the Founder taken as a whole to perform their obligations hereunder or under the other Transaction Documents; provided, however, that Material Adverse Effect shall not include any event, occurrence or condition arising out of or resulting from (i) any general national, international or regional economic or financial condition, event or occurrence, (ii) the public announcement of the transactions contemplated by this Agreement or the identity of the Investors (or any of its direct or indirect shareholders or control persons), the pendency of this Agreement or the transactions contemplated hereby, (iii) changes in the political, social or economic stability of countries in which the Company or any of its subsidiaries operate or source production or in the U.S., or changes in the global financial or securities markets, conditions or interest rates, (iv) changes in U.S. GAAP, IFRS or accounting policies or practices applicable to or applied by the Company or any of its subsidiaries, (v) any act of God, war or terrorism or other Force Majeure Event, (vi) any action or contemplated action of any Governmental Authority or (vii) any change or contemplated change in Law or any change in application or interpretation of Law (or any announcement of any such action or change).

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1.80      “Materials of Environmental Concern” means (i) any hazardous or dangerous material, chemical, substance or waste, including, but not limited to, those which are defined or regulated as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “infectious waste,” “radioactive,” “toxic substance” or any other formulation intended to define, list or classify substances by reason of deleterious property, such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, or reproductive toxicity by any Governmental Authority pursuant to any Environmental Laws; and (ii) any diesel or diesel products, or fuel additives.

1.81      “Memorandum and Articles” means the Amended and Restated Memorandum of Association and Articles of Association of the Company, in the form and substance mutually acceptable to the Acquisition Vehicle and the Investors, incorporating the terms in the Transaction Documents to the extent permissible under the laws of BVI, to be filed by the Company on or prior to the Exchange.

1.82      “Merger Sub” means New Sihitech Acquisition Limited, a company organized and existing under the laws of the British Virgin Islands, all of the issued and outstanding equity of which is as of the date hereof owned by the Acquisition Vehicle.

1.83      “Note Amount” means, as of any date, the aggregate outstanding amount of the Principal Amount and the accrued but unpaid interest on the Principal Amount as of such date, as calculated in accordance with the terms of Section 4 hereof.

1.84       “Option Securities” means, with respect to any specified Person, all options, warrants and other rights to purchase or acquire any shares of any class of capital stock or any other ownership or equity interest in registered capital of such specified Person, however described and whether voting or non-voting, and any Convertible Securities of such specified Person.

1.85       “Payment Date” has the meaning set forth in Section 4.1 hereof.

1.86      “Paying Agent” means a reputable bank or trust company which is appointed as paying agent in accordance with the terms of the Acquisition Agreement and is reasonably acceptable to the Investors.

1.87      “Paying Agent Agreement” means an agreement in the form and substance reasonably satisfactory to the Investors to be executed between the Acquisition Vehicle and the Paying Agent.

1.88       “Permitted Liens” means (i) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established; (ii) Liens created by or pursuant to the Transaction Documents; (iii) Liens incurred on deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, governmental insurance or government benefits or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (iv) easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries.

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1.89      “Person” means any individual, Governmental Authority, corporation, partnership, joint venture, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, unincorporated organization or other enterprise or entity.

1.90      “PRC” means the People’s Republic of China, but, solely for the purposes of this Agreement and all Ancillary Agreements, excluding Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

1.91      “PRC Subsidiaries” means the subsidiaries of the Company organized in the PRC (other than WFOE) as set out in Schedule I.

1.92       “Principal Amount” has the meaning set forth in Section 2.1.

1.93      “Proceeding” means any action, suit, dispute, litigation, hearing, claim, demand, arbitration, charge, complaint, investigation, audit, examination, indictment or other civil, criminal, administrative or investigative proceeding by or before any Governmental Authority in effect, at law or in equity.

1.94      “Rollover Shareholders” means the “Rollover Shareholders” under and as defined in the Acquisition Agreement.

1.95      “Qualified IPO” means a firm commitment underwritten registered public offering by the Company of its Shares (or depository receipts or other securities evidencing Shares) that is approved by the Board and meets the following requirements: (x) is listed on a Qualified Stock Exchange; (y) is at a public offering price per share which implies a pre-offering valuation of the Company of not less than US$175,000,000 (or an equivalent value in any other currency).

1.96      “Qualified Stock Exchange” means the Shanghai Stock Exchange, the Shenzhen Stock Exchange, the Hong Kong Stock Exchange or any other internationally recognized stock exchange as approved by the Board;

1.97      “Related Party” means any Affiliate or shareholder of the Company or the WFOE, the members of the immediate family members of any such Affiliate or shareholder that is an individual and any such member’s sister or brother’s immediate family members, and any Person who Controls, is Controlled by, or is under common Control with the Founder or any shareholder of the Company. For purposes of the foregoing definition, “immediate family members” shall include an individual’s spouse, parents, children and siblings, whether by blood, marriage or adoption, and anyone residing in such individual’s home.

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1.98      “Release” means any release, spill, or leak, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.

1.99      “SAFE” means the State Administration of Foreign Exchange of the PRC.

1.100    “SAIC” means the State Administration of Industry and Commerce of the PRC.

1.101    “SEC” means the U.S. Securities and Exchange Commission or any successor agency.

1.102    “Secured Obligations” has the meaning set forth in Section 4.7 hereof.

1.103    “Securities” means Equity Securities, shares of capital stock, partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities (including, with respect to the Acquisition Vehicle, for avoidance of doubt, the Exchangeable Notes) of whatever kind of any Person, whether readily marketable or not.

1.104    “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

1.105    “Security Documents” has the meaning set forth in Section 4.7 hereof, including but not limited to the Charges Over Shares.

1.106    “shareholder” means, with respect to any specified Person, a holder of the capital stock or share capital of such specified Person.

1.107    “Shares” means the Company’s ordinary shares, no par value per share, with the rights and privileges as set forth in the Memorandum and Articles.

1.108    “Share Option Scheme” means, with respect to any specified Person, any share option, share appreciation, share purchase, phantom share or other equity-based plan, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee, officer, director or consultant or former employee, officer, director or consultant of that specified Person or an Affiliate thereof or the beneficiaries or dependents of any such employee or former employee, officer, director or consultant.

1.109    “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

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1.110    “Target Shares” means the entire issued share capital of the Company, other than those beneficially owned by the Founder.

1.111    “Tax” means any income, franchise, capital stock, capital gain, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, levy, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest, surcharges and penalties thereon and additions thereto).

1.112    “Tax Authority” means any Governmental Authority responsible for the imposition of any Tax.

1.113    “Tax Benefits” means any Tax refunds, reductions, rebates, exemptions, deferrals, credit, waivers or other Tax-related benefits.

1.114    “Tax Breaks” means: (a) the minimum two-year exemption from PRC corporate income tax or other similar tax for a wholly foreign-owned enterprise after it becomes profitable; and (b) 50% reduction in the PRC corporate income tax or other similar tax otherwise payable by such wholly foreign-owned enterprise for a minimum three-year period after the expiration of the tax exemption referred to in clause (a).

1.115    “Tax Return” means any return, report declaration, filing form, claim for refund or information return or statement relating to Tax, including any schedule or attachment thereto and any amendment thereof.

1.116    “Tranche A Exchangeable Notes” means the Exchangeable Notes designated as Tranche A, constituting US$30.0 million of the Principal Amount in aggregate.

1.117    “Tranche B Exchangeable Notes” means the Exchangeable Notes designated as Tranche B, constituting US$18.0 million of the Principal Amount in aggregate.

1.118    “Transaction Costs” has the meaning set forth in Section 12.9 hereof.

1.119    “Transaction Documents” means this Agreement, the Ancillary Agreements and any other documents contemplated by the foregoing agreements.

1.120    “U. S.” or “United States” means the United States of America.

1.121    “U.S. GAAP” means generally accepted accounting principles in the Untied States.

1.122    “US$” means the legal currency of the United States.

1.123    “WFOE” means 北京宇信易诚科技有限公司, a wholly foreign-owned enterprise organized and existing under the laws of the PRC and a wholly-owned indirect subsidiary of the Company.

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1.124    “WFOE Disclosure Schedule” has the meaning set forth in Section 5.1 hereof.

1.125    “WFOE Warranties” has the meaning set forth in Section 5.1 hereof.

2.	CLOSING AND FUNDING OF THE EXCHANGEABLE NOTES.

2.1        Exchangeable Notes. Subject to satisfaction or waiver of the conditions to Closing set forth in Section 7, (a) the Acquisition Vehicle shall on the Closing Date issue the Exchangeable Notes to the Investors, and (b) the Investors shall subscribe for the Exchangeable Notes in the aggregate principal amount of the Acquisition Consideration less the Founder's Contribution (the "Principal Amount") on the Closing Date in accordance with Section 2.2.

2.2        Division of the Principal Amount. The amount of the Exchangeable Notes to be issued by the Acquisition Vehicle to each Investor is set forth in Schedule A attached hereto.

2.3        Closing and Funding.

(a)          The funding and closing of the Exchangeable Notes (the “Closing”) as contemplated by this Agreement shall take place at the office of Troutman Sanders, 34th Floor, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, at 9:00 am (Beijing time) on the third Business Day following the date when all conditions to the Closing under Section 7 hereof have been satisfied or duly waived, or at such other time, on such other date or at such other location as is agreed by the Parties in writing (the “Closing Date”).

(b)          At the Closing, the Investors shall respectively but simultaneously pay to the Paying Agent, by wire transfer in immediately available funds, or by other payment methods mutually agreed in writing among the Acquisition Vehicle and the Investors prior to the Closing, an amount in the aggregate equal to the Principal Amount in accordance with Schedule A attached hereto. Notwithstanding anything to the contrary herein, the obligations of the Acquisition Vehicle at the Closing under this Section 2 are subject to each of the Investors effecting the Closing. In no event shall the Acquisition Vehicle be obligated or required to issue the Exchangeable Notes at the Closing in accordance with this Section 2 for an aggregate amount less than the Principal Amount.

(c)          The amounts of the Exchangeable Notes to be respectively subscribed by each Investor will be issued free and clear of, and without deduction or withholding for taxes, levies, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments.

(d)          At the Closing, the Acquisition Vehicle shall deliver, or cause to be delivered, to the Investors the following:

(i)          the Exchangeable Notes dated the Closing Date in the respective amounts loaned by each Investor pursuant to the Exchangeable Notes and totaling, in aggregate, the amount of the Principal Amount;

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(ii)         the certificates, documents and instruments to be delivered to substantiate the satisfaction of each of the conditions under Section 7 hereof; and

(iii)        such other documents as the Investors may reasonably request.

2.4        If any of the conditions to Closing set forth in Section 7 hereof have not been satisfied or waived by the Investors on or prior to August 13, 2013 (the “Long-Stop Date”), then each Investor and the Acquisition Vehicle shall have the right to terminate, at its sole discretion, this Agreement. Any such termination pursuant to this Section 2.4 shall have the effects as set forth in Section 11.2.

3.	EXCHANGE OF THE EXCHANGEABLE NOTES.

3.1        Exchange. At the option of the Investors, the Exchangeable Notes shall be exchangeable into Shares at the Exchange Price at one time or multiple times and in whole or in part (a) at any time after the Delisting but before the Payment Date in respect of Tranche A Exchangeable Notes (such event, the “Tranche A Exchange”); or (b) at any time following the date that is one year after the Delisting but before the Payment Date in respect of Tranche B Exchangeable Notes (such event, the “Tranche B Exchange”, together with the Tranche A Exchange, the “Exchange”). Should a Qualified IPO be likely to occur on or before the Payment Date and the relevant listing authority (or the rules or regulations of the Qualified Stock Exchange) requires or requests that the Exchangeable Notes be fully exchanged or repaid, the Acquisition Vehicle shall promptly notify the Investors in writing together with sufficient details of such requirement(s) or request(s) (including the deadline given by the relevant listing authority to exchange or repay the Exchangeable Notes) and each Investor shall elect in writing within a reasonable period (the “Election Period”) either (i) to exchange all the outstanding Exchangeable Notes into Shares at the Exchange Price; or (ii) exchange all the outstanding Tranche A Exchangeable Notes into Shares at the Exchange Price and request the Acquisition Vehicle to prepay all outstanding Note Amount with respect of Tranche B Exchangeable Notes, at the closing of the Qualified IPO; or (iii) exchange all outstanding Tranche A Exchangeable Notes and part of the Tranche B Exchangeable Notes into Shares at the Exchange Price and request the Acquisition Vehicle to prepay the outstanding Note Amount with respect to part of the Tranche B Exchangeable Notes not exchanged, at the closing of the Qualified IPO; provided however that the Election Period shall be at least ten (10) Business Days long and the expiry date of the Election Period shall be prior to the deadline given by the relevant listing authority to exchange or repay the Exchangeable Notes as aforementioned; provided further, however, that if any Investor fails to deliver such written notice, the Acquisition Vehicle may require the Investors to exchange all the outstanding Tranche A Exchangeable Notes into Shares at the Exchange Price, and elect (A) to require the Investors to exchange all the outstanding Tranche B Exchangeable Notes into Shares at the Exchange Price at the closing the Qualified IPO, or (B) to prepay the outstanding Note Amount with respect to the Tranche B Exchangeable Notes at the closing the Qualified IPO. Any Shares to be delivered to an Investor in connection with an Exchange shall be Shares owned by Acquisition Vehicle and shall be transferred by the Acquisition Vehicle to such Investors in connection with such Exchange in accordance with the terms hereof. For the avoidance of doubt, the Acquisition Vehicle shall be liable for any Taxes incurred by the Acquisition Vehicle in connection with the transfer of the Shares pursuant to an Exchange.

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3.2        Exchange Notice.

(a)          Subject to any applicable Law, to exercise the Exchange, the Investors shall provide a written notice (the “Exchange Notice”) to the Company stating their intention to exercise their option to exchange the Exchangeable Notes, the amount of the Exchangeable Note to be exchanged, the number of Shares to be transferred by the Acquisition Vehicle to such Investor in such exchange (together with reasonable evidence of such Investor’s calculation of the number of Shares), and a proposed Exchange Date in accordance with Section 3.1.

(b)          The right of the exchanging Investor to repayment of the principal amount of the Exchangeable Notes being exchanged shall be extinguished and the Acquisition Vehicle shall be released on the Exchange Date from such repayment obligations subject to the due delivery of such Shares exchanged to such Investor in accordance with Section 3.3.

(c)          In the event the Investors do not exchange the outstanding Note Amount of such Exchangeable Note in full, such outstanding Note Amount shall be due and payable by the Acquisition Vehicle to the Investors on the Payment Date.

3.3        Exchange Date.

(a)          The closing of the Exchange and the transfer and delivery of the Shares by the Acquisition Vehicle in connection therewith shall take place at the office of Troutman Sanders, 34th Floor, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, at 10:00 am (Beijing time) on the date set forth in the Exchange Notice (the “Exchange Date”). The Parties agree that all transactions at the Exchange shall be deemed to occur simultaneously and none of them shall be deemed to have occurred until the consummation of the Exchange.

(b)          Prior to any Exchange, the Investors shall take all actions reasonably necessary to release the Charge over Shares executed by the Acquisition Vehicle with respect to the number of Shares to be transferred and delivered to the applicable Investor pursuant to such Exchange (with such release taking effect conditional upon the completion of such Exchange), including, without limitation, a deed of release.

(c)          At the Exchange, the Investors shall deliver to the Acquisition Vehicle the relevant original Exchangeable Notes which the Acquisition Vehicle shall mark “Cancelled” or “Paid in Full”.

(d)          At the Exchange, the Acquisition Vehicle shall deliver, or cause to be delivered, to each Investor participating in such Exchange the following:

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(i)          a certificate representing the duly authorized and validly issued Shares to be transferred to such Investor by the Acquisition Vehicle upon the Exchange, registered in the name of the Investor or its designee;

(ii)         a certificate signed by an authorized officer of the Acquisition Vehicle certifying that (A) the resolutions of the Acquisition Vehicle approving the transfer of Shares in connection with the Exchange, and (B) such Shares are conveyed, transferred, assigned and delivered to such Investor by the Acquisition Vehicle free and clear of all Liens;

(iii)        written resolutions of all shareholders of the Company approving and adopting the Memorandum and Articles;

(iv)        evidence verifying that the Memorandum and Articles have been duly filed by the Company with the applicable Governmental Authority in the BVI;

(v)         copies of the register of members and the register of directors of the Company, as certified by a director or an executive officer of the Company and updated to reflect the Exchange;

(vi)        copies of the Ancillary Agreements, in each case, duly executed by the Investees, as applicable; and

(vii)       such other documents as the Investors may reasonably request.

4.	TERMS OF THE EXCHANGEABLE NOTES.

4.1        Maturity. Subject to Section 4.5 hereof, the Exchangeable Notes shall be due and payable in full on the fifth anniversary of the Closing Date (the “Payment Date”) if the Exchange does not occur in full on, or prior to, the Payment Date in accordance with Section 3.1 hereof.

4.2        Interest. The Exchangeable Notes shall bear interest payable semi-annually in arrears on the outstanding Tranche B Exchangeable Notes from the Closing Date (a) at a rate of 5% per annum within the first year following the Closing Date; and (b) at a rate of 18% per annum after the first year following the Closing Date until the Tranche B Exchangeable Notes have been either fully repaid or exchanged. If the Principal Amount of the Tranche B Exchangeable Notes has neither been fully repaid nor exchanged prior to the Payment Date, any accrued but unpaid interest shall be paid pursuant to Section 4.5.

4.3        Use of Proceeds. The Acquisition Vehicle shall use the proceeds resulting from the funding of the Exchangeable Notes to fund the payment of the Acquisition Consideration. The Acquisition Vehicle shall provide the Investors with reasonably detailed supporting documentation evidencing the use of the proceeds by the Acquisition Vehicle.

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4.4        Notes. The Acquisition Vehicle’s obligation to repay the Exchangeable Notes shall be evidenced by promissory notes issued by the Acquisition Vehicle in the form and substance of Exhibit A hereto.

4.5        Repayment. The outstanding Principal Amount not repaid or exchanged pursuant to Section 3.1 hereof, together with all amounts in respect of any accrued but unpaid interest thereon, shall be paid to the Investors on the Payment Date by wire transfer in immediately available funds. The Acquisition Vehicle shall have the right to prepay all or any part of the outstanding Tranche B Exchangeable Notes prior to the Payment Date, provided that the Acquisition Vehicle shall give each Investor a prior written notice indicating its intent to repay the outstanding Tranche B Exchangeable Notes and specifying in such notice the amount of such repayment, which shall be at a minimum repayment amount of US$500,000. In any event, such notice shall be given by the Acquisition Vehicle at least ten (10) Business Days prior to the date of such repayment. The Acquisition Vehicle shall make all payments to be made by it without any deduction or withholding for Taxes, unless such deduction or withholding is required by law. If such deduction or withholding is required by law to be made by the Acquisition Vehicle, the amount of the payment due from the Acquisition Vehicle shall be increased to an amount which (after making such deduction or withholding) leaves an amount equal to the payment which would have been due if no such deduction or withholding had been required.

4.6        Events of Default. If, prior to the full repayment or exchange of the Exchangeable Notes, one or more of the following events (each, an “Event of Default”) shall occur:

(a)          default in the due observance or performance of any material term, covenant, or agreement contained in the Security Documents by any Party thereunder other than the Investors;

(b)          default in the due observance or performance of any material term, covenant or agreement contained in this Agreement or any of the other Transaction Documents by any Party hereunder or thereunder other than the Investors, and such default shall not have been cured within sixty (60) Business Days after the Acquisition Vehicle and the Founder have received written notice from the Investors of such default;

(c)          the Acquisition Vehicle, any Group Company or Guarantor fails to comply with any of the financial undertakings under any loan agreement to which it is a party;

(d)          the Acquisition Vehicle or any Group Company stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any arrangement with its creditors or is declared or becomes bankrupt or insolvent; or

(e)          the occurrence of a Bankruptcy Event with respect to the Acquisition Vehicle or any of the Group Companies,

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then (A) the Investors, by joint written notice to the Acquisition Vehicle, may declare the Note Amount as of such date immediately due and payable, together with all accrued but unpaid interest thereon through such date, and the Investors may immediately enforce the security granted by this Agreement and (B) from and after the Event of Default, the Tranche A Exchangeable Notes shall accrue interest at 25% per annum compounded on an annual basis and the Tranche B Exchangeable Notes and all accrued but unpaid interest shall accrue interest at 20% per annum compounded on an annual basis or, if less, the highest rate permitted by applicable Law from and after the Event of Default. The Acquisition Vehicle agrees to pay the Investors all reasonable out-of-pocket costs and expenses incurred by the Investors (when incurred) in any effort to collect the Note Amount.

4.7        Security Interests.

(a)          As security for the prompt and complete performance by the Investees of their respective obligations under this Agreement and to induce the Investors to enter into this Agreement and the other Transaction Documents, the Acquisition Vehicle hereby charges and assigns to the Investors a first priority security interest in all of its rights, titles and interests in any Person that it currently owns or hereafter acquires (including, but not limited to the Company), whether now existing or hereafter arising and wherever located (the “Collateral”) to the extent permitted by applicable Laws.

(b)          The Acquisition Vehicle shall take any further actions, make any filings in any jurisdiction or execute any further documents (the “Security Documents”) reasonably requested by the Investors in order to create a fully perfected (if applicable) first priority security interest in the Collateral or any portion thereof.

(c)          The security granted by this Agreement is in addition to and independent of any other rights or security held by the Investors at any time for the obligations of the Investees under this Agreement (the “Secured Obligations”) and shall not merge with or prejudice or be prejudiced by any such rights or security or any other contractual or legal rights of the Investors, all or any of which the Investors may take, perfect, enforce, renew, vary, release or refrain from taking, perfecting or enforcing without releasing, reducing or otherwise affecting the Secured Obligations.

(d)          The obligations of the Acquisition Vehicle under this Section 4.7 will not be affected by any act, omission, matter or thing which, but for this Section 4.7, would reduce, release or prejudice any of its obligations under this Agreement (without limitation and whether or not known to it or the Investors) including, without limitation:

(i)        any time, waiver or consent granted to, or composition with, or other indulgence being granted to each Investee or any other Person (except granted by the Investors);

(ii)       the release of each Investee or any other Person under the terms of any composition or arrangement with any creditor;

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(iii)       the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of each Investee or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)      any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of each Investee or any other Person;

(v)         any amendment (however fundamental), waiver, release or replacement of any document setting out the terms of the Secured Obligations or any other document or security;

(vi)        any unenforceability, illegality or invalidity of any obligation of any Person under any document setting out the terms of the Secured Obligations or any other document or security; or

(vii)       any Bankruptcy Event affecting, or any reorganization or other change in, each Investee or any Group Company.

(e)          No failure on the part of the Investors to exercise, or delay on their part in exercising, any right they may have in respect of the Collateral shall operate as a waiver thereof, nor shall any single or partial exercise of such a right preclude any further or other exercise of that or any other such right.

(f)          The security constituted by this Agreement shall be continuing security and will extend to the ultimate balance of the Secured Obligations regardless of any intermediate or partial payment or satisfaction of the whole or any part of the Secured Obligations.

(g)          The Investors shall not be obliged before exercising any of their rights, powers or remedies conferred upon them in respect of any of the Investees by this Agreement or by Law:

(i)          to make any demand of the Investees;

(ii)         to take any action or obtain judgment in any court against the Investees;

(iii)        to make or file any claim or proof in a winding-up or dissolution of the Investees; or

(iv)        to enforce or seek to enforce any other security taken in respect of any of the obligations of the Investees to the Investors.

(h)          Each Investee agrees that, until the discharge in full of the Secured Obligations, any right which it may at any time have by reason of performance by it of its obligations under this Agreement:

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(i)          to be indemnified by Acquisition Vehicle and the Company;

(ii)         to claim any contribution from any other Person of the Acquisition Vehicle’s and any Group Company’s obligations to the Investors; and/or

(iii)        to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of the Investors or of any other security taken pursuant to, or in connection with, this Agreement by the Investors, shall be exercised by them in such manner and upon such terms as the Investors may require and further agrees to hold any moneys at any time received by them as a result of the exercise of any such right for and on behalf of, and to the order of, the Investors for application in or towards payment of any sums at any time owed to the Investors by any of the Investees.

(i)          For the purpose of preserving the Investors’ right to prove in the liquidation, bankruptcy or other insolvency of any of the Investees for the full amount of the Secured Obligations, the Investors may place any money received under this Agreement to the credit of securities realized or suspense account for so long as reasonably required to preserve such rights, without any obligation in the meantime to apply such money in or towards discharge of any of the Secured Obligations.

(j)          Upon the earliest to occur of (1) the full exchange or repayment of the Exchangeable Notes, and (2) the termination of this Agreement in accordance with Section 11 hereof, the Investors shall at the request and cost of the Acquisition Vehicle:

(i)          release, reassign and discharge (as appropriate) to the Acquisition Vehicle the Collateral;

(ii)         release, reassign and discharge (as appropriate) to the relevant Person any other Secured Obligations under this Agreement; and

(iii)        execute such termination statements and other documents as may be reasonably requested by the Acquisition Vehicle or any relevant Person to evidence the same.

5.	REPRESENTATIONS AND WARRANTIES OF THE INVESTEES.

5.1        Representations. As of the date hereof, each Investee hereby represents and warrants to each Investor as expressed in Sections 5.1(a) below, subject only to matters disclosed in the Company disclosure schedule (the “Company Disclosure Schedule”) and the WFOE disclosure schedule (the “WFOE Disclosure Schedule”, together with the Company Disclosure Schedule, the “Disclosure Schedules”), as applicable, attached hereto as Exhibit B and Exhibit C respectively.

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(a)          Representations by the Investees. Subject only to matters disclosed in the Disclosure Schedules, the Investees jointly and severally represent and warrant to each Investor, as of the date hereof, that (i) each of the representations and warranties regarding the Company set forth in Schedule B attached hereto (the “Company Warranties”), (ii) each of the representations and warranties regarding the WFOE set forth in Schedule C attached hereto (the “WFOE Warranties”), (iii) each of the representations and warranties regarding the BVI I set forth in Schedule D attached hereto (the “BVI I Warranties”), (iv) each of representations and warranties regarding the BVI II set forth in Schedule E attached hereto (the “BVI II Warranties”), (v) each of the Founder’s representations and warranties set forth in Schedule F attached hereto (the “Founder Warranties”), (vi) each of Acquisition Vehicle’s representations and warranties set forth in Schedule G attached hereto (the “Acquisition Vehicle Warranties”), (vii) each of the representations and warranties regarding Merger Sub set forth in Schedule H attached hereto (the “Merger Sub Warranties”), and (viii) each of the representations and warranties set forth in the Acquisition Agreement (the “Acquisition Agreement Warranties”) is true and correct.

5.2        Acknowledgment. Each Investee acknowledges that each Investor has entered into this Agreement and the other Transaction Documents to which it is a party in reliance upon, among other things, the Company Warranties, the WFOE Warranties, the BVI I Warranties, the BVI II Warranties, the Acquisition Vehicle Warranties, the Founder Warranties, the Merger Sub Warranties and the Acquisition Agreement Warranties (collectively, the “Investee Warranties”). Save as expressly otherwise provided, each of the Investee Warranties shall be separate and independent and shall not be limited by reference to any other Investee Warranty or part thereof.

6.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants to each Investee, severally and not jointly, that:

6.1        Status. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

6.2        Power and Authority. Such Investor has the requisite power and authority and has secured all permits, licenses, consents or registrations from competent government authorities in accordance with applicable law that are required to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder.

6.3        Enforceability. All action on the part of each Investor necessary for the authorization, execution and delivery of each of the Transaction Documents to which it is a party, the performance of all obligations by it under each of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions has been taken or, to the extent expressly specified in this Agreement or any Transaction Document, will be taken prior to the Closing. This Agreement and each of the Ancillary Agreements to which an Investor is a party executed and delivered by such Investor in connection herewith, when executed and delivered in accordance herewith or therewith, has been or will be duly executed and delivered by such Investor, and constitutes or will constitute legal, valid and binding obligations of such Investor, enforceable in accordance with their respective terms, except that enforcement hereof and thereof may be limited by: (a) bankruptcy, insolvency, fraudulent transfer, reorganization and moratorium laws and by other similar laws of general applicability relating to or affecting the rights of creditors; or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies or general equity principles.

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6.4        No Conflicts, Etc. The execution, delivery and performance by such Investor of this Agreement and each of the Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions, do not and will not: (a) conflict with, contravene, or result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both) under, or (b) result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of such Investor under, in each case, (i) any Law applicable to such Investor or any of its properties or assets, (ii) any provision of any of the organizational documents of such Investor, or (iii) any contract, agreement or other instrument to which such Investor is a party or by which its properties or assets may be bound.

6.5        Exchange for their own Account. The Shares received by the Investors, if any, will be acquired for investment purposes for the Investors’ own account or the account of one or more of the Investors’ Affiliates, not as a nominee or agent, with the present intention of holding such shares for purposes of investment and not with a current view to the resale or distribution of any party thereof, and the Investors do not have any present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that it has not been organized for the purpose of acquiring the Shares, and it does not have any Contract with any Person to, directly or indirectly, sell, transfer or grant participations, with respect to any of the Shares, and has not solicited any Person for such purpose.

6.6        Non-US Resident. Such Investor is not resident in the United States and is acquiring the Shares in an offshore transaction under Rule 903 of the Securities Act. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in the Acquisition Vehicle, and that such Investor is able to bear the economic risks of an investment in the Shares and can afford a complete loss of such investment.

7.	CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS AT THE CLOSING. The obligations of the Investors at the Closing under Section 2.3 hereof are subject to the fulfillment on or before the Closing of each of the following conditions (unless duly otherwise waived in writing by the Investors):

7.1        Representations and Warranties. The Investee Warranties that are qualified by materiality or Material Adverse Effect shall be true and correct on and as of the Closing Date with the same effect as though such Investee Warranties had been made on and as of the Closing Date, and the Investee Warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such Investee Warranties had been made on and as of the Closing Date.

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7.2        Performance. Each Investee shall have performed and complied in all material respects with all covenants, undertakings, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

7.3        Authorizations. Each Investee shall have obtained all Consents of competent Governmental Authorities set forth on Schedule J for the consummation of all of the transactions contemplated by this Agreement, and all such Consents shall be effective as of the Closing.

7.4        Approval from Acquisition Vehicle. The duly signed resolutions of the board of directors of the Acquisition Vehicle approving and authorizing this Agreement and each of the other Transaction Documents, and the transactions contemplated hereunder and thereunder, shall have been delivered to the Investors.

7.5        Approval from the Company. The Investors shall have received written confirmation from the Acquisition Vehicle confirming that the special committee of the Board and the holders of a majority of the outstanding ordinary shares of the Company have approved the Acquisition.

7.6        Confirmation from the Acquisition Vehicle. The Investors shall have received a written confirmation (in a form and substance reasonably satisfactory to the Investors) from the Acquisition Vehicle confirming that: (i) the Articles of Merger have been filed with the BVI Registry of Companies and attaching the acknowledgment of receipt issued by the BVI Registry of Companies; (ii) the Acquisition Agreement remains in full force and effect and has not been rescinded or repudiated by any party to it; and (iii) the Acquisition Effective Time has occurred.

7.7        Founder’s Contribution. The Founder has made irrevocable wire transfers of the Founder’s Contribution to the Paying Agent, and written confirmation by the Founder that such amount of Founder’s Contribution will be applied towards funding the Acquisition Consideration.

7.8        Proceedings and Documents. All corporate and other proceedings in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received all such counterpart originals or other copies of such documents as it may reasonably request.

7.9        No Litigation. Except as disclosed on the Disclosure Schedules, no action, suit, proceeding, claim or arbitration shall have been instituted or, to the Knowledge of Investees, threatened to be instituted prior to the Closing against any of the Investees and the Group Companies seeking to enjoin, challenge the validity of, or assert any Liability against any of them on account of, any transactions contemplated by this Agreement and any of the other Transaction Documents.

7.10      Compliance Certificate. Each of the Acquisition Vehicle and the Founder shall have delivered to the Investors a certificate, dated the Closing Date and signed by a duly authorized director or officer (or, in the case of the Founder, signed by the Founder), in form and substance reasonably satisfactory to the Investors, certifying that the conditions set forth in this Section 7 have been satisfied as of the Closing Date.

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7.11      No Material Adverse Change. There shall not have occurred on or prior to the Closing any event likely to have a Material Adverse Effect.

7.12      No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated herein will, directly or indirectly (with or without the giving of notice or the lapse of time or both), contravene, or conflict with, or result in a violation of: (a) any applicable Law; (b) any Law that has been published, introduced or otherwise proposed by any Governmental Authority; or (c) any applicable Governmental Approvals.

7.13      Charges Over Shares. The Founder and the Acquisition Vehicle shall have executed and delivered the Deeds of Share Charge (the “Charges Over Shares”), in the form of Exhibit C attached hereto, dated the Closing Date, to charge to the Investors their respective legal and beneficial interests in and to the issued and outstanding equity in each of the Acquisition Vehicle and the Company.

7.14      Paying Agent Agreement. The Investees shall have duly executed and delivered a customary Paying Agent Agreement, in form and substance reasonably acceptable to each of the Investees and Investors.

7.15      Opinion of BVI Counsel. The Investors shall have received from Appleby, the BVI counsel to the Acquisition Vehicle, a legal opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

7.16      Opinion of PRC Counsel. The Investors shall have received from Jingtian & Gongcheng Attorneys at Law, the PRC counsel to the Acquisition Vehicle, a legal opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

8.	COVENANTS BY THE INVESTEES. Each Investee hereby agrees and covenants that it shall take all action reasonably necessary to effect the covenants set forth in this Section 8.

8.1        Advice of Changes. Until the earlier of (x) Exchangeable Notes are either fully repaid or exchanged; or (y) the Payment Date, the Acquisition Vehicle shall promptly advise the Investors in writing of: (a) any breach of any covenant or obligation of such Person pursuant to this Agreement or any of the other Transaction Documents such that the condition set forth in Section 7.2 would not be satisfied; (b) any Material Adverse Effect; (c) any change, event, circumstance, condition or effect with respect to itself that could reasonably be expected to result in a Material Adverse Effect or cause any of the conditions set forth in Section 7 not to be satisfied.

8.2        Best Efforts. Each Investee shall use its reasonable best efforts to cause the conditions to Closing specified in Section 7 to be satisfied in full as soon as possible after the date hereof, but in any event, before the Long-Stop Date.

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8.3        Restrictions on Transfer of Equity Securities and Issue of New Equity Securities. Prior to the Closing, without the Investors’ prior written consent, no Party may sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, directly or indirectly, all or any part of any interest in the Equity Securities of or any other indirect interest in the Acquisition Vehicle or the Merger Sub, as the case may be, now or hereafter owned or held by such Person, other than as otherwise contemplated by this Agreement, the Acquisition Agreement or as set forth on Schedule K.

8.4        No Indebtedness to the Acquisition Vehicle by Shareholders or Corporate Officers. Prior to the Closing, the Acquisition Vehicle or Merger Sub shall not enter into any contract or other arrangement that would result in any Indebtedness due to Acquisition Vehicle and Merger Sub from any shareholder, corporate officer or board member of the Group Companies, except with the written consent of the Investors.

8.5        Delisting. The Acquisition Vehicle shall ensure that the Delisting occurs within one hundred (100) days after the Acquisition Effective Time.

8.6        Certificate of Merger. The Acquisition Vehicle shall provide a certified copy of the Certificate of Merger within fifteen (15) Business Days after the Closing.

8.7        Investors’ Rights Agreement. At or prior to the Closing, the Investees and as procured by the Investees, the Rollover Shareholders and the Company shall duly execute and deliver a customary Investors’ Rights Agreement (the “Investors’ Rights Agreement”), which shall contain material rights and obligations of the parties and be in form and substance reasonably acceptable to each of the Investees and Investors.

9.	CONFIDENTIALITY.

9.1        Disclosure of Terms. The terms and conditions of this Agreement and the Transaction Documents, as well as all other non-public information provided by one Party to another Party hereunder (collectively, the “Confidential Information”), including its or their existence, shall be considered confidential information and shall not be disclosed by the Party receiving such information from another Party, except as permitted in accordance with the provisions set forth below in this Section 9.

9.2        Permitted Disclosures by Acquisition Vehicle. Notwithstanding the foregoing, the Acquisition Vehicle may, after the Closing or the Exchange, disclose the existence of the investment and the identity of the Investors solely to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case, only where such Persons are under appropriate non-disclosure obligations substantially similar to those set forth in this Section 9.

9.3        Permitted Disclosures by the Investors. Notwithstanding the foregoing and subject to any restriction contemplated in relation to a Qualified IPO, the Investors shall be entitled to disclose their respective investments in the Acquisition Vehicle or the Company solely to its employees, bankers, lenders, co-investors, accountants and attorneys, in each case, only where such Persons are under appropriate non-disclosure obligations to the Acquisition Vehicle substantially similar to those set forth in this Section 9.

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9.4        Legally Required Disclosure. In the event that any Party is requested by Governmental Authorities or becomes legally required (including without limitation, pursuant to securities laws and regulations) to disclose, under applicable Laws, any Confidential Information in contravention of the provisions of this Section 9, such Party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required to be disclosed and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

9.5        Press Releases, Etc. Except as permitted by this Section 9, no press release or public announcements regarding the Investors’ investment in the Acquisition Vehicle or the Company as contemplated in this Agreement may be made in any press conference, professional or trade publication, marketing materials or otherwise to the general public without the prior written consent of the Investors.

9.6        Other Information. The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate non-disclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby.

9.7        Notices. All notices required under this Section 9 shall be made pursuant to Section 12.8 hereof.

10.	GUARANTEE.

10.1      Guarantee by the Guarantor of the Acquisition Vehicle’s Obligations. In consideration of the entry by the Investors into this Agreement and the making of the Tranche B Exchangeable Notes, the Guarantor, as principal obligator, hereby unconditionally and irrevocably guarantees to the Investors and their successors, endorsees and assigns the due and punctual payment of the Principal Amount of the Tranche B Exchangeable Notes and the interest accrued thereon when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration upon the occurrence of the Event of Default, by call for repayment or otherwise, and the due and punctual performance and observance by the Acquisition Vehicle of all of its obligations, agreements, covenants, commitments and undertakings under or pursuant to this Agreement (the “Guaranteed Obligations”) and agree to indemnify the Investors against all Losses which the Investors may suffer through or arising from any breach of the Guaranteed Obligations. This Guarantee is given for the benefit of the Investors and their successors and assigns and shall be binding on the Guarantor and his successors, executors, and administrators.

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10.2      Irrevocable and Continuity. The Guarantee is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any assumption of the Guaranteed Obligations by any other Person.

10.3      Guarantee Unconditional. The Guarantee set out in this Section 10 is in no way conditional upon any requirement that the Investors first attempt to collect or enforce any of the Guaranteed Obligations from or against the Acquisition Vehicle.

10.4      Primary Obligations. The Guarantor hereunder acknowledges and agrees that his obligations hereunder are primary and not secondary obligations pursuant to the terms of this Guarantee. The Guarantor hereby agrees to pay promptly to the Investors and perform promptly for the Investors on demand all of the Guaranteed Obligations whenever and to the extent the Acquisition Vehicle fails to pay and perform them punctually when due. The Guarantor hereby waives all special suretyship defenses and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted by the Investor and, generally, all demands and notices of every kind in connection with this Section 10 and the Guaranteed Obligations, and which such Guarantor may otherwise assert against the Investors.

10.5      Effectiveness. This Section 10 shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or performance of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Investors upon the insolvency, bankruptcy or reorganization of Acquisition Vehicle or otherwise. In the event that collection efforts are required, the Guarantor agrees to pay to the Investors all attorney’s fees and other costs and expenses that the Investors reasonably incur in the collection of the Guaranteed Obligations from the Guarantor.

10.6      Liability. The liability of the Guarantor under this Section 10 shall not be released or diminished by any variation of the terms of the Guaranteed Obligations, or any forbearance, neglect, waiver or delay in seeking performance of the Guaranteed Obligations or any granting of time for such performance or any other fact or circumstance other than a specific written waiver by the Investors.

10.7      Indemnity. The Guarantor agrees to indemnify and hold harmless the Investors from and against any and all Losses of any nature whatsoever occasioned by any act or default by the Acquisition Vehicle pursuant to the provisions of this Agreement or under any documents or instruments executed or delivered pursuant thereto or by any failure on the part of the Acquisition Vehicle to observe and perform any or all of its covenants, undertakings and obligations pursuant to the provisions of this Agreement or any documents or instruments executed or delivered in furtherance thereof or pursuant thereto.

10.8      Primary Liability of Guarantor. The obligations of the Guarantor hereunder are, to the extent permitted by applicable laws, and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Guarantor hereunder shall be recoverable from the Guarantor as principal debtor in respect thereof.

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10.9      Obligations Continuing.

(a)          The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Guaranteed Obligations have been paid and satisfied in full.

(b)          Without prejudice to or in any way limiting or lessening the Guarantor’s liability and without obtaining the consent of or giving notice to the Guarantor, the Investors may grant time, extensions, indulgences, releases and discharges, and accept compositions from, or otherwise deal with the Acquisition Vehicle, the Merger Sub and the Guarantor, as the Investors may see fit.

10.10    Obligations Not Affected. The obligations of the Guarantor hereunder shall, to the extent permitted by applicable laws, be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement or any other document related hereto, and shall not be released, affected or reduced by any act, omission, default matter or thing whatsoever, occurring before, upon or after demand for payment hereunder (and whether or not known to the Guarantor, the Acquisition Vehicle or the Investors) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of his obligations hereunder or otherwise affect such obligations, including without limitation:

(a)          any limitation of status or power, disability, incapacity or other circumstances relating to Acquisition Vehicle;

(b)          any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Acquisition Vehicle to the Investors;

(c)          the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any security, guarantee, rights or remedies from or against the Acquisition Vehicle or its assets or the release or discharge or failure to renew any such security, guarantee, rights or remedies;

(d)          the granting of time, extensions, renewals, compromises, concessions, waivers and other indulgences to the Acquisition Vehicle;

(e)          any amendment or supplement to or other variation of the Guaranteed Obligations or other obligations of the Acquisition Vehicle to the Investors;

(f)          any change in the control, business, assets, capital structure or constitution of the Acquisition Vehicle or the Guarantor or any merger or amalgamation of the Acquisition Vehicle;

(g)          the winding up, insolvency, bankruptcy or liquidation of the Acquisition Vehicle or the Guarantor;

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(h)          any disability or any other defense of the Acquisition Vehicle or any other Person and any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise; or

(i)          any omission, in whole or in part, by the Investors to prove their claim or interest in any winding up, insolvency, bankruptcy or liquidation of the assets of the Acquisition Vehicle or the Guarantor.

10.11    Postponement. All indebtedness and liability of the Acquisition Vehicle to the Guarantor, present or future, actual or contingent, is hereby postponed to the payment in full of the Guaranteed Obligations. Any payments or proceeds which are received by the Guarantor on account of any indebtedness or liability of the Acquisition Vehicle to the Guarantor shall be received by the Guarantor in trust for the Investors and shall be held in trust by the Guarantor and forthwith, upon demand, paid to the Investors to be applied on account of the Guaranteed Obligations.

10.12    No Withholding or Deduction. Any amount payable by the Guarantor shall be paid in full on demand without any deduction or withholding whatsoever (whether in respect of set-off, counterclaim, duties, charges, taxes or otherwise).

10.13    Claims by Guarantor. The Guarantor represents to and undertakes with the Investors that he has not taken and will not take any security in respect of his liability under this Guarantee from the Acquisition Vehicle. So long as any of the Guaranteed Obligations remain unpaid or undischarged, the Guarantor hereby waives (but only with respect to the Investors and not as to any other Persons) all rights to subrogation arising out of any payment by the Guarantor under this Section 10 and shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against the Acquisition Vehicle or claim in the insolvency or liquidation of the Acquisition Vehicle in competition with the Investors. If the Guarantor receives any payment or benefit in breach of this Section 10, it shall hold the same upon trust for the Investors as a continuing security for the Guaranteed Obligations.

10.14    Default. In the event the Guarantor or the Acquisition Vehicle defaults for any reason in the performance of the Guaranteed Obligations, the Guarantor shall forthwith upon demand unconditionally perform (or use his reasonable best efforts to procure performance of) and satisfy (or use his reasonable best efforts to procure the satisfaction of) the Guaranteed Obligations in regard of which such default has been made in accordance with this Agreement and so that the Investors receive the same benefits as they would have received if the Guaranteed Obligations had been duly performed and satisfied by the Guarantor and the Acquisition Vehicle.

11.	TERMINATION.

11.1      Termination. Notwithstanding anything in this Agreement to the contrary and without prejudice to the termination provisions set out in each of the other Transaction Documents, this Agreement and the transactions contemplated hereby may, by written notice given at any time prior to the Closing, be terminated:

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(a)          by the Investors and the Investees, upon their mutual written consent;

(b)          by the Investors or the Acquisition Vehicle pursuant to Section 2.4 hereof;

(c)          by the Investors, if a material breach of any provision of this Agreement has been committed by any of the Investees and such breach (i) would result in the failure of the conditions to Closing set forth in Section 7 or (ii) cannot be cured by the Long-Stop Date, in which case, the Investees are required to pay to the Investors break costs of US$5,000,000 within five (5) Business Days of demand by the Investors;

(d)          by the Investees, if a material breach of any provision of this Agreement has been committed by any of the Investors and such breach cannot be cured by the Long-Stop Date, in which case, each of the Investors are required to pay to the Investees their respective attributable amounts of the break costs of US$5,000,000 pro-rata to their respective portions of the Principal Amount within five (5) Business Days of demand by the Investees; or

(e)          by either the Investors or the Investees, if any Governmental Authority shall have issued, enacted, entered, promulgated or enforced any judgment, order, injunction rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the consummation of any material transactions contemplated herein and such judgment, order, injunction rule or decree or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(e) shall not be available to any Party that has failed to fully comply with its obligations hereunder in any manner that shall have proximately contributed to the occurrence of such judgment, order, injunction rule or decree or other action.

11.2      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1 hereof, this Agreement (other than Section 10, this Section 11 (Confidentiality), Section 12.3 (Indemnity), Section 12.5 (Governing Law), Section 12.8 (Notices), Section 12.9 (Finder’s Fee), Section 12.10 (Transaction Costs), and Section 12.14 (Dispute Resolution) hereof, which shall remain in full force and effect) shall forthwith become null and void and no Party hereto (or any of their respective representatives or shareholders) shall have any Liability to any other Party hereto, except as provided in this Section 11.2. The Parties hereby agree that in the event this Agreement is terminated in accordance with Section 11.1(c) or Section 11.1(d), by the Investors or the Acquisition Vehicle, as applicable, the right to receive the payment of break costs by the Investors or the Acquisition Vehicle, as applicable, shall be the sole and exclusive remedy of such party with respect to this Agreement and the transactions contemplated hereby.

12.	MISCELLANEOUS.

12.1      Survival. The representations, warranties and covenants of the Investees and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement; provided, however, that all claims with respect to the representations and warranties set forth herein must be asserted prior to the second anniversary of the Closing Date (the “Survival Date”).

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12.2      Availability of Legal Advice. The Parties acknowledge that each Party has had the opportunity to have the advice of their respective counsel. No interpretation should be made against the drafter of this Agreement or any of the other Transaction Documents.

12.3      Indemnity.

(a)          Indemnity. The Investees, jointly and severally, agree to indemnify, defend and hold harmless the Investors, and, if applicable, their respective directors, officers, shareholders, partners, employees, attorneys, accountants, financial advisors, agents and their respective successors and assigns (each, an “Indemnitee”), against any and all Indemnifiable Losses to such Indemnitee (whether or not involving a third-party claim), directly or indirectly based on, arising out of, resulting from, relating to, or in connection with:

(i)        any material breach of or inaccuracy in any of the Investee Warranties made by any of the Investees in this Agreement or any other representation or warranty made by an Investee in any certificate or document delivered pursuant to this Agreement, other than those, if any, that have been waived in writing by the Investors;

(ii)       any material breach or violation of or failure to materially perform any covenant, agreement, undertaking or obligation of any of the Investees set forth in this Agreement or any other Transaction Documents, other than those, if any, that have been waived in writing by the Investors; or

(iii)      any claim by any Governmental Authority in connection with Taxes or Tax Benefits of any Group Company.

(b)          For purposes of this Section, “Indemnifiable Loss” means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, obligation, penalty or settlement of any kind or nature, whether direct or indirect, including, but not limited to: (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee; and (ii) any Taxes that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder.

(c)          Notwithstanding the foregoing, under no circumstance shall the Investees be liable for any Indemnifiable Losses in the aggregate that exceeds the Principal Amount together with all interest accrued thereon; provided, however, that the preceding limitations in this Section 12.3(c) hereof shall not apply to Indemnifiable Losses with respect to breaches of those representations and warranties related to (A) Corporate Status; (B) Power and Authority; Authorization; (C) Enforceability; (D) Title; Liens; and (E) Tax Matters.

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(d)          Any indemnification claim brought by any Indemnitee against the Investees shall be made by delivery of a written notice thereof prior to the Survival Date (the “Claim Notice”). Such Claim Notice shall set forth in reasonable detail the basis of the claim. In case of a claim brought by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement with respect to which the Indemnitee provides a Claim Notice, the Investees shall be entitled to participate therein and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee and shall pay as incurred all the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnitee shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Investees shall pay, as incurred, the fees and expenses of the counsel retained by the Indemnitee in the event (i) the Indemnitee and the Investees shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding include both the Indemnitee Party and Investees and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

(e)          All sums payable under this Section 12.3 shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any Tax or other deductions or withholdings of any nature. If Investees making the indemnification payment are required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Investees shall, together with such payment, pay such additional amount as will ensure that the Indemnitee receives (free and clear of any Tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. In such a case, the Investees shall promptly forward to the Indemnitee copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant Tax authority.

(f)          To the extent that the Investors have actual Knowledge of a fact or condition that would result in a breach of an Investee Warranty as of the execution date of this Agreement and the Investors nevertheless execute this Agreement, the Investors shall have no right to later make an indemnification or other claim based on such breach. If, subsequent to execution and delivery of this Agreement, the Investors become aware of a fact or condition that arises after the date hereof and that would result in an Investee Warranty being untrue as of the Closing Date, then the Investor shall as soon as reasonably practicable notify the Investees in writing of the same. If, after the Closing Date, the Investors become aware that an Investee Warranty was not true when made by the Investees with respect to such Investee Warranty will materially and adversely affect the Investors’ interest and the occurrence of such disclosed event or matter is caused, directly or indirectly, by the willful and intentional acts of any of the Investees or their Affiliates, then the Investors shall retain the right to bring a claim against the Investees or their Affiliates in accordance with Section 12.3.

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12.4      Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations herein, may be assigned following the Closing by each Investor to any other person in the Investor’s sole discretion. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. For avoidance of doubt, upon the transfer of all or part of the Note Amount to any future noteholder(s) by the Investors, such future noteholder(s) shall enjoy the rights and benefits to which the Investors are entitled in respect of such Note Amount as if the future noteholder(s) were Party(ies) to this Agreement.

12.5      Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong.

12.6      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts transmitted by facsimile shall be deemed to be originals.

12.7      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.8      Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as set forth on the signature pages herein (or at such other address as such Party may designate by 15 days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

12.9      Finder’s Fee. Except as set forth in the Disclosure Schedules, each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the Contemplated Transactions.

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12.10    Transaction Costs.

(a)          After the Closing is consummated, the Acquisition Vehicle shall reimburse the Investors for all reasonable costs and expenses incurred by the Investors in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, (a) all costs and expenses incurred in connection with the Investors’ due diligence (financial, legal, accounting or otherwise) review of the Company, BVI I, BVI II, the WFOE, the PRC Subsidiaries, the Acquisition Vehicle and the Founder, (b) all costs and expenses of any outside legal counsel or other advisor in connection with the Contemplated Transactions, and (c) all costs and expenses of any “big four” international accounting firm in its audit review or other financial or accounting due diligence review of the Company, BVI I, BVI II, the WFOE, the PRC Subsidiaries, the Acquisition Vehicle and the Founder (collectively, the “Transaction Costs”); provided, that the Acquisition Vehicle shall not be liable to reimburse the Investors for any Transaction Costs in excess of US$160,000.

(b)          In the event that any dispute among the Parties to this Agreement should result in litigation, arbitration or any other form of dispute settlement, the prevailing part(ies) in such dispute shall be entitled to recover from the losing part(ies) all fees, costs and expenses of enforcing any right of such prevailing part(ies) under or with respect to this Agreement, including, without limitation, such reasonable fees, expenses and disbursements of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

12.11    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the duly authorized written consent of: (a) the Investors; (b) the Acquisition Vehicle; and (c) the Founder. Any amendment or waiver effected in accordance with this Section 12.11 shall be binding on all Parties, including all their permitted assigns and transferees.

12.12    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

12.13    Entire Agreement. This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties hereto with respect to the subject matters hereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided, however, that nothing in this Agreement or any Ancillary Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and non-disclosure agreements executed by the Parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

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12.14    Dispute Resolution.

(a)          Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof (each, a “Dispute”), shall be resolved through consultation. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such written request is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of a Party with written notice to the other Parties.

(b)          The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. Each of the following: (i) the claimant to the Dispute, or in the case of more than one claimant, all such claimants acting collectively (the “Claimant”), and (ii) the respondent to the Dispute, or in the case of more than one respondent, all such respondents acting collectively (the “Respondent”), shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Claimant and the Respondent shall jointly select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any Party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)          The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 12.14, including the provisions concerning the appointment of arbitrators, the provisions of this Section 12.14 shall prevail.

(d)          The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

(e)          In making their award, the arbitrators shall have the right to award attorney’s fees and other costs and expenses. Each Party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party and the provisions in this Section 12.14. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award. The Parties shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitration award made by the tribunal. Subject to the provisions in this Section 12.14, a Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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(f)          The Parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of the PRC or the United States. The Parties further expressly waive their right to any form of recourse from or against such arbitral proceedings or arbitral award to any judicial authority. Notwithstanding the foregoing, the Parties may seek to enforce such arbitral award under relevant Hong Kong laws and convention. The arbitral tribunal shall not be authorized to take or provide, and none of the Parties shall be authorized to seek from any judicial authority, any interim measures of protection or pre-award relief against the Investors, any provisions of the HKIAC Arbitration Rules notwithstanding.

(g)          For the purposes of any court proceedings in accordance with or relating to the provisions of this Section 12.14, each Party hereby irrevocably submits to the non-exclusive jurisdiction of any courts of competent jurisdiction. Each Party hereby irrevocably consents to the service of process or any other legal summons out of such courts in respect of any such proceedings by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each Party covenants and agrees that, so long as it has any obligations under this Agreement or any Ancillary Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in Hong Kong for purposes of any such proceedings brought by any other Party and shall keep each other Party advised of the identity and location of such agent.

(h)          To the extent that each Party may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any Ancillary Agreement from any suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether claimed or not) may be attributed to it or its assets, such Party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

(i)          To the extent that each Party may, in any proceeding brought pursuant to this Section 12.14 arising out of or in connection with this Agreement or any Ancillary Agreement, or the breach, termination or invalidity hereof or thereof, be entitled to the benefit of any provision requiring any Party in such suit, action or proceeding to post security for the costs of such Party or Parties, or to post a bond or to take similar action, each such Party hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under applicable Laws.

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(j)          Each of the Parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other Party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the Parties hereto agrees that in the event of any such breach the aggrieved Party shall be entitled to the remedy of specific performance, or its equivalent in the jurisdiction that specific performance is not available, of such covenants and agreements, and injunctive and other equitable relief, or their respective equivalent in the jurisdiction that such injunctive and other equitable relief is not available, in addition to any other remedy to which it may be entitled, at law or in equity.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

CSOF FinTech	CSOF FinTech Limited

	By	/s/ Kiril Ip

Name: Kiril Ip
Title: Director

Address: 46/F Far East Finance Centre
16 Harcourt Road Hong Kong
Fax: (852) 2520-5125

Attention: Mr. Kiril Ip

Witness:

/s/ Leslie Fung

Name: Leslie Fung

CEL FinTech Limited	CEL FinTech Limited

	By	/s/ Kiril Ip

Name: Kiril Ip
Title: Authorized Signatory

Address: 46/F Far East Finance Centre
16 Harcourt Road Hong Kong
Fax: (852) 2520-5125

Attention: Mr. Kiril Ip

Witness:

/s/ Leslie Fung

Name: Leslie Fung

Executed as a Deed and Delivered by HONG Weidong 洪卫东

By	/s/ Hong Weidong

Address:	F9 Tower D, Beijing Global Trade
Center, 36 North Third Ring
Road East, Dongcheng District,
Beijing PRC

Fax: +86 10 5913 7800

Witness:

/s/ Nannan Lu

Name: Nannan Lu

Acquisition Vehicle	New Sihitech Limited

	By	/s/ Hong Weidong

Name: Hong Weidong
Title: Director

Address: F9 TOWER D, BEIJING GLOBAL TRADE
Center, 36 North Third Ring
Road East, Dongcheng District,
Beijing PRC

Fax: +86 10 5913 7800

Attention: Weidong Hong

Witness:

/s/ Nannan Lu

Name: Nannon Lu

Schedule A

DETAILS OF EXCHANGABLE NOTES AND SHARES

Closing of the Exchangeable Notes

Shareholder	Principal Amount and Percentage to the Tranche A Exchangeable Notes	Principal Amount and Percentage to the Tranche B Exchangeable Notes
CSOF FinTech	US$ 20,226,000 (67.42%)	US$ 12,135,600 (67.42%)
CEL FinTech	US$ 9,774,000 (32.58%)	US$ 5,864,400 (32.58%)
Total	US$ 30,000,000 (100%)	US$ 18,000,000 (100%)

Schedule A - 1

Schedule B

COMPANY WARRANTIES

1.	CORPORATE STATUS.

A.	The Company is duly organized and validly existing and in good standing as an exempted company under the laws of the British Virgin Islands.

B.	The Company has the requisite corporate power and authority necessary to own, lease and operate the assets and properties it now owns, leases and operates, and to carry on its business as now conducted.

C.	The Company is permitted by the laws of British Virgin Islands to carry on business outside the British Virgin Islands.

D.	The Company has made available to the Investors a true and complete copy of its Memorandum and Articles as at the date hereof.

2.	POWER AND AUTHORITY; AUTHORIZATION.

A.	The Company has the requisite corporate power and authority to execute and deliver those of the Transaction Documents to which it is a party and to perform its obligations under each of the Transaction Documents to be performed by it.

B.	The execution and delivery of the Transaction Documents, the performance by the Company of its obligations thereunder, and the consummation by it of the Contemplated Transactions have been, or will be at the time of execution and delivery, duly authorized by all requisite corporate action(s) of the Company.

3.	ENFORCEABILITY. Assuming due authorization, execution and delivery by each other party thereto, each of the Transaction Documents to which the Company is a party when so executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that enforcement thereof may be limited by (i) bankruptcy laws and insolvency laws and by other laws affecting the rights of creditors or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.	NON-CONTRAVENTION. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions by the Company do not and will not (a) materially conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both) of the terms of any Contract to which the Company is a party; or (b) result in the creation of any Lien (or any obligation to create any Lien) upon any of the material properties or assets of the Company other than those Liens as contemplated in the Transaction Documents; or (c) result in a material violation of (x) any Law applicable to the Company, or (y) the organizational documents of the Company.

Schedule B - 1

5.	CAPITALIZATION.

A.	As of the date hereof, the Company is authorized to issue (i) 60,000,000 ordinary shares, no par value per share, of which, as of the date hereof, 20,022,029 ordinary shares are outstanding, and (ii) 1,000,000 preferred shares, no par value per share, of which, none are outstanding.

B.	There are no preemptive rights or similar rights on the part of any shareholder of the Company with respect to the share capital of the Company except as provided in the Transaction Documents.

C.	Assuming consummation of the Acquisition, except for the Acquisition Agreement, this Agreement and the other Transaction Documents, there is no agreement, arrangement or obligation of any kind (and no authorization therefore has been given) obligating the Company or any other Person:

i.	to issue or sell, or cause to be issued or sold, any Equity Security of the Company; or

ii.	to repurchase, redeem or otherwise acquire any outstanding Equity Security of the Company.

6.	SHARE OPTION PLAN. Except for any employee share option plan contemplated by the Transaction Documents and the Company’s Performance Equity Plan adopted by the shareholders of the Company on November 24, 2006, the Company does not have any Share Option Scheme.

7.	INVESTMENTS AND SUBSIDIARIES. As of the date of this Agreement, except for the WFOE, BVI I, BVI II and the PRC Subsidiaries which are directly or indirectly owned by the Company, the Company has no other subsidiaries and the Company does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other Person. Other than as contemplated in the Acquisition Agreement and the Transaction Documents, there is no agreement, arrangement or obligation of any kind (and no authorization therefor has been given) obligating the Company to purchase or acquire the ownership of any Equity Securities of any Person or to make investments in any Person.

8.	NO LIABILITIES. The Company does not have any Liability (or is a guarantor or otherwise contingently liable for any Indebtedness) except for such Liabilities incurred in the ordinary course of business and consistent with past practices and with respect to the Exchangeable Notes or as otherwise agreed pursuant to, or arising under, this Agreement and any other Transaction Documents.

9.	BOOKS AND RECORDS. All accounts, ledgers, material files, books and records relating to the business, operations, conditions (financial or other), and results of operations, and assets and properties set forth in the financial statements of the Company (collectively, the “Books and Records”) are true, correct, complete and current in all material respects; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and such Books and Records have been maintained in accordance with relevant legal requirements, including the maintenance of an adequate system of internal controls. The minute books of the Company contain complete and accurate records, in all material respects, of all meetings of and corporate actions or written consents by its shareholders and the Board of Directors since the Company’s date of incorporation.

Schedule B - 2

10.	TAX MATTERS. The Company has timely filed all Tax Returns required pursuant to applicable law to be filed with any Tax Authority, all such Tax Returns are accurate, complete and correct in all material respects, and the Company has timely paid all Taxes shown to be due on such Tax Returns. The Company has not made any elections pursuant to any applicable Tax laws, rules and regulations that would have a Material Adverse Effect. Since its date of incorporation, the Company has not incurred any Taxes, assessments or governmental charges other than in the ordinary course of business or in connection with the Acquisition, and it has made adequate provisions on its books of account for all actual and contingent Taxes with respect to its consolidated business, properties and operations for such period.

11.	TITLE; LIENS.

A.	The Company has good and marketable title to all the material properties and assets, whether real, personal or mixed and whether tangible or intangible, reflected as owned in the Books and Records of the Company, subject to immaterial liens and impairments and subject to the superior rights of lessors of any such properties and assets. With respect to the material property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of any Liens other than those of the lessors of such property or assets and immaterial liens and impairments. The Company owns or leases all material properties and assets reasonably necessary to conduct its business and operations as presently conducted.

B.	All material properties and assets reflected in the Books and Records of the Company are free and clear of all encumbrances (except those that arise in the ordinary course of business which do not materially impair the Company’s ownership or use of such property or assets).

12.	CONTRACTS. Other than the Acquisition Agreement and the Transaction Documents, and other than in connection with the Acquisition, the Company is not a party to any Contracts that involve obligations (contingent or otherwise) of, or payments to, the Company in excess of US$750,000.

13.	LITIGATION. There is no material action, suit or proceeding by any Person pending or, to the Knowledge of the Company, threatened, against the Company or any of its directors or officers in connection with the Company or its business, before any Governmental Authority.

14.	BROKER. Except as disclosed in the Acquisition Agreement, the Company does not have any contract with any broker, finder or similar agent for any broker or finder fees with respect to the transactions contemplated by any of the Transaction Documents.

Schedule B - 3

15.	COMPLIANCE WITH LAWS.

A.	The Company is in material compliance with all applicable Laws.

B.	No event has occurred or circumstance exists that (with or without notice or lapse of time): (i) may constitute or result in a material violation by the Company of, or a material failure on the part thereof to comply with, any applicable Law; or (ii) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature. Except as set forth in Section 4 of the Company Disclosure Schedule and to the Knowledge of the Company, it has not received any notice or other communication (whether oral or written) from any Governmental Authority regarding: (x) any actual, alleged, possible or potential material violation of, or material failure to comply with, any applicable Law, which has not been cured; or (y) any actual, alleged, possible or potential material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

C.	None of the Company or, to the Knowledge of the Company any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of the Company, has offered, paid, promised to pay, or authorized the payment of any money, or offered, given a promise to give, or authorized the giving of anything of value, to any Governmental Official, to any political party or official thereof or to any candidate for political office (or to any Person where the Company or any director, officer, agent, employee or other Person thereof knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, political party, party official or candidate for political office) for the purposes of:

i.	(x) influencing any act or decision of such Governmental Official, political party, party official or candidate in his or its official capacity; (y) inducing such Governmental Official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such Governmental Official, political party, party official or candidate; or (z) securing any improper advantage; or

ii.	inducing such Governmental Official, political party, party official or candidate to use his or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to assist the Company in obtaining or retaining business for or with, or directing business to, the Company, except insofar as the payment, gift, offer or promise was lawful under the Law of the country in which the Governmental Official, political party, party official or candidate for political office serves in such capacity.

Schedule B - 4

16.	AFFILIATE TRANSACTIONS. All Contracts (other than the Transaction Documents and the transactions contemplated herein and therein) that are in force on the date hereof, to or by which the Company or any of its subsidiaries, on the one hand, and any Related Party, on the other hand, are or have been a party or otherwise bound or affected, were on terms and conditions as favorable to the Company or such subsidiary, as the case may be, as would have been obtainable by it at the time in a comparable arm’s-length commercial transaction with an unrelated party.

17.	GOVERNMENTAL APPROVALS. The Company has all material Governmental Approvals necessary to permit the Company to lawfully conduct and operate its business in the manner in which the Company currently conducts and operates such business and to permit the Company to own and use the assets used in the operation of its business in the manner in which the Company currently owns and uses such assets.

18.	SECURITIES REGULATIONS. Assuming the accuracy of the representations of the Investors set forth in this Agreement, no registration under the Securities Act is required for the offer and issuance of the Exchangeable Notes by the Acquisition Vehicle to the Investors as contemplated in this Agreement.

19.	EXCLUSIVITY. Except as contemplated or permitted by the Acquisition Agreement and the Transaction Documents, neither the Company nor, to the Knowledge of the Company, any officer, director or employee thereof is, directly or indirectly, initiating, soliciting, or knowingly encouraging any inquiries or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, any Acquisition Proposal (as such term is defined in the Acquisition Agreement).

Schedule B - 5

Schedule C

WFOE WARRANTIES

1.	CORPORATE STATUS.

A.	Each of the WFOE and PRC Subsidiaries (collectively the “PRC Companies”) is duly incorporated, registered and validly existing under the laws of the PRC.

B.	Each of the PRC Companies has the requisite corporate power and authority necessary to own, lease and operate the assets and properties it now owns, leases and operates, and to carry on its business as now conducted. There has been no resolution, petition or order for the winding up or dissolution of the PRC Companies or any official action or public announcement in respect of the revocation of the business licenses of the PRC Companies, and there is no event which might render such business license liable to be revoked by the SAIC or any other competent Governmental Authority. The authorized business scope of the PRC Companies, as set forth in their respective articles of association, and as approved by the relevant Governmental Authorities, permits the PRC Companies to conduct their business as presently conducted.

C.	Each of PRC Companies is duly qualified or licensed to conduct business within the scope as stipulated in their respective business licenses in the PRC and is in good standing in the PRC and does not engage in business operations in any other jurisdiction.

2.	CAPITALIZATION.

A.	The registered capital of the WFOE is US$40,000,000.

B.	The registered capital of each of the PRC Companies has been timely contributed according to the relevant provisions of the respective articles of association of the PRC Companies, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the relevant Governmental Authority. BVI I and BVI II together beneficially own all registered capital of the WFOE. The WFOE is the beneficial and legal owner (directly or indirectly) of the registered capital of the PRC Subsidiaries as set forth in Schedule I. No resolutions of the PRC Companies authorizing the increase of the registered capital of the PRC Subsidiaries have been approved by the boards of directors or legal representatives of the PRC Companies. There are no (i) outstanding options, preemptive rights or other rights relating to the registered capital of the PRC Companies; (ii) outstanding contracts or other agreements with the Acquisition Vehicle, the Company, BVI I, BVI II, the WFOE, the PRC Subsidiaries or any Affiliates or any other Person (other than the Acquisition Agreement and the Transaction Documents), to purchase or otherwise acquire any interest in the registered capital of the PRC Companies; (iii) dividends which have accrued or been declared but are unpaid on the registered capital of the PRC Companies; and (iv) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to the PRC Companies.

Schedule C - 1

3.	SHARE OPTION PLAN. None of the PRC Companies maintains a Share Option Scheme.

4.	INVESTMENTS AND SUBSIDIARIES. Except as set forth in Section 4 of the WFOE Disclosure Schedule, none of the PRC Companies presently owns or controls, directly or indirectly, any interest of any nature in any Person.

5.	UNDISCLOSED LIABILITIES, ETC. None of the PRC Companies has any Liability (or is a guarantor or otherwise contingently liable for any Indebtedness) for an amount in excess of RMB5,000,000 except as incurred in the ordinary course of business and as set forth in Section 5(A) of the WFOE Disclosure Schedule.

6.	ABSENCE OF CHANGES. Except as set forth in Section 6 of the WFOE Disclosure Schedule, since January 1, 2009, each of the PRC Companies has conducted its business in the ordinary course, in substantially the same manner in which it had been previously conducted, and since January 1, 2009, other than in the ordinary course of business:

A.	there has been no resignation or termination of employment of any manager, deputy general manager or other officer or senior management employee of the PRC Companies;

B.	there has been no material labor dispute involving the PRC Companies or any of its respective employees, and none is pending or, to the best Knowledge of the PRC Companies, threatened;

C.	there has been no material change in any compensation arrangement or agreement with any manager, deputy general manager or other officer or senior management employee of the PRC Companies;

D.	there have been no loans or guarantees made by the PRC Companies to or for the benefit of any third party other than the Parties or their respective Affiliates;

E.	there has been no waiver by the PRC Companies of a material right or material debt owing to the PRC Companies;

F.	each of the PRC Companies has not purchased, acquired, sold, assigned, leased, granted a security interest in, pledged, mortgaged, created a lien in, or otherwise transferred a material portion of any material asset, whether tangible or intangible, other than in the ordinary course of business;

G.	there has been no declaration, setting aside or payment or other distribution in respect of any of the registered capital of the PRC Companies, or any direct or indirect redemption, purchase or other acquisition of any such registered capital;

Schedule C - 2

H.	there has been no material damage to, material destruction or material loss of physical property (whether or not covered by insurance) materially affecting the business or operations of the PRC Companies; and

I.	there has been no agreement or commitment by the PRC Companies to do, or otherwise relating to, any of the things described above.

7.	ASSETS AND PROPERTIES.

A.	Except as set forth in Section 7 of the WFOE Disclosure Schedule, each of the PRC Companies has good and marketable title or, each of the PRC Companies holds a valid leasehold interest or valid interest pursuant to a current license, to all of the material properties and assets necessary for the conduct of, or otherwise material to, its business as presently conducted, subject to no Liens other than Permitted Liens.

B.	Each of the PRC Companies has maintained its properties and assets in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible assets are adequate and suitable in all material respects for the purposes for which they are presently being used.

C.	Each of the PRC Companies does not own any real property or land use rights, except the real properties set forth in Section 7(A) of the WFOE Disclosure Schedule (the “Premise Ownership Rights”). Section 7(A) of the WFOE Disclosure Schedule lists all title certificates held with respect to the Premise Ownership Rights. There are no outstanding options, rights of first offer or similar rights to purchase the Premise Ownership Rights. Each of the PRC Companies has not received any notice adversely affecting the Premise Ownership Rights.

D.	The only Leases to which any PRC Company is a party are listed in Section 7(D) of the WFOE Disclosure Schedule, and the Leased Real Property constitutes all of the fee and leasehold interests in real property held by the PRC Companies.

E.	The Leased Real Property is reasonably adequate and suitable for the conduct of the business of the PRC Companies as presently conducted or presently contemplated to be conducted.

F.	Except the non-provision of the relevant title certificates by the purported landlords in respect of two of the Leased Real Properties as set forth in Section 7(D) of the WFOE Disclosure Schedule, (i) each of the Leases to which the PRC Companies is a party is legal, valid, and in full force and effect, and binding on and enforceable against each of the PRC Company which is a party thereto, and to the Knowledge of the PRC Companies, binding on and enforceable against each counterparty thereto; (ii) each of the PRC Companies is not in default, violation or breach under any such Leases; (iii) each of the Leases to which any PRC Company is a party grants the PRC Companies an exclusive right to use and occupy the Leased Real Property demised thereunder; and (iv) each of the PRC Companies has good title to its leasehold estates, subject to no Lien other than Permitted Liens.

Schedule C - 3

8.	CONTRACTS.

A.	Section 8(A) of the WFOE Disclosure Schedule lists all Contracts that are in force on the date hereof to which any PRC Company is a party or by which any of its respective properties or assets may be bound or affected, that (i) require the payment by or to PRC Companies of aggregate amounts in excess of RMB5,000,000; (ii) that have resulted in an obligation for the PRC Companies to pay, or the right for the PRC Companies to receive, aggregate amounts in excess of RMB5,000,000; (iii) that relate to the borrowing of money or extension of credit by the PRC Companies; (iv) that constitutes a partnership, joint venture, distribution, procurement or other similar Contract or arrangement; (v) that is otherwise material to the business, operations, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the PRC Companies; (vi) that imposes material obligations (whether or not monetary) on the PRC Companies; (vii) that is otherwise necessary or advisable for the operation of the PRC Companies (each, a “Major Contract” and, collectively, the “Major Contracts”). Each Major Contract: (a) is legal, valid and in full force and effect, and binding on and enforceable against each of PRC Companies to which is a party thereto, and to the Knowledge of the PRC Companies, binding on and enforceable against each counterparty thereto; and (b) will not cease to be legal, valid, binding, enforceable and in full force and effect on identical terms as a result of the Contemplated Transactions.

B.	None of the PRC Companies is in material breach or material default, and has not repudiated any material provision, of any such Major Contract and, to the Knowledge of the PRC Companies, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under any such agreement.

C.	None of the Contracts to which any PRC Company is a party restricts the right of the PRC Companies to carry on or continue its business in the normal course as currently conducted.

D.	Each of the PRC Companies has not delegated any power or issued any powers of attorney in favor of any Person, other than powers of attorney issued to directors, officers or employees of the PRC Companies for purpose of executing contracts or agreements for and on behalf of the PRC Companies in the ordinary course of business.

9.	INTELLECTUAL PROPERTY.

A.	Each of the PRC Companies owns or possesses sufficient legal rights to all trademarks, service marks, tradenames, copyrights, trade secrets, patents, patent rights (including all patents, patent applications, provisional patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures), licenses, inventions (whether patentable or not), invention disclosures, improvements, technology know-how, show-how, trade secrets, formulas, systems, processes, designs, methodologies, industrial models, databases, graphics, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, proprietary information and documentation relating to any of the foregoing and other proprietary rights (collectively referred to herein as the “Intellectual Property”) that is material to the conduct of its business as conducted as of the date hereof. To the Knowledge of the PRC Companies, no Person is infringing or misappropriating any Intellectual Property owned by the PRC Companies.

Schedule C - 4

B.	To the Knowledge of the PRC Companies, all material licenses under which the PRC Companies is currently using the Intellectual Property owned by third parties (the “Intellectual Property Licenses”) are in full force and effect in accordance with their terms and are free and clear of any Liens. None of the PRC Companies is in material default under any Intellectual Property License, and, to the Knowledge of the PRC Companies, no such default is currently threatened.

C.	Except as would not have a Material Adverse Effect, the conduct of the Company’s business and the use of the Intellectual Property by the PRC Companies does not infringe the rights of any third party in respect of any Intellectual Property nor has any PRC Company received any written communication that a claim or demand has been made, or, to the Knowledge of PRC Companies, threatened to be made to this effect. To the Knowledge of the PRC Companies, no third party has infringed or is infringing on the PRC Companies’ Intellectual Property.

D.	Except for the trademarks of the PRC Companies listed in Section 9 (D) of the WFOE Disclosure Schedule, which trademarks have been registered or are in the process of being registered in the PRC, none of the PRC Companies owns any trademarks.

E.	Except for the copyrights of the PRC Companies listed in Section 9 (E) of the WFOE Disclosure Schedule, none of the PRC Companies is registered by a Government Authority as the owner of any copyright.

F.	None of the PRC Companies is the registered owner of any domain names.

10.	AFFILIATE TRANSACTIONS.

A.	All Contracts (other than the Transaction Documents and the transactions contemplated herein and therein) that are in force on the date hereof, to or by which any PRC Company, on the one hand, and any Related Party, on the other hand, are or have been a party or otherwise bound or affected, are on terms and conditions as favorable to the PRC Companies, as would have been obtainable by it at the time in a comparable arm’s-length transaction with an unrelated party or as would be commercially reasonable considering the context of the negotiation and conclusion of such Contracts or transactions. All material Related Party Contracts are listed in Section 10 (A) of the WFOE Disclosure Schedule.

Schedule C - 5

B.	No Related Party has any direct or indirect ownership in any firm or corporation with which any PRC Company has a business relationship, or any firm or corporation that competes with each of the PRC Companies, except non-controlling interests in shares of publicly traded companies.

11.	RELATED PARTY DEBTS. Other than as set forth in Section 11 of the WFOE Disclosure Schedule, no Related Party is indebted to the PRC Companies, nor is any PRC Company indebted (or committed to make loans or extend or guarantee credit) to any of them.

12.	LITIGATION. There is no action, suit or proceeding by any Person pending or, to the knowledge of the PRC Companies, threatened against the PRC Companies, or any of its directors or officers before any Governmental Authority that is material to the business of the PRC Companies. As of the date hereof, the total amount claimed of all the litigation that is pending or threatened against the PRC Companies, or any of its directors or officers, is not in excess of US$25,000 in the aggregate.

13.	TAX AND OTHERS.

A.	Each of the PRC Companies has obtained all necessary material Governmental Approvals entitling it to, and it is entitled to, as of the date hereof the Tax Breaks.

B.	Each of the PRC Companies has timely filed all Tax Returns required pursuant to applicable law to be filed with any Tax Authority, all such Tax Returns are accurate, complete and correct in all material respects, and each of the PRC Companies has timely paid all Taxes shown to be due on such Tax Returns. Each of the PRC Companies has not made any elections pursuant to any applicable Tax laws, rules and regulations that would have a Material Adverse Effect. Since its date of incorporation, each of the PRC Companies has not incurred any Taxes, assessments or governmental charges other than in the ordinary course of business, and it has made adequate provisions on its books of account for all actual and contingent Taxes with respect to its consolidated business, properties and operations for such period.

C.	Each of the PRC Companies is not the beneficiary of an extension of time within which to file any Tax Return.

D.	There has been no deficiency for Taxes assessed against the PRC Companies by any Taxing Authority and no circumstances exist, to the knowledge of the PRC Companies, to form the basis for such a claim or issue which could be material to the PRC Companies.

E.	Except as set forth in the WFOE Disclosure Schedule and to the best Knowledge of the PRC Companies, each of the PRC Companies has not incurred, assumed or been claimed to be responsible for any tax, social security, environmental, contractual or other liabilities or obligations, actual or contingent, in connection with or arising from its entry into or consummation of the Contemplated Transactions.

Schedule C - 6

14.	LEGAL COMPLIANCE.

A.	Each of the PRC Companies has not received any written notice from any relevant PRC Government Authority notifying revocation of any permits or licenses required by Law for the business operations of the PRC Companies as presently conducted, including, without limitation, for non-compliance or the need for compliance or remedial actions in respect of any activities carried out directly or indirectly by the PRC Companies.

B.	Each of the PRC Companies has obtained all the necessary material Governmental Approvals material to the due and proper establishment and conduct of its business. No other Governmental Approval is necessary for, or otherwise material to, the conduct of such business, and all such Governmental Approvals are valid and subsisting and, to the Knowledge of the PRC Companies, have not been terminated or become void or terminable for any reason and no written notice of termination or alleged breach of any condition of any Governmental Approval or suspension in respect of any such Governmental Approval has been received by the PRC Companies. Each of the PRC Companies is in material compliance with all the terms and conditions of, or relating to, all such Governmental Approvals and has no reason to believe that any of such Governmental Approvals will not be renewed on or prior to its termination date.

15.	Compliance with Other Instruments and Agreements.

A.	None of the PRC Companies are in, nor will the conduct of business of any of them as proposed to be conducted result in, any material violation, material breach or material default of the Memorandum and Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, by-laws, joint venture contracts and the like), or of any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which either is a party or may be bound, or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon any of them.

B.	Neither the Investees nor the Group Companies are in material violation, material breach or material default of any Law applicable to or binding upon any of them including but not limited to, The Provisions on Acquisition of Domestic Enterprises by Foreign Investors (《外国投资者并购境内企业暂行规定》) and Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies (《关于境内居民通过境外特殊目的公司境外融资及返程投资外汇管理有关问题的通知》).

16.	Environmental Matters.

A.	To the knowledge of the PRC Companies, the operations of the PRC Companies are in material compliance with applicable Environmental Laws.

Schedule C - 7

B.	Each of the PRC Companies has obtained and is in material compliance with Licenses required under applicable Environmental Laws with respect to the operation or conduct of the business of the PRC Companies (the “Environmental Approvals”). Each such Environmental Approval is in full force and effect. No modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Approval, or any review by, or approval of, any third party of any Environmental Approval is required in connection with the execution or delivery of this Agreement or the consummation by the PRC Companies of the transactions contemplated hereby or the continued operation of the business of the PRC Companies.

C.	Each of the PRC Companies has not caused, threatened to cause, or arranged for any third person to cause any Release of Materials of Environmental Concern at any of the properties it currently or formerly owned, operated or leased, or at any location to which it has sent or arranged to send Materials of Environmental Concern for treatment, storage or disposal.

D.	Except as would not reasonably be expected to have a Material Adverse Effect, no Release or, to the knowledge of the PRC Companies, threatened Release of any Materials of Environmental Concern has occurred at, on, under, from or to any property or facility currently or formerly owned, operated or leased by the PRC Companies, or from any property or facility to which the PRC Companies has transported or arranged for transport of Materials of Environmental Concern, and no Materials of Environmental Concern are present in, on, under or about, or migrating to or from any such property or facility that could give rise to any liability under Environmental Law.

E.	Each of the PRC Companies has not received any written notice of any Proceeding pending or threatened against it under any applicable Environmental Laws, which Proceeding has not been resolved.

F.	Neither the PRC Companies, nor any property or facilities currently or formerly owned by the PRC Companies, is subject to any judgment, order or proposed order under any Environmental Law.

G.	Each of the PRC Companies has not received any written notice or written claim from any Person, including a Governmental Authority, regarding or alleging, and no condition or circumstance exists that is likely to result in (with or without notice or lapse of time or both), a material violation or material failure to comply with any material term or requirement of any Environmental Law.

H.	Each of the PRC Companies has not entered into any consent decree or other agreement in settlement of any alleged violation of or liability under any applicable Environmental Law, under which decree or agreement the PRC Companies has any material unfulfilled obligations.

Schedule C - 8

17.	EMPLOYEES, LABOR MATTERS, ETC.

A.	With respect to the PRC Companies: (i) there is no collective bargaining agreement with any labor union; (ii) no member of management (A) has given the PRC Companies written notice of resignation or, to the knowledge of the PRC Companies, has expressed an intention to do so; or (B) is a party to any confidentiality or non-competition agreement with any Person other than a PRC Company that would be material to the performance of such employee’s employment duties or the ability of the PRC Companies to conduct their business; (iii) no labor strike, or material labor dispute involving the PRC Companies is pending; (iv) there is no outstanding, overdue or accrued but unpaid social insurance obligations (including, without limitation, all pension fund, medical fund, maternity fund, housing fund, unemployment fund and work-related injury fund obligations) or amounts owed to, or on behalf of, employees, including for salaries, overtime and medical benefits; and (v) to the Knowledge of the PRC Companies, there is no employment-related charge, complaint, grievance, inquiry or obligation of any kind relating to an alleged violation or breach by the PRC Companies (or its managers or directors) of any Law. Each of the PRC Companies has complied with, and is in compliance with, in all material respects, all applicable Laws relating to the employment of personnel and labor, including all Laws relating to worker health and safety requirements.

B.	There are no written employment or consultancy agreements with respect to any employee of the PRC Companies that cannot be terminated by each of the PRC Companies by giving notice of three months or less to the other parties to such agreements without giving rise to any claim for damages or compensation beyond such notice period, except required otherwise under applicable PRC labor and employment-related Laws.

18.	LICENSES AND PERMITS. All material Licenses from Governmental Authorities necessary for the PRC Companies to carry on and lawfully operate their respective businesses and operations in the manner currently being conducted are in full force and effect, except for such invalidity that would not be material to the PRC Companies. Each PRC Company is in compliance with such applicable License in all material respects. To the knowledge of the PRC Companies, there is no outstanding or threatened Proceeding which is reasonably likely to result in the suspension, cancellation, modification or revocation of any such Licenses.

19.	BROKER. None of the PRC Companies has any contract with any broker, finder or similar agent for any broker or finder fees with respect to the transactions contemplated by any of the Transaction Documents.

20.	ACCOUNTS RECEIVABLE. All accounts receivable of the PRC Companies have arisen from bona fide transactions in the ordinary course of business and, to the Knowledge of the PRC Companies, are collectible in accordance with normal trade practice and applicable laws or regulations and PRC accounting rules, net of any reserves for doubtful accounts reflected on the books of the PRC Companies. There are no offsets or credits, which may be applied against such accounts receivable, other than as reflected on the books of the PRC Companies.

Schedule C - 9

21.	INVENTORY. All inventory of the PRC Companies consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided on the books of the PRC Companies, and the current quantities of all inventories are reasonable in the current circumstances of the business of the PRC Companies.

22.	INSURANCE. Each of the PRC Companies has obtained all insurance required by Law and no insurance claims against any of the PRC Companies is outstanding.

23.	FINANCIAL STATEMENTS. The management account of the balance sheets of each of the PRC Companies as of December 31, 2011 and the statements of income of each of the PRC Companies for the year then ending (the “Financial Statements”) have been made available to the Investors. The Financial Statements (i) were prepared in accordance with PRC accounting rules consistently applied throughout the periods indicated, (ii) are in accordance with the books and records of the PRC Companies, and (iii) present fairly in all material respects, as of their respective dates or the periods covered thereby, the financial position, stockholders’ equity, cash flow and results of operations of the PRC Companies.

Schedule C - 10

Schedule D

BVI I WARRANTIES

1.	CORPORATE STATUS.

A.	BVI I is duly organized and validly existing and in good standing under the laws of the British Virgin Islands.

B.	BVI I has the requisite corporate power and authority necessary to own, lease and operate the assets and properties it now owns, leases and operates, and to carry on its business as now conducted.

C.	BVI I is permitted by the laws of the British Virgin Islands to carry on business outside the British Virgin Islands.

2.	INVESTMENTS AND SUBSIDIARIES.

A.	As of the date hereof, except for the WFOE and PRC Subsidiaries, BVI I has no other subsidiaries and does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other Person.

B.	Other than contemplated in the Acquisition Agreement and the Transaction Documents, there is no agreement, arrangement or obligation of any kind (and no authorization therefore has been given) obligating BVI I to purchase or acquire the ownership of any Equity Securities of any Person or to make investments in any Person.

3.	CAPITALIZATION.

A.	The authorized share capital of BVI I consists of fifty thousand ordinary shares, par value US$1.00 per share, all of which are issued and outstanding and owned by the Company. Such outstanding ordinary shares have been duly authorized and validly issued and are fully paid and nonassessable.

B.	There are no preemptive rights, purchase rights, options or similar rights on the part of any Person with respect to the share capital of BVI I.

4.	OTHER MATTERS.

A.	There is no Proceeding pending or, to the knowledge of BVI I, threatened against the WFOE or the PRC Subsidiaries or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the Contemplated Transactions.

Schedule D - 1

B.	BVI I has all material Governmental Approvals necessary to permit BVI I to lawfully conduct and operate its business in the manner in which BVI I currently conducts and operates such business and to permit BVI I to own and use the assets used in the operation of its business in the manner in which BVI I currently owns and uses such assets.

C.	BVI I does not have any contract with any broker, finder or similar agent for any broker or finder fees with respect to the transactions contemplated by any of the Transaction Documents.

Schedule D - 2

Schedule E

BVI II WARRANTIES

1.	CORPORATE STATUS.

A.	BVI II is duly organized and validly existing and in good standing under the laws of the British Virgin Islands.

B.	BVI II has the requisite corporate power and authority necessary to own, lease and operate the assets and properties it now owns, leases and operates, and to carry on its business as now conducted.

C.	BVI II is permitted by the laws of the British Virgin Islands to carry on business outside the British Virgin Islands.

2.	INVESTMENTS AND SUBSIDIARIES.

A.	As of the date hereof, except for the WFOE and PRC Subsidiaries, BVI II has no other subsidiaries and does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other Person.

B.	Other than contemplated in the Acquisition Agreement and the Transaction Documents, there is no agreement, arrangement or obligation of any kind (and no authorization therefore has been given) obligating BVI II to purchase or acquire the ownership of any Equity Securities of any Person or to make investments in any Person.

3.	CAPITALIZATION.

A.	The authorized share capital of BVI II consists of fifty thousand (50,000) ordinary shares, par value US$1.00 per share, all of which are issued and outstanding and owned by the Company. Such outstanding ordinary shares have been duly authorized and validly issued and are fully paid and nonassessable.

B.	There are no preemptive rights, purchase rights, options or similar rights on the part of any Person with respect to the share capital of BVI II.

4.	OTHER MATTERS.

A.	There is no Proceeding pending or, to the knowledge of BVI II, threatened against the WFOE or the PRC Subsidiaries or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the Contemplated Transactions.

Schedule E - 1

B.	BVI II has all material Governmental Approvals necessary to permit BVI II to lawfully conduct and operate its business in the manner in which BVI II currently conducts and operates such business and to permit BVI II to own and use the assets used in the operation of its business in the manner in which BVI II currently owns and uses such assets.

C.	BVI II does not have any contract with any broker, finder or similar agent for any broker or finder fees with respect to the transactions contemplated by any of the Transaction Documents.

Schedule E - 2

Schedule F

FOUNDER WARRANTIES

1.	ENFORCEABILITY.

A.	The Founder has duly executed and delivered this Agreement and will duly execute each of the other Transaction Documents to which the Founder is a party at the Closing Date.

B.	Assuming the due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each of the other Transaction Documents to which the Founder is a party constitutes the legal, valid and binding obligations of the Founder enforceable against the Founder in accordance with its respective terms except that enforcement thereof may be limited by (i) bankruptcy and insolvency laws and by other laws affecting the rights of creditors or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.	NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which the Founder is a party, and the consummation of the Contemplated Transactions by the Founder, do not and will not (a) materially conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both) under any Contract to which the Founder is a party; or (b) result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Founder other than those Liens as contemplated in the Transaction Documents; or (c) result in a violation of any Law applicable to the Founder.

Schedule F - 1

Schedule G

ACQUISITION VEHICLE WARRANTIES

1.	CORPORATE STATUS.

A.	The Acquisition Vehicle is duly organized and validly existing and in good standing under the laws of the British Virgin Islands.

B.	The Acquisition Vehicle has the requisite corporate power and authority necessary to own, lease and operate the assets and properties it now owns, leases and operates, and to carry on its business as now conducted.

C.	The Acquisition Vehicle is permitted by the laws of British Virgin Islands to carry on business outside British Virgin Islands.

2.	POWER AND AUTHORITY; AUTHORIZATION.

A.	The Acquisition Vehicle has the requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to perform the Contemplated Transactions to be performed by it.

B.	The execution and delivery of this Agreement and each of the other Transaction Documents to which the Acquisition Vehicle is a party, the performance by the Acquisition Vehicle of its obligations hereunder and thereunder, and the consummation by it of the Contemplated Transactions have been duly authorized by all requisite corporate action(s) of the Acquisition Vehicle.

3.	ENFORCEABILITY.

A.	The Acquisition Vehicle has duly executed and delivered this Agreement and will duly execute and deliver each of other Transaction Documents to which the Acquisition Vehicle is a party on the Closing Date.

B.	Assuming the due authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each of the other Transaction Documents when so executed and delivered will constitute, the legal, valid and binding obligation of the Acquisition Vehicle enforceable against the Acquisition Vehicle in accordance with their respective terms, except that enforcement thereof may be limited by (i) bankruptcy laws and insolvency laws and by other laws affecting the rights of creditors or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.	NON-CONTRAVENTION. The execution, delivery and performance by the Acquisition Vehicle of this Agreement and each of the other Transaction Documents, and the consummation of the Contemplated Transactions by the Acquisition Vehicle do not and will not (a) materially conflict with, contravene, result in a violation or breach of or default (with or without the giving of notice or the lapse of time or both) under any Contract to which the Acquisition Vehicle is a party; or (b) result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Acquisition Vehicle other than those Liens as contemplated in the Transaction Documents; or (c) result in a violation of (x) any Law applicable to the Acquisition Vehicle, or (y) the organizational documents of the Acquisition Vehicle.

Schedule G - 1

5.	INVESTMENTS AND SUBSIDIARIES.

A.	As of the date hereof, except for the Merger Sub, the Company, BVI I, BVI II, the WFOE and PRC Subsidiaries, the Acquisition Vehicle has no other subsidiaries and does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other Person.

B.	Other than contemplated in the Acquisition Agreement and Transaction Documents, there is no agreement, arrangement or obligation of any kind (and no authorization therefore has been given) obligating the Acquisition Vehicle to purchase or acquire the ownership of any Equity Securities of any Person or to make investments in any Person.

6.	CAPITALIZATION.

A.	As of the date hereof, the authorized share capital of the Acquisition Vehicle consists of fifty thousand (50,000) ordinary shares, par value US$1.00 per share, of which one (1) share is issued and outstanding and owned by the Founder. Such one (1) issued and outstanding ordinary share has been duly authorized and validly issued and is fully paid and nonassessable.

B.	There are no preemptive rights, purchase rights, options or similar rights on the part of any Person with respect to the share capital of the Acquisition Vehicle, except as provided in the Transaction Documents.

7.	ACQUISITION

A.	The Acquisition Agreement (including all schedules or exhibits thereto) contains all the terms of the Acquisition and remains in full force and effect.

B.	No default under the Acquisition Agreement is continuing or is reasonably likely to result from the issuance of the Exchangeable Notes or entry into, the performance of, or any transaction contemplated by, any Transaction Documents.

C.	To the Knowledge of the Acquisition Vehicle, no representation or warranty given by any party to the Acquisition Agreement is untrue or misleading in any material respect.

Schedule G - 2

8.	OTHER MATTERS.

A.	There is no Proceeding pending or, to the knowledge of the Acquisition Vehicle, threatened against the Acquisition Vehicle or the Merger Sub that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the Contemplated Transactions.

B.	The Acquisition Vehicle has all material Governmental Approvals necessary to permit the Acquisition Vehicle to lawfully conduct and operate its business in the manner in which the Acquisition Vehicle currently conducts and operates such business and to permit the Acquisition Vehicle to own and use the assets used in the operation of its business in the manner in which the Acquisition Vehicle currently owns and uses such assets.

C.	The Acquisition Vehicle does not have any contract with any broker, finder or similar agent for any broker or finder fees with respect to the transactions contemplated by any of the Transaction Documents, other than with Lazard Asia (Hong Kong) Limited.

Schedule G - 3

Schedule H

MERGER SUB WARRANTIES

1.	CORPORATE STATUS.

A.	The Merger Sub is duly organized and validly existing and in good standing under the laws of the British Virgin Islands.

B.	The Merger Sub has requisite corporate power and authority necessary to own, lease and operate the assets and properties it now owns, leases and operates, and to carry on its business as now conducted.

C.	The Merger Sub is permitted by the laws of British Virgin Islands to carry on business outside British Virgin Islands.

2.	INVESTMENTS AND SUBSIDIARIES.

A.	As of the date hereof, except for the Company, BVI I, BVI II, the WFOE and PRC Subsidiaries, the Merger Sub has no other subsidiaries and does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other Person.

B.	Other than as contemplated in the Acquisition Agreement and the Transaction Documents, there is no agreement, arrangement or obligation of any kind (and no authorization therefore has been given) obligating the Merger Sub to purchase or acquire the ownership of any Equity Securities of any Person or to make investments in any Person.

3.	CAPITALIZATION.

A.	As of the date hereof, the authorized share capital of the Merger Sub consists of fifty thousand (50,000) ordinary shares, par value US$1.00 per share, of which one (1) share is issued and outstanding and owned by the Merger Sub. Such one (1) issued and outstanding ordinary share has been duly authorized and validly issued and is fully paid and nonassessable.

B.	Other than as contemplated by the Acquisition Agreement, there are no preemptive rights, purchase rights, options or similar rights on the part of any Person with respect to the share capital of the Merger Sub.

4.	ACQUISITION

A.	The Acquisition Agreement (including all schedules or exhibits thereto) contains all the terms of the Acquisition and remains in full force and effect.

B.	No default under the Acquisition Agreement is continuing or is reasonably likely to result from the issuance of the Exchangeable Notes or the entry into, the performance of, or any transaction contemplated by, any Transaction Documents.

Schedule H - 1

C.	To the knowledge of the Merger Sub, no representation or warranty given by any party to the Acquisition Agreement is untrue or misleading in any material respect.

5.	OTHER MATTERS.

A.	There is no Proceeding pending or, to the knowledge of the Merger Sub, threatened against the Merger Sub that seeks the restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the Contemplated Transactions.

B.	The Merger Sub has all material Governmental Approvals necessary to permit the Merger Sub to lawfully conduct and operate its business in the manner in which the Merger Sub currently conducts and operates such business and to permit the Merger Sub to own and use the assets used in the operation of its business in the manner in which the Merger Sub currently owns and uses such assets.

C.	Merger Sub does not have any contract with any broker, finder or similar agent for any broker or finder fees with respect to the transactions contemplated by any of the Transaction Documents, other than with Lazard Asia (Hong Kong) Limited.

Schedule H - 2

Schedule I

PRC Subsidiaries

No.	Name	Registered Capital		Ownership Percentage[1]
1	Beijing Sihitech Development Limited (北京宇信鸿泰科技发展有限公司)	RMB	100,000,000	100%
2	Beijing Yuxin e-Channels Technology Limited (北京宇信易初科技有限公司)	RMB	30,000,000	100%
3	Beijing Yuxinhengsheng Information Technology Limited (北京宇信恒升信息技术有限公司)	RMB	20,000,000	51%
4	Chengdu Recency Technology Development Limited (成都润信科技发展有限公司)	RMB	100,000,000	100%
5	Shanghai Fujie Enterprise Management Consulting Limited (上海辅捷企业管理咨询有限公司)	RMB	500,000	100%
6	Guangzhou Yuxinyicheng Information Technology Limited (广州宇信易诚信息科技有限公司)	RMB	50,000,000	100%
7	Beijing Easycon Century Technology Limited (北京易诚世纪科技有限公司)	RMB	4,000,000	100%
8	Shanghai Yuxinyicheng Software Technology Limited (上海宇信易诚软件技术有限公司)	RMB	5,000,000	100%
9	Beijing Sihitech Software Technology Limited (北京宇信鸿泰软件技术有限公司)	RMB	12,000,000	100%
10	Shanghai Sihitech Technology Co., Ltd (上海宇信鸿泰科技发展有限公司)	RMB	5,000,000	100%
11	Chengdu Yuxinyicheng Technology Limited (成都宇信易诚科技有限公司)	RMB	10,000,000	100%
12	Xiamen Yucheng Technology Limited (厦门宇诚科技有限公司)	RMB	10,000,000	100%
13	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)	RMB	50,000,000	100%
14	Tianjin Yuxchengxin Information Security Technology Limited (天津宇诚信信息安全科技有限公司)	RMB	30,000,000	100%
15	Beijing Yuxinyicheng Software Co. Ltd.( 北京宇信易诚软件技术有限公司)[2]	RMB	50,000,000	100%
16	Yuxin Data Technology Limited (宇信数据科技有限公司)	RMB	60,000,000	49%
17	Beijing Yuxin Huazhi Consultant Service Limited (北京宇信华智咨询服务有限公司)	RMB	1,000,000	40%
18	Zhejiang Yuxinbanke Information Technology Limited (浙江宇信班克信息技术有限公司)	RMB	20,000,000	40%
19	Beijing Yuxinyicheng Internet Technology Limited (北京宇信易诚网络技术有限公司)	RMB	17,500,000	30%

[1]	Percentage of direct or indirect ownership by the WFOE.

[2]	Beijing Yuxinyicheng Software Co. Ltd. is expected to be closed and dissolved.

Schedule I - 1

SCHEDULE j

consents

None.

Schedule J - 1

SCHEDULE K

Actions between signing and closing

1.	Prior to the Closing and in connection with the Acquisition, Acquisition Vehicle shall issue up to an aggregate of 50,000 ordinary shares to Mr. Hong, Humfield International Limited, a company organized under the laws of the British Virgin Islands and wholly-owned by Mr. Hong, and Sihitech Company Limited, a company organized under the laws of the British Virgin Islands and wholly-owned by Mr. Hong.

2.	Prior to the Closing and in connection with the Acquisition, Merger Sub shall issue up to 16,305,200 ordinary shares to Acquisition Vehicle.

Schedule K - 1

EXHIBIT A

FORM OF exchangeable NOTE

Exhibit A

EXhibit a

FORM OF exchangeable NOTE

New Sihitech Limited

(A limited liability company incorporated in the British Virgin Islands)

PROMISSORY NOTE [NO.1] OF TRANCHE A EXCHANGEABLE NOTES

US$[*]	[*], 2012

FOR VALUE RECEIVED, New Sihitech Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Acquisition Vehicle”), promises to pay to the order of [CSOF FinTech Limted/CEL FinTech Limited] (the “Investor”), or its assigns (“Holder”), the principal sum of [*] (US$[*]) (the “Principal Amount”), free of interest; provided, however, that from and after the occurrence of an Event of Default, all the then outstanding amount of the Principal Amount hereunder shall accrue interest at twenty-five percent (25%) per annum compounded on an annual basis or, if less, at the highest rate permitted by applicable law.

1.        Exchangeable Notes Subscription Agreement. This Note is issued under an Exchangeable Notes Subscription Agreement (the “Subscription Agreement”) dated August 13, 2012, by and among the Acquisition Vehicle, HONG Weidong (the “Founder”), CSOF FinTech Limited and CEL FinTech Limited, and is subject to all terms and conditions set forth in the Subscription Agreement. The Holder is referred to the Subscription Agreement for a statement of those terms and conditions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Subscription Agreement. For the avoidance of doubt, the term “Investor” and “Holder” shall be used interchangeably herein if the Investor does not assign this Note. If the Investor transfers all or part of the Principal Amount under this Note to a third party, such third party shall enjoy the rights and benefits to which the Investor is entitled in respect of the Principal Amount transferred by the Investor under this Note and the Subscription Agreement as if such third party were originally a Holder of this Note and an Investor under the Subscription Agreement.

2.        Exchange. Subject to, and in accordance with the terms of the Subscription Agreement, at the option of the Holder, this Note is exchangeable into the ordinary shares (the “Shares”) of the Company in accordance with Section 3 of the Subscription Agreement.

3.        Maturity. Any outstanding amount of the Principal Amount under this Note shall be due and payable on the Payment Date in accordance with the Subscription Agreement, if this Note is not exchanged in full into the Shares of the Company in accordance with the Subscription Agreement on, or prior to, the Payment Date.

4.        Payments.

(a)          Form of Payment. All payments of the Principal Amount and interest accrued thereon (if any) (except any amount that is exchanged or repaid in accordance with the Subscription Agreement) shall be in United States Dollars to Holder, at the address specified in the ’Investors' Rights Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Acquisition Vehicle. All payments shall be applied first to accrued interest, and thereafter to principal.

5.        Events of Default. If, prior to the full repayment or exchange of the Principal Amount under this Note in accordance with the Subscription Agreement, an Event of Default occurs, this Note shall be redeemed, if so demanded by the Investors, before the Payment Date in accordance with Section 4.6 of the Subscription Agreement.

6.        Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Acquisition Vehicle shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Acquisition Vehicle of the loss, theft or destruction of such Note.

7.        Amendment and Cancellation. This Note may be discharged, terminated, amended, supplemented or otherwise modified only in accordance with Section 12.11 of the Subscription Agreement; provided, however, that in the event of any transfer of part of the Principal Amount under this Note by the Investor, the Acquisition Vehicle and the Founder shall not unreasonably withhold their consent if the Investor requests the Acquisition Vehicle to issue a new promissory note to the transferee in respect of the Principal Amount transferred and modify this Note to reflect the remaining Principal Amount

8.        No Waiver. No failure, delay, omission or otherwise by the Holder hereof to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach hereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Note, which shall continue in full force and effect, or shall affect or alter the rights of the Holder with respect to any other then existing or subsequent breach. The remedies herein are cumulative and are not exclusive of any remedies provided by law. The acceptance by the Holder of any payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of the Holder: (i) constitute a waiver of the right to exercise any of Holder’s remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

9.         Successors and Assigns; Transferability. This Note inures to the benefit of Holder and binds the Acquisition Vehicle and its respective successors and assigns. The Holder may assign this Note at any time in accordance with Section 12.4 of the Subscription Agreement. Following the effective date of any assignment by Holder, Holder shall provide the Acquisition Vehicle with immediate notice of such assignment, which notice shall identify the assignee and provide the address and facsimile number of such assignee. Unless and until the Acquisition Vehicle receives a notice of an assignment, the Acquisition Vehicle shall be permitted to recognize the Investor as holder of the Note and shall not be liable for any payment made to the Investor instead of the assignee of the Note. Following receipt of notice of an assignment of the Note, the Acquisition Vehicle shall recognize the assignee as Holder for all purposes under this Note.

2

10.       Governing Law; Arbitration. This Agreement shall be governed by and construed under the laws of Hong Kong. All disputes and controversies arising out of or in connection with this Note shall be resolved pursuant to Article 12.14 (Dispute Resolution) of the Subscription Agreement.

11.       Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made to the Acquisition Vehicle pursuant to this Note shall be made in accordance with Article 13.8 (Notices) of the Exchangeable Notes Subscription Agreement.

12.       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.       No Partnership. Nothing contained in this Note or elsewhere shall be deemed or construed as creating a partnership or joint venture between the Holder and the Acquisition Vehicle or between the Holder and any other person, or cause the Holder to be responsible in any way for the debts or obligations of the Acquisition Vehicle or any other person. “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

[Signature page follows.]

3

IN WITNESS WHEREOF, the Acquisition Vehicle has caused this Note to be duly executed by its officer, thereunto duly authorized as of the date first above written.

New Sihitech Limited

By:
Name:
Title:

4

EXhibit a

FORM OF exchangeable NOTE

New Sihitech Limited

(A limited liability company incorporated in the British Virgin Islands)

PROMISSORY NOTE [NO.1] OF TRANCHE B EXCHANGEABLE NOTES

US$[*]	[*], 2012

FOR VALUE RECEIVED, New Sihitech Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Acquisition Vehicle”), promises to pay to the order of [CSOF FinTech Limted/CEL FinTech Limited] (the “Investor”), or its assigns (“Holder”), the principal sum of [*] (US$[*]) (the “Principal Amount”), with interest payable quarterly in arrears at a rate of [five percent (5%]] per annum within the first year from the date hereof or at a rate of [eighteen percent (18%]] per annum after the first year from the date hereof; provided, however, that from and after the occurrence of an Event of Default, all the then outstanding amount of the Principal Amount hereunder shall accrue interest at twenty percent (20%) per annum compounded on an annual basis or, if less, at the highest rate permitted by applicable law.

1.        Exchangeable Notes Subscription Agreement. This Note is issued under an Exchangeable Notes Subscription Agreement (the “Subscription Agreement”) dated August 13, 2012, by and among Acquisition Vehicle, HONG Weidong (the “Founder”), CSOF FinTech Limited and CEL FinTech Limited, and is subject to all terms and conditions set forth in the Subscription Agreement. The Holder is referred to the Subscription Agreement for a statement of those terms and conditions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Subscription Agreement. For the avoidance of doubt, the term “Investor” and “Holder” shall be used interchangeably herein if the Investor does not assign this Note. If the Investor transfers all or part of the Principal Amount under this Note to a third party, such third party shall enjoy the rights and benefits to which the Investor is entitled in respect of the Principal Amount transferred by the Investor under this Note and the Subscription Agreement as if such third party were originally a Holder of this Note and an Investor under the Subscription Agreement.

2.        Exchange. Subject to, and in accordance with the terms of the Subscription Agreement, at the option of the Holder, this Note is exchangeable into the ordinary shares (the “Shares”) of the Company in accordance with Section 3 of the Subscription Agreement.

3.        Maturity. Any outstanding amount of the Principal Amount under this Note shall be due and payable on the Payment Date in accordance with the Subscription Agreement, if this Note is not exchanged in full into the Shares of the Company in accordance with the Subscription Agreement on, or prior to, the Payment Date.

4.        Payments.

(a)          Form of Payment. All payments of the Principal Amount and interest accrued thereon (except any amount that is exchanged or repaid in accordance with the Subscription Agreement) shall be in United States Dollars to Holder, at the address specified in the Investors’ Rights Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Acquisition Vehicle. All payments shall be applied first to accrued interest, and thereafter to principal.

(b)          Prepayment. Prepayment of this Note shall only be permitted as provided pursuant to Section 4.5 of the Subscription Agreement.

5.        Events of Default. If, prior to the full repayment or exchange of the Principal Amount under this Note in accordance with the Subscription Agreement, an Event of Default occurs, this Note shall be redeemed, if so demanded by the Investors, before the Payment Date in accordance with Section 4.6 of the Subscription Agreement.

6.        Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Acquisition Vehicle shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Acquisition Vehicle of the loss, theft or destruction of such Note.

7.        Amendment and Cancellation. This Note may be discharged, terminated, amended, supplemented or otherwise modified only in accordance with Section 12.11 of the Subscription Agreement; provided, however, that in the event of any transfer of part of the Principal Amount under this Note by the Investor, the Acquisition Vehicle and the Founder shall not unreasonably withhold their consent if the Investor requests the Acquisition Vehicle to issue a new promissory note to the transferee in respect of the Principal Amount transferred and modify this Note to reflect the remaining Principal Amount.

8.        No Waiver. No failure, delay, omission or otherwise by the Holder hereof to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach hereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Note, which shall continue in full force and effect, or shall affect or alter the rights of the Holder with respect to any other then existing or subsequent breach. The remedies herein are cumulative and are not exclusive of any remedies provided by law. The acceptance by the Holder of any payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of the Holder: (i) constitute a waiver of the right to exercise any of Holder’s remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

2

9.        Successors and Assigns; Transferability. This Note inures to the benefit of Holder and binds the Acquisition Vehicle and its respective successors and assigns. The Holder may assign this Note in accordance with Section 12.4 of the Subscription Agreement. Following the effective date of any assignment by Holder, Holder shall provide the Acquisition Vehicle with immediate notice of such assignment, which notice shall identify the assignee and provide the address and facsimile number of such assignee. Unless and until the Acquisition Vehicle receives a notice of an assignment, the Acquisition Vehicle shall be permitted to recognize the Investor as holder of the Note and shall not be liable for any payment made to the Investor instead of the assignee of the Note. Following receipt of notice of an assignment of the Note, the Acquisition Vehicle shall recognize the assignee as Holder for all purposes under this Note.

10.       Governing Law; Arbitration. This Agreement shall be governed by and construed under the laws of Hong Kong. All disputes and controversies arising out of or in connection with this Note shall be resolved pursuant to Article 12.14 (Dispute Resolution) of the Subscription Agreement.

11.       Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made to the Acquisition Vehicle pursuant to this Note shall be made in accordance with Article 13.8 (Notices) of the Exchangeable Notes Subscription Agreement.

12.       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.       No Partnership. Nothing contained in this Note or elsewhere shall be deemed or construed as creating a partnership or joint venture between the Holder and the Acquisition Vehicle or between the Holder and any other person, or cause the Holder to be responsible in any way for the debts or obligations of the Acquisition Vehicle or any other person. “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

[Signature page follows.]

3

IN WITNESS WHEREOF, the Acquisition Vehicle has caused this Note to be duly executed by its officer, thereunto duly authorized as of the date first above written.

New Sihitech Limited

By:
Name:
Title:

4

exhibit B

Company disclosure schedule

Exhibit B

EXhibit B

COMPANY disclosure schedule

This Disclosure Schedule has been prepared by New Sihitech Limited, a company organized and existing under the laws of the British Virgin Islands (the “Acquisition Vehicle”), and Hong Weidong (洪卫东), a PRC national (PRC ID No. 110108196609138958) with an address at F9 Tower D, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, PRC 100013 (the “Founder”) in connection with the representations and warranties set forth in the Exchangeable Notes Subscription Agreement, dated as of August 13, 2012 (the “Agreement”) by and among Acquisition Vehicle, CSOF FinTech, CEL Fintech and the Founder (each, as defined in the Agreement), and delivered to CSOF FinTech and CEL Fintech in connection therewith. The representations and warranties made by the Acquisition Vehicle and the Founder regarding the Company contained in the Agreement shall be subject to the disclosures set forth herein.

Unless otherwise expressly provided for in the Agreement, anything disclosed herein shall be exceptions to the corresponding representations and warranties of the Company contained in the Agreement. The Schedule numbers of this Disclosure Schedule correspond to the section numbers of the Company Warranties; provided, however, that any information set forth in one section of the Disclosure Schedule shall be deemed to apply to each other section or subsection hereof to which its relevance is reasonably apparent. This Disclosure Schedule is qualified in its entirety by reference to the Agreement and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Acquisition Vehicle or the Founder except as and to the extent provided in the Agreement. In no event shall any disclosure be deemed or interpreted to broaden or otherwise amend any of the covenants, representations, or warranties in the Agreement. No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Acquisition Vehicle or any of its Subsidiaries to any third party, nor an admission against its interest. The inclusion of any item should neither be deemed an admission that such item is material to the business, assets, financial condition or results of operations of the Company, the Acquisition Vehicle or its subsidiaries or the Founder, or that such item is within or outside of the ordinary course of business.

Any description of any document included in this Disclosure Schedule is qualified in all respects by a reference to such document. Headings in this Disclosure Schedule are for convenience only and shall not affect in any way the construction or interpretation of this Disclosure Schedule or the Agreement.

Capitalized terms used in this Disclosure Schedule but not otherwise defined shall have the same meaning as given to them in the Agreement.

Section 15

(COMPLIANCE WITH LAWS)

(1)	On April 27, 2012, the Company responded to the SEC’s comment letter dated October 17, 2011 raising certain points about the Company's disclosure in the Form 20-F Report filed for the fiscal year ended December 31, 2010. As of the date hereof, the Company has not received any response or additional comments from the SEC.

exhibit C

WFOE DISCLOSURE SCHEDULE

Exhibit C

EXhibit C

WFOE disclosure schedule

This Disclosure Schedule has been prepared by New Sihitech Limited, a company organized and existing under the laws of the British Virgin Islands (the “Acquisition Vehicle”), and Hong Weidong (洪卫东), a PRC national (PRC ID No. 110108196609138958) with an address at F9 Tower D, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, PRC 100013 (the “Founder”) in connection with the representations and warranties set forth in the Exchangeable Notes Subscription Agreement, dated as of August 13, 2012 (the “Agreement”) by and among Acquisition Vehicle, CSOF FinTech, CEL Fintech and the Founder (each, as defined in the Agreement), and delivered to CSOF FinTech and CEL Fintech in connection therewith. The representations and warranties made by the Acquisition Vehicle and the Founder regarding the WFOE contained in the Agreement shall be subject to the disclosures set forth herein.

Unless otherwise expressly provided for in the Agreement, anything disclosed herein shall be exceptions to the corresponding representations and warranties of the WFOE contained in the Agreement. The Schedule numbers of this Disclosure Schedule correspond to the section numbers of the WFOE Warranties; provided, however, that any information set forth in one section of the Disclosure Schedule shall be deemed to apply to each other section or subsection hereof to which its relevance is reasonably apparent. This Disclosure Schedule is qualified in its entirety by reference to the Agreement and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Acquisition Vehicle or the Founder except as and to the extent provided in the Agreement. In no event shall any disclosure be deemed or interpreted to broaden or otherwise amend any of the covenants, representations, or warranties in the Agreement. No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Acquisition Vehicle or any of its Subsidiaries to any third party, nor an admission against its interest. The inclusion of any item should neither be deemed an admission that such item is material to the business, assets, financial condition or results of operations of WFOE, the Acquisition Vehicle or its subsidiaries or the Founder, or that such item is within or outside of the ordinary course of business.

Any description of any document included in this Disclosure Schedule is qualified in all respects by a reference to such document. Headings in this Disclosure Schedule are for convenience only and shall not affect in any way the construction or interpretation of this Disclosure Schedule or the Agreement.

Capitalized terms used in this Disclosure Schedule but not otherwise defined shall have the same meaning as given to them in the Agreement.

1

Section 4

(INVESTMENTS AND SUBSIDIARIES)

None of the PRC Companies presently invests, directly or indirectly, into any other subsidiaries, branches or third-party entities, other than investments in another PRC Company, as set forth below. Section 6 of this Disclosure Schedule is incorporated herein by reference in its entirety.

2

Glossary of Subsidiaries

(1)	Beijing Yuxinyicheng Technologies Ltd.
(2)	Beijing Sihitech Technology Co., Ltd.
(3)	Beijing e-Channels Century Technology Co., Ltd.
(4)	Beijing Yuxinhengsheng Information Technology Limited
(5)	Chengdu Recency Technologies Limited
(6)	Shanghai Fujie Business Consulting Limited
(7)	Guangzhou Yuxinyicheng Information Technology Limited
(8)	Beijing Easycon Electronics Limited
(9)	Shanghai Yuxinyicheng Software Co., Ltd.
(10)	Beijing Sihitech Software Co., Ltd.
(11)	Shanghai Sihitech Technology Co., Ltd.
(12)	Chengdu Yuxinyicheng Technology Limited
(13)	Xiamen Yucheng Technology Limited
(14)	Tianjin Yuxinyicheng Technology Limited
(15)	Tianjin Yuchengxin Information Security Technologies Limited
(16)	Yuxin Data Technologies Co., Limited. (Tianjin)
(17)	Yucheng Sinowise Consultancy Service Limited
(18)	Zhejiang Yuxingbanke Information Technology Limited
(19)	Beijing Yuxingyicheng Internet Technology Co., Limited

3

Section 5(A)

(UNDISCLOSED LIABILITIES, ETC. )

(1)	The WFOE entered into a Loan Agreement (contact No.027-004) with Beijing North Third Ring Branch of China Merchants Bank in April 2011. The total amount of the loan is RMB 15,000,000 and the borrowing period is from February 24, 2011 to August 21, 2012.

(2)	The WFOE entered into a Loan Agreement (contact No.0114241) with Zhongguancun Haidian Yuan Branch of the Bank of Beijing dated March 8, 2012. The total amount of the loan is RMB 40,000,000 and the maturity date is 12 months after first loan drawdown date which is March 9, 2012. The loan is guaranteed by Beijing Sihitech Software Co., Ltd. and Mr. Weidong Hong on a joint basis.

4

Section 6

(ABSENCE OF CHANGES)

(1)	Beijing Yuxinyicheng Software Co. Ltd. is expected to be closed and dissolved.

5

Section 7(C)

(ASSETS AND PROPERTIES)

No	Ownership	Property Certificate Number	Address	Building Area (sqm)	Purpose of Use
1	Bejing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）	No.075191 （X京房权证海字第075191号）	Room 1705, Building No.2, No.50 West Third Ring North Road, Haidian District, Beijing （海淀区西三环北路50号院2号楼1705）	372.79	Office
2	Xiamen Yucheng Technology Limited （厦门宇诚科技有限公司）	No.00571407 （厦地房证第00571407号）	Room 206, No.28 Guanrilu, Si Ming District, Xiamen Software Industrial Park Phase II （厦门软件园二期思明区管日禄28号206室）	1,257.75	Industrial

6

Section 7(D)

(ASSETS AND PROPERTIES)

No	Lessee	Lessor	Address	Term	Area (sqm)	Registration
1	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	BBMG Corporation （北京金隅股份有限公司）	Room 01/02/03/05/06/07/08/09/10/11/12, D9 Floor, Block 2, No.36 East Road, North Third Ring Road, Dongcheng District, Beijing （北京市东城区北三环东路36号2号楼的D9层的01/02/03/05/06/07/08/09/10/11/12房间）	Mar 10, 2012 – Mar 9, 2013	3,160.03	No
2	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	Changchun Wentai Technology Co., Ltd. （长春市文泰科技有限公司）	2nd Floor, Block 5, No.358 Zhengyu Road, High Tech Industrial Park, Changchun （长春市高新开发区震宇街358号园区内5号楼第2层东南区）	Feb 10, 2011 – Feb 9, 2014	686	No
3	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	Dalian Software Park Co., Ltd. （大连软件园科技有限公司）	No.31-33-35, Software Park Road, Dalian （大连市软件园路31-33-35号）	Feb 6, 2012 – Feb 5, 2013	327	No
4	Guangzhou Yuxin-yicheng Information Technology Limited （广州宇信易诚信息科技有限公司）	Guangzhou Yonglong Construction & Investment Co., Ltd. （广州永龙建设投资有限公司）	Room 1301-1304, B3 Area, No.162 Kexuecheng Kexue Road, Guangzhou High Technology Industrial Park, Guangzhou （广州高新技术产业开发区科学城科学大道162号B3区第13层1301-1304单元）	Jun 6, 2010 – Jun 7, 2012	2,056	No

7

No	Lessee	Lessor	Address	Term	Area (sqm)	Registration
5	Shanghai Yuxin-yicheng Software Technology Limited （上海宇信易诚软件技术有限公司）	Shanghai International Port Group Co., Ltd. Bohai Branch （上海国际港务（集团）股份有限公司海湾分公司）	1st Floor, West Block 2, No.1 Fenghe Road, Shanghai （上海市丰和路1号2幢西裙楼一层）	Jan 1, 2012 – Dec 31, 2013	700	No
6	Tainjin Yucheng Technology Limited （天津宇信易诚科技有限公司）	Tianjin Hi-Tech Development Co., Ltd. （天津海泰科技发展股份有限公司）	Room 204-3,204-7,204-8, Central North Building, No.18 Haitaixi Road, Huayuan District, New Industrial Park, Tianjin （天津新产业园区华苑产业区海泰西路18号中北楼204-3、204-7、204-8）	Oct 9, 2011 – Oct 8, 2012	170.25 159.72 164.52	No
7	Tianjin Yuchengxin Information Technology Limited （天津宇诚信信息安全科技有限公司）	Tianjin Saidaweiye Co., Ltd. （天津市赛达伟业有限公司）	2nd Floor, Block E, No. 8 Saida Jiu Wei Road, Saidaxin Industrial Park, Tianjin （天津市西青经济开发区赛达新兴产业园赛达九纬路八号E2座2层）	Mar 1, 2011 – Feb 28, 2014	1,884	No
8	Chengdu Yuxin-yicheng Technology Limited （成都宇信易诚科技有限公司）	Chengdu Time Noah Information Technology Co., Ltd. （成都时代诺亚舟信息技术有限公司）	Room No.5 and No.6, Block C, Tianfu Software Industrial Park, Chengdu （天府软件园C区2号楼5号房间及6号房间）	Apr 1, 2010 – Mar 31, 2013	881.66	No

8

Section 7(F)

(ASSETS AND PROPERTIES)

The lessor does not provide Premise Ownership Rights or any other proof of its ownership of the properties set forth in items 5 and 7 of Section 7(D) of this Disclosure Schedule above.

9

Section 8(A)

(CONTRACTS)

1.            Section 5(A) of this Disclosure Schedule is incorporated herein by reference in its entirety.

2.           The Company or its Subsidiaries is a party to one or more joint venture agreements for the following joint ventures:

(a)         Beijing Yuxinhengsheng Information Technology Limited (“Yuxinhengsheng”). The Company initially acquired 100% interest of Yuxinhengsheng in March 2007. In April 2008, The Company introduced a strategic investor to acquire 49% of Yuxinhengsheng’s equity interest. As a result, The Company’s equity interest in Yuxinhengsheng was reduced to 51% from 100%.

(b)       Yucheng Sinowise Consultancy Service Limited (“Sinowise”). The Company established Sinowise in April 2009 in conjunction with SmartSoft and holds a 40% interest in Sinowise.

(c)       Yuxin Data Technologies Co., Limited (Tianjin) (“Yuxin Data”). The Company established Yuxin Data in March 2010, a joint venture with NTT Data Group and holds a 49% interest in Yuxin Data.

(d)       Beijing Yuxinyicheng Internet Technology Co., Limited (“Yuxinyicheng Internet”). The Company established Yuxinyicheng Internet in February 2011, to provide internet finance services. The Company hold 30% of the equity interests in Yuxinyicheng Internet.

(e)       Zhejiang Yuxinbanke Information Technology Limited (“Yuxinbanke”). The Company established Yuxinbanke in September 2011 and holds 40% of the equity interests in Yuxinbanke.

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Section 9(D)

(INTELLECTUAL PROPERTY)

No	Name	Current Owner / Applicant	Valid Till	Registration / Application Number	Class
1	YUCHENG	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2021-02-06	6693986	9
2	宇信易诚yucheng	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-07-06	5891775	36
3	宇信易诚	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2021-02-06	6693792	9
4	宇信易诚	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-09-06	6693793	36
5	宇信易诚YUCHENG	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-09-13	6693789	42
6	YUCHENG Technologies Limited	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-10-13	6693985	36
7	宇信易诚YUCHENG	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-10-06	6693791	9
8	YUCHENG Technologies Limited	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-11-16	6693984	42
9	宇信易诚yucheng	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-04-20	5891774	42
10	宇信易诚YUCHENG	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-09-06	6693790	36
11	宇信易诚	Bejing Sihitech Software Co., Ltd. （北京宇信易诚科技有限公司）	2020-12-20	6693794	42

11

Section 9(E)

(INTELLECTUAL PROPERTY)

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
1	中间业务服务平台 V3.0	2001SR0007	2001-01-03	Chengdu Recency Technology Development Limited （成都润信科技发展有限公司）
2	通用文件分发传输系统V1.0	2002SR1656	2002-08-07	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
3	e-Channels金融渠道核心交易平台CTP V3.0	2002SR1908	2002-08-22	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
4	e-Channels金融渠道自助服务系统eATM V3.0	2002SR1912	2002-08-22	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
5	e-Channels金融渠道柜员系统Sisal V3.0	2002SR2383	2002-09-04	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
6	e-Channels网上银行交易平台Liana V3.0	2002SR2384	2002-09-04	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
7	e-Channels金融渠道软件开发环境IDE V3.0	2002SR2385	2002-09-04	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）

12

No	Name	Registration Number	Registration Date	Copyright Holder	Comments

8	重要客户服务系统城网内清算软件 V1.0	2002SR4244	2002-12-03	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
9	Easycon CBAS成本效益分析系统 V1.0.0	2002SR4485	2002-12-11	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have not changed the name yet
10	Easycon IBS中间业务平台 V1.0.0	2002SR4486	2002-12-11	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have not changed the name yet
11	中国建设银行辽宁省分行网上银行接入系统 V2.0	2003SR2169	2003-03-31	Beijing Sihitech Software Co., Ltd.（北京宇信鸿泰软件技术有限公司）
12	银行信贷管理信息系统1.54 V1.54	2003SR8484	2003-08-08	Beijing Sihitech Software Co., Ltd.（北京宇信鸿泰软件技术有限公司）
13	现代化支付接口系统软件1.0 V1.0	2003SR8485	2003-08-08	Beijing Sihitech Software Co., Ltd.（北京宇信鸿泰软件技术有限公司）
14	约定转存软件 V1.0	2003SR10481	2003-10-13	Beijing Sihitech Software Co., Ltd.（北京宇信鸿泰软件技术有限公司）
15	储蓄定期一本通软件 V1.0	2003SR10482	2003-10-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）

13

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
16	信贷管理信息系统(CMIS1.54）notes升级项目技术开发软件 V1.0	2003SR10483	2003-10-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
17	龙卡网络前置机系统 V1.0	2003SR11713	2003-11-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
18	住房基金中心管理系统软件 V1.0	2003SR11714	2003-11-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
19	callcenter系统短信平台软件 V1.0	2003SR12813	2003-12-15	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
20	内部账务勾对软件 V1.0	2003SR13235	2003-12-29	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
21	CIF软件 V1.0	2004SR02545	2004-03-22	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
22	国际卡业务管理系统龙卡网络前置系统 V1.0	2004SR02546	2004-03-22	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
23	本地特色业务平台开发软件 V1.0	2004SR04072	2004-05-11	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）

14

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
24	个贷数据转换系统 V1.0	2004SR04073	2004-05-11	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
25	电话银行、IP电话、网上银行系统 V1.0	2004SR04175	2004-05-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
26	电话代缴费软件 V3.0	2004SR04176	2004-05-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
27	银行卡CDM整合系统V1.0 (简称：金卡前置)	2004SR04177	2004-05-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
28	现代汽车销售专户银行接口软件 V1.0	2004SR04178	2004-05-13	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
29	易初国际结算业务系统 V1.0.0	2004SR04433	2004-05-18	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have Changed name to Yuxin Easycon
30	e-Channels金融渠道核心交易平台CTP V4.0	2004SR05572	2004-06-11	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）

15

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
31	山东建行call center业务系统 V1.0	2004SR05876	2004-06-18	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
32	MIS系统、主机数据采集、现代化支付接口系统 V1.0	2004SR06032	2004-06-24	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
33	龙卡】金卡前置机系统(简称：银行卡整合) V1.0	2004SR07360	2004-07-30	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
34	数据转换系统 V4.0	2004SR0361	2004-07-30	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
35	北京建行网银系统 V2.0	2004SR0362	2004-07-30	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
36	辽宁建行call center业务系统 V1.0	2004SR0363	2004-07-30	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
37	会计系统 V1.0	2004SR0364	2004-07-30	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
38	数据转换系统 V5.0	2004SR08025	2004-08-20	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）

16

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
39	数据转换系统 V1.1	2004SR08026	2004-08-20	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
40	信贷管理信息系统 V2.0	2004SR08027	2004-08-20	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
41	信贷登记总行分系统改造软件 V1.0	2004SR08028	2004-08-20	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
42	中国建设银行宁夏分行DCC数据转换系统 V2.0	2004SR08481	2004-08-27	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
43	数据集中项目一期工程辽宁省行数据转换系统 V1.0	2004SR08494	2004-08-30	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
44	e-Channels内容管理系统CMS V1.0	2004SR09399	2004-09-27	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
45	e-Channels测试管理系统TestRecorder V3.0	2004SR09400	2004-09-27	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
46	e-Channels电子输入保险箱系统imSafe V1.0	2004SR09401	2004-09-27	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）

17

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
47	易初金融应用集成平台 V1.0	2004SR11533	2004-11-29	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have not changed the name yet
48	中国建设银行人力资源管理信息系统 V3.0	2004SR12621	2004-12-20	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
49	中国农业发展银行人力资源管理信息系统 V1.0	2004SR12803	2004-12-23	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
50	易初决策支持系统 V1.0.0	2004SR12887	2004-12-24	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have not changed the name yet
51	Easycon CS复合型银行卡系统 V1.0.0	2004SR13012	2004-12-27	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have Changed name to Yuxin Easycon
52	e-Channels卡交易系统CTS V1.0	2005SR02144	2005-02-25	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
53	e-Channels动态密码系统DynamicCipher V1.0	2005SR02145	2005-02-25	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）

18

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
54	e-Channels B/S系统开发平台WADP V1.0	2005SR02149	2005-02-25	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
55	e-Channels MCI监控平台saker V1.0	2005SR02150	2005-02-25	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
56	河北省建行DCC数据转换系统 V1.0	2005SR05075	2005-05-07	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
57	建总行龙卡增强系统系统 V1.0	2005SR05873	2005-06-03	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
58	广东发展银行信用卡分析系统 V1.0	2005SR06955	2005-07-01	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
59	江西省建行DCC数据转换系统 V1.0	2005SR08453	2005-07-28	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
60	人力资源管理信息系统优化软件 V1.0	2005SR09333	2005-08-22	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
61	湖南省建行数据集中推广特色业务平台系统V1.0	2005SR09850	2005-08-31	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）

19

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
62	中国银行黑龙江省分行网银DCC改造系统V1.0	2005SR10223	2005-09-06	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
63	重庆建行数据转换系统V1.0	2005SR10226	2005-09-06	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
64	e-Channels 金融渠道核心支易平台CTP V4.7	2005SR12183	2005-10-13	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
65	网上银行系统V1.0	2005SR13894	2005-11-21	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
66	电话银行理财卡系统V1.0	2005SR14287	2005-11-30	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
67	EASYCON办公自动化系统V1.0	2005SRBJ1858	2005-11-29	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have not changed the name yet
68	EASYCON商业银行信贷管理信息系统V1.0	2005SRBJ1867	2005-12-08	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have Changed name to Yuxin Easycon
69	EASYCON大管理平台系统V1.0	2005SRBJ1868	2005-12-08	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have Changed name to Yuxin Easycon

20

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
70	EASYCON大额支付系统V1.0	2006SRBJ0878	2006-05-17	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have Changed name to Yuxin Easycon
71	EASYCON小额支付系统V1.0	2006SRBJ0879	2006-05-17	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have Changed name to Yuxin Easycon
72	EASYCON个人征信系统V1.0	2006SRBJ0890	2006-05-17	Beijing Easycon Electronic Technologies Ltd. （北京易初电子技术有限公司）	Have Changed name to Yuxin Easycon
73	EASYCON企业征信系统V1.0	2006SRBJ0893	2006-05-17	Bejing Yuxin Easycon Technology Co., Ltd. （北京宇信易初科技有限公司）	Have Changed name to Yuxin Easycon
74	PP200 多媒体查询机功能拓展系统 V1.0	2006SR06458	2006-05-23	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
75	结售汇一日多价及个人外汇买卖报价系统 V1.0	2006SR07997	2006-06-22	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
76	金融自助服务平台系统 V1.0	2006SR07998	2006-06-22	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
77	人力资源考核评分系统 V1.0	2006SR07999	2006-06-22	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）

21

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
78	e-Channels WEB应用基础平台软件 V2006	2006SR10692	2006-08-08	Beijing Sihitech Software Co., Ltd. （北京易诚世纪科技有限公司）
79	DCC金卡前置机系统项目软件系统 V1.0	2006SR11930	2006-08-31	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
80	特色平台定期借贷记业务项目软件系统 V1.0	2006SR11931	2006-08-31	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
81	Call Center业务系统软件V2.0	2006SR12142	2006-09-05	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
82	数据集中工程(DCC)数据转换项目系统软件V6.0	2006SR12143	2006-09-05	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
83	本地特色平台功能拓展软件 V2.0	2006SR12144	2006-09-05	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
84	大堂经理服务系统 V1.0	2006SR13929	2006-10-12	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
85	银行呼叫中心整合系统 V1.0	2006SR13950	2006-10-12	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）

22

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
86	网银3.0系统 V1.0	2006SR14160	2006-10-17	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
87	特色平台系统 V1.0	2006SR14643	2006-10-24	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
88	e-Chain 易擎工作流平台 V1.0	2006SR16073	2006-11-20	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
89	e-Channels金融渠道柜员系统Sisal V4.0	2007SR03009	2007-02-26	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
90	稽核管理信息系统AMIS V1.0	2007SR11331	2007-07-31	Bejing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
91	e-Channels易擎工作流平台软件V2.0	2007SR12150	2007-08-13	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
92	e-Channels网上银行交易平台软件Liana V3.6（专业版）	2008SR12151	2007-08-13	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）

23

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
93	e-Channels网上银行交易平台软件Liana V3.7（专业版）	2007SR00261	2008-01-04	Beijing e-Channels Century Technology Co., Ltd. （北京易诚世纪科技有限公司）
94	Yucheng Fleet CoreBanking银行核心业务系统V1.0	2008SR14792	2008-07-30	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
95	Liana 个人网银系统理财版V3.8	2008SR17694	2008-08-29	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
96	Liana个人网银系统英文版V3.8	2008SR17693	2008-08-29	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
97	Liana企业网银之电子票据系统V3.8	2008SR17695	2008-08-29	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
98	Yucheng Individual Loans System 宇信个人信贷业务管理系统V1.0	2008SR19480	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
99	Yucheng Credit Management System 宇诚信贷管理系统V1.0	2008SR19484	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
100	Liana个人网银系统（大众版）V5.0	2008SR19485	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）

24

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
101	Liana个人网银系统（专业版）V5.0	2008SR19483	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
102	Liana企业网银系统（便捷查询版）V5.0	2008SR19481	2008-09-16	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
103	Liana企业网银系统（现金管理版）V5.0	2008SR19487	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
104	Liana企业网银系统（专业版）V5.0	2008SR19486	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
105	Liana网上银行交易分析系统V1.0	2008SR19482	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
106	Liana企业网银系统运营管理软件V5.0	2008SR19489	2008-09-16	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
107	Liana网上支付系统（专业版）V5.0	2008SR19488	2008-09-16	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
108	Yucheng inCare呼叫中心应用系统V2.0	2008SR21318	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
109	Yucheng特色业务系统V1.0	2008SR21317	2008-09-27	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）

25

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
110	宇信易诚J2EE应用规则引擎Shuffle软件V1.0	2008SR21394	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
111	宇信易诚J2EE应用运行平台EMP软件V2.1	2008SR21391	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
112	宇信易诚J2EE应用开发平台IDE软件V2.1	2008SR21389	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
113	宇信易诚J2EE应用监控平台Monitor软件V1.0	2008SR21388	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
114	宇信易诚J2EE应用易擎工作流平台e-Chain软件V2.1	2008SR21393	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
115	宇信易诚J2EE应用在线客户TIPS软件V1.0	2008SR21390	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
116	宇信易诚J2EE金融渠道柜员系统Sisal软件V5.0	2008SR21392	2008-09-27	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
117	Yucheng综合业务系统V1.0	2008SR34627	2008-12-15	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）

26

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
118	Enterprise Central Monitor Platform企业集中监控系统管理平台软件 V1.0	2009SR01183	2009-01-7	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
119	双币卡交易前置系统V2.0	2009SR013026	2009-03-10	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
120	宇信商业汇票系统V1.0	2009SR021398	2009-06-08	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
121	对私客户关系管理系统v3.2	2009SR036442	2009-09-03	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
122	对公客户关系管理系统v3.2	2009SR036399	2009-09-02	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
123	同业客户关系管理系统V3.2	2009SR036362	2009-09-02	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
124	知识库管理系统v1.0	2009SR036358	2009-09-02	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
125	文档安全管理系统v1.0	2009SR036357	2009-09-02	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）

27

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
126	宇诚统一数据服务平台软件V1.0	2009SR039195	2009-09-14	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
127	宇诚综合报表平台软件V3.3	2009SR039179	2009-09-14	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
128	宇诚商业银行绩效考核系统V2.0	2009SR039176	2009-09-14	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
129	宇诚企业客户信息系统V2.0	2009SR039192	2009-09-14	Bejing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
130	任务调度工具软件V1.0	2009SR043827	2009-09-29	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
131	文件分发平台软件V1.0	2009SR043777	2009-09-29	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
132	宇诚数据质量管理平台软件V1.0	2009SR043829	2009-09-29	Beijing Yucheng Technology Co., Ltd （北京宇信易诚科技有限公司）
133	宇信鸿泰信贷管理系统 V1.0.1	2009SR052075	2009-11-09	Beijing Sihitech Software Co., Ltd. （北京宇信鸿泰软件技术有限公司）
134	Liana网上银行交易平台软件V4.0.1	2009SR052076	2009-11-09	Tianjin Yucheng Technology Limited （天津宇信易诚科技有限公司）

28

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
135	Liana个人网银系统 V5.0.1	2009SR052077	2009-11-09	Tianjin Yucheng Technology Limited （天津宇信易诚科技有限公司）
136	J2EE应用运行平台EMP软件V2.1.1	2009SR052078	2009-11-09	Tianjin Yucheng Technology Limited （天津宇信易诚科技有限公司）
137	Liana 企业网银系统 V5.0.1	2009SR052079	2009-11-09	Tianjin Yucheng Technology Limited （天津宇信易诚科技有限公司）
138	宇诚报表集成开发平台软件V1.5	2010SR000680	2010-01-06	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
139	宇诚数据质量优化系统V1.0	2010SR000684	2010-01-06	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
140	宇诚元数据管理系统V1.0	2010SR000685	2010-01-06	Bejing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
141	宇诚ETL智能调度监控系统V1.0	2010SR000686	2010-01-06	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
142	Enterprise Service Management Platform 企业服务管理平台软件V1.0	2010SR000695	2010-01-06	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）

29

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
143	宇诚指标联合服务平台软件V1.0	2010SR000700	2010-01-06	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
144	Liana手机银行系统V1.0	2010SR009805	2010-03-05	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
145	宇信易诚J2EE应用运行平台EMP软件V2.2	2010SR012398	2010-03-18	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
146	宇信易诚J2EE应用监控平台Monitor软件V2.2	2010SR012428	2010-03-18	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
147	宇信易诚多媒体呼叫中心系统V1.0	2010SR009958	2010-03-05	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
148	Liana 高端客户端软件V1.0	2010SR009961	2010-03-05	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
149	在线客服系统V2.6	2010SR009791	2010-03-04	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
150	宇信易诚影像平台系统 V2.1	2010SR026025	2010-06-01	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）

30

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
151	宇信易诚客户关系管理系统 v3.2	2010SR026027	2010-06-01	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
152	宇信易诚J2EE应用开发平台IDE软件V2.2	2010SR026026	2010-06-01	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
153	宇信易诚消费信贷管理系统V1.0	2010SR026029	2010-06-01	Bejing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
154	Liana Web2.0前端平台系统 1.0	2010SR043189	2010-08-23	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
155	新一代互联网银行软件1.0	2010SR043191	2010-08-23	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
156	Liana集中维护平台软件V1.0	2010SR050721	2010-09-25	Yuxin Data Technologies Co., Limited （宇信数据科技有限公司）	Cooperation company
157	Liana集中监控报警平台软件V1.0	2010SR050723	2010-09-25	Yuxin Data Technologies Co., Limited （宇信数据科技有限公司）	Cooperation company
158	数据管理平台软件1.2	2010SR051474	2010-09-28	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)
159	银行核心业务系统1.2	2010SR051477	2010-09-28	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)

31

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
160	集中监控管理平台软件1.2	2010SR051479	2010-09-28	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)
161	呼叫中心平台软件2.2	2010SR051482	2010-09-28	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)
162	e-channels网上银行交易平台软件 V4.0（豪华版）	2010SR056577	2010-10-27	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
163	基于WEB2.0的互联网银行互动理财软件V1.0	2010SR063764	2010-11-27	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)
164	Enterprise Central Monitor Platform 企业集中监控系统管理平台软件V3.0	2010SR068667	2010-12-14	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
165	宇诚客户关联风险监测系统V2.0	2010SR072791	2010-12-25	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
166	宇诚网络ETF基金复核系统软件V1.0	2010SR072793	2010-12-25	Yucheng Internet Technologies Limited （北京宇信易诚网络技术有限公司）	Cooperation company

32

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
167	服务管理平台软件V1.2	2011SR014888	2011-03-24	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)
168	AL@RM.AF反欺诈风险监测系统V2.0	2011SR023125	2011-04-25	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
169	企业服务总线系统 V2.0	2011SR027505	2011-05-11	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
170	忠诚度管理系统 V1.0	2011SRBJ2475	2011-06-23	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
171	Liana网上银行管理台系统V5.0	2011SR072732	2011-10-11	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
172	Liana门户网站软件V2.0	2011SR072735	2011-10-11	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
173	Liana小企业网银系统V4.0	2011SR072715	2011-10-11	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
174	银行押品管理系统V1.0	2011SR072716	2011-10-11	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）

33

No	Name	Registration Number	Registration Date	Copyright Holder	Comments
175	Liana网上银行业务监控系统V1.0	2011SR075966	2011-10-22	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
176	宇信易诚网点前端系统V1.0	2011SR090519	2011-12-05	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
177	Liana网上商城软件V1.0	2011SR094594	2011-12-13	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
178	绩效管理分析系统V1.0	2011SR094589	2011-12-13	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
179	网点操作平台软件 V1.0	2012SR013011	2012-02-24	Beijing Xinyuanxiangyu Technologies Co., Ltd. （北京信源翔宇科技有限公司）
180	业务处理平台软件 V1.0	2012SR013013	2012-02-24	Beijing Xinyuanxiangyu Technologies Co., Ltd. （北京信源翔宇科技有限公司）
181	客户联络中心综合应用系统-业务子系统V3.0	2012SR020632	2012-03-16	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
182	客户联络中心综合应用系统-IVR子系统V3.0	2012SR020635	2012-03-16	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）

34

No	Name	Registration Number	Registration Date	Copyright Holder	Comments

183	Uniform Scheduling for Enterprise企业统一调度平台软件V1.1	2012SR020489	2012-03-16	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
184	反欺诈检测系统V1.0	2012SR024372	2012-03-29	Tianjin Yuxin-yicheng Information Security Technology Limited. （天津宇诚信信息安全科技有限公司）
185	宇诚报表集成开发平台软件V4.5	2012SR028226	2012-04-12	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
186	宇信易诚J2EE应用易擎工作流平台e-Chain软件V2.2	2012SR027571	2012-04-10	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）
187	宇信易诚J2EE应用规则引擎Shuffle软件V2.2	2012SR028227	2012-04-12	Beijing Yucheng Technology Co., Ltd. （北京宇信易诚科技有限公司）

35

Section 10(A)

(AFFILIATE TRANSACTIONS)

Section 5(A)(2) of this Disclosure Schedule is incorporated herein by reference in its entirety.

36

Section 11

(RELATED PARTY DEBTS)

Section 5(A) of this Disclosure Schedule is incorporated herein by reference in its entirety.

37

exhibit d

form of charges over shares

Exhibit D

EXHIBIT D

FORM OF CHARGE OVER SHARES

DEED OF SHARE CHARGE

THIS SHARE CHARGE (this “Charge”) is made on [●], 2012 by and among:

(A)	New Sihitech Limited, a limited liability company incorporated under the laws of the British Virgin Islands, whose registered office is at Start Chambers, Wickham’s Cay II, P.O.Box 2221, Road Town, Tortola, British Virgin Islands (the “Chargor”);

(B)	CSOF FinTech Limited, a limited liability company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 927, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (“CSOF”); and

(C)	CEL FinTech Limited, a limited liability company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 927, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (“CEL” and together with CSOF, the “Chargees” and each, a “Chargee”).

RECITALS

WHEREAS, the Chargees agreed to purchase from the Chargor an aggregate of US$48 million of Exchangeable Notes pursuant to an Exchangeable Notes Subscription Agreement dated on August 13, 2012 by and among the Chargor, the Chargees and other parties thereto (the “Subscription Agreement”);

WHEREAS, as security for the Secured Obligations under the Subscription Agreement), the Chargor has agreed to charge all its legal and beneficial right, title and interest in the Charged Property (as defined below), whether previously or hereafter acquired; and

WHEREAS, it is a condition precedent to the Closing under the Subscription Agreement that the Chargor shall have executed and delivered this Charge in favor of the Chargees.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Charge hereby agree as follows:

1.	Interpretation

1.1	In this Charge, the following words and expressions shall have the following meanings:

“Charged Property” means the Charged Shares and the Derivative Assets and includes all rights, benefits and sums now or in the future accruing to the Chargor as a result of or in connection with any of the Shares or the Derivative Assets;

“Charged Shares” means the Original Shares and all other shares and stock in the Company (both present and future) legally and/or beneficially owned by the Chargor or any nominee on its behalf while any Secured Obligations are outstanding and/or any substitute or additional shares and stock;

“Company” means Yucheng Technologies Limited, a limited liability company organized and existing under the laws of the British Virgin Islands;

“Derivative Assets” means all:

(a)	allotments, rights, money or property arising at any time in relation to any of the Charged Shares by way of conversion, exchange, redemption, bonus, preference, option, conversion, consolidation, subdivision or otherwise;

(b)	dividends and other income paid or payable in relation to any of the Charged Shares; and

(c)	stock, shares, debentures, bonds or other securities or investments offered in addition to or substitution for any of the Charged Shares;

“Original Shares” means the shares of the Company legally and/or beneficially owned by the Chargor, the particulars of which are set out in Schedule 2;

“Parties” means the parties to this Charge;

“Security Interest” means any charge, mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, security interest, option, right of first offer, negotiation or refusal, proxy, lien, adverse claim or other restrictions (including, but not limited to, restrictions on transfer), encumbrances or limitations of any nature whatsoever, including, but not limited to, such Security Interests as may arise under any contract; and

“Security Period” means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by performance in full of the Secured Obligations.

1.2	Capitalized terms used but not otherwise defined in this Charge shall have the meanings ascribed to them in the Subscription Agreement.

1.3	In this Charge:

(a)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are reenactments (whether with or without modification);

2

(b)	references to Sections, recitals and schedules are references to Sections hereof, recitals hereof and schedules hereto; references to sub-Sections or paragraphs are, unless otherwise stated, references to sub-Sections of the Section or paragraphs of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

(e)	references to assets include property, rights and assets of every description; and

(f)	references to any document are to be construed as references to such document as amended or supplemented from time to time.

2.	Representation and Warranties

The Chargor hereby represents and warrants to the Chargees that:

(a)	the Chargor is the legal and beneficial owner of all of the Charged Property, free from any Security Interest (other than that created by this Charge, the Subscription Agreement or any Other Transaction Documents);

(b)	the Chargor has full power, authority and legal capacity to be the legal and beneficial owner of the Charged Property;

(c)	the Chargor has full power and authority: (i) to execute and deliver this Charge and (ii) to comply with the provisions of, and perform all its obligations under, this Charge;

(d)	this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

(e)	the entry into and performance by the Chargor of this Charge does not violate (i) any applicable Law or (ii) any agreement, contract or other undertaking to which any of the Chargor is a party or which is binding upon the Chargor or any of its assets;

(f)	all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge, including any required spousal or other personal consents have been obtained and are in full force and effect;

(g)	the Chargor has taken all corporate and other action required to approve its execution, delivery and performance of this Charge;

3

(h)	no litigation (excluding threatened litigation), arbitration or administrative proceedings of or before any court, arbitral body or agency has been initiated or threatened, or is pending, against the Chargor or its assets which could reasonably be expected to have an adverse effect on the validity, enforceability or priority of this Charge or the ability of the Chargor to perform any of its obligations hereunder;

(i)	the particulars of the Original Shares set forth on Schedule 2 are accurate in all respects, and all of the Original Shares have been validly issued and are fully paid up;

(j)	the Chargor has not sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, the benefit of all or any of its rights, title and interest in the Charged Property or any part thereof; and

(k)	in any proceedings taken in Hong Kong, the British Virgin Islands or any other jurisdiction, the Chargor will not be able to claim for the Chargor or any of its assets immunity from suit, execution, attachment or other legal process.

3.	Security

3.1	As continuing security for the Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property hereby charges, and agrees to charge during the Security Period, to each of the Chargees, by way of a first priority fixed charge, all of its right, title and interest in and to the Charged Property including all benefits, present and future, actual and contingent accruing in respect of the Charged Property.

3.2	The Chargor hereby irrevocably:

(a)	agrees to the creation of security by the Chargor over the Charged Property under or pursuant to this Charge;

(b)	waives any and all rights that it may otherwise have to object to, the creation of security by the Chargor over the Charged Property (or any part thereof) under or pursuant to this Charge, any enforcement of such security in accordance with the terms of this Charge and/or any transfer of all or any part of the Charged Property of the Chargor pursuant to the provisions of this Charge or any exercise by any Chargee of any of its rights, powers or remedies hereunder; and

(c)	agrees that any transfer of all or any part of the Charged Property pursuant to the provisions of this Charge or any exercise by any Chargee or receiver of any of its rights, powers or remedies hereunder in accordance with the terms and conditions hereof shall be valid.

4

3.3	The Chargor shall immediately upon execution of this Charge delivers, or causes to be delivered, to each Chargee:

(a)	duly executed undated share transfer certificates in respect of the Charged Shares in favour of each Chargee or its nominees in the form set out in Schedule 3 to this Charge;

(b)	originals of all valid and duly issued share certificates representing the Charged Shares;

(c)	duly executed and dated shareholder’s letter of authority in the form set out in Schedule 4 to this Charge; and

(d)	an undertaking from the Company to register transfers of the Charged Shares to each Chargee or its nominee in the form set out in Schedule 5 to this Charge.

3.4	The Chargor hereby undertakes that it will deliver, or causes to be delivered, to each Chargee, promptly upon the acquisition, accrual, offer or issue of any additional shares of the Company, the items listed in Sections 3.3(a) to (d) above with respect to such newly acquired shares of the Company.

3.5	The Chargor hereby covenants that during the Security Period it will remain the sole legal and beneficial owner of the Charged Property (subject to the Security Interests hereby created) and that it will not, without the prior consent in writing of each Chargee:

(a)	create or suffer the creation of any Security Interests (other than those created by this Charge) on or in respect of the whole of any part of the Charged Property or any of its interest therein; or

(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property.

3.6	The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargees shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof provided that such failure is not caused, directly or indirectly, by the any wilful acts or gross negligence of the Chargees.

3.7	Subject to Sections 5.2 and 5.3, upon the Secured Obligations having been unconditionally and irrevocably discharged in full, and following a written request therefor from the Chargor, each Chargee will, subject to being indemnified by the Chargor to its reasonable satisfaction for the costs and expenses incurred by it in connection therewith, release the security constituted by this Charge.

3.8	The Chargor shall ensure that at all times this Charge shall have the priority which this Charge is expressed to have.

5

4.	Dealings with Charged Property

4.1	Unless and until an Event of Default has occurred and such default has not been cured with sixty (60) Business Days:

(a)	the Chargor shall hold the legal title to and shall be the actual and beneficial owner of the Charged Shares, subject to the terms of this Charge, and shall be entitled to exercise all voting and consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge, the Subscription Agreement and the Other Transaction Documents;
(b)	the Chargor shall retain the power to control the direction, management and policies of the Company to the same extent as the Chargor would if the Charged Property were not Charged to the Chargees pursuant to this Charge unless otherwise restricted by this Charge, the Subscription Agreement and the Other Transaction Documents; and

(c)	the Chargor shall be entitled to receive, retain and utilize any dividends, interest or other moneys, assets or other interests accruing on or in respect of the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge, the Subscription Agreement and the Other Transaction Documents.

4.2	The Chargor shall pay all calls, installments or other payments and shall discharge all other obligations, which may become due in respect of any of the Charged Property and after the occurrence of an Event of Default, each Chargee may if it thinks fit, and after providing notice of such action to the Chargor, make such payments or discharge such obligations on behalf of the Chargor. Any reasonable sums so paid by such Chargee in respect thereof shall be repayable upon receipt o the Chargee’s written demand and pending such repayment shall constitute part of the Secured Obligations.

4.3	The Chargees shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

4.4	The Chargor hereby authorizes each Chargee to arrange at any time and from time to time after the occurrence of an Event of Default which has not been cured within sixty (60) Business Days for the Charged Property or any part thereof to be registered in the name of such Chargee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Charge.

6

5.	Preservation of Security

5.1	Until the release of the security constituted by this Charge, it is hereby agreed and declared that:

(a)	the security created by this Charge shall be held by the Chargees as a continuing security for the discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate satisfaction of any part of the Secured Obligations;

(b)	the Chargees shall not be bound to enforce any other security before enforcing the security created by this Charge;

(c)	no delay or omission on the part of any Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy; the rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as any Chargee may deem expedient; and

(d)	any waiver by any Chargee of any terms of this Charge shall only be effective if given in writing, and then only for the purpose and upon the terms for which it is given.

5.2	Any settlement or discharge under this Charge between the Chargees and the Chargor shall be conditional upon no security or payment to the Chargees by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargees shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.3	The rights of the Chargees under this Charge and the security constituted hereby shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargees or any other person:

(a)	any time or waiver granted to or composition with the Chargor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Chargor or any other person;

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(c)	any legal limitation, disability, incapacity or other circumstances relating to the Chargor or any other person;

(d)	any amendment or supplement to the Subscription Agreement, the Other Transaction Documents, or any other document or security;

(e)	the bankruptcy, dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Company or any other person; or

(f)	the unenforceability, invalidity or frustration of any obligations of the Chargor or any other person under the Subscription Agreement, the Other Transaction Documents, or any other document or security.

6.	EVENTS OF DEFAULT/Enforcement of Security

6.1	Upon or at any time after the occurrence of an Event of Default which has not been cured within sixty (60) Business Days, the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Chargees under this Charge shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing the Chargees without further notice to the Chargor may:

(a)	solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargees may think fit; and/or

(b)	receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Chargees as additional security charged under and subject to the terms of this Charge and any such dividends, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargees and paid or transferred to the Chargees on demand; and/or

(c)	to the extent permitted by applicable Laws, sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price not lower than the then fair market value or such price as both the Chargees and the Chargor may deem fit, and thereupon the Chargees shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of.

6.2	The Chargees shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargees by this Charge or to which the Chargees may at any time be entitled hereunder.

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6.3	Upon any sale of the Charged Property or any part thereof by the Chargees in accordance with the provisions of this Charge, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargees, and the receipt of the Chargees for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

6.4	Neither the Chargees nor their respective agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or willful default.

6.5	The Chargees shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

7.	REGISTRATION AND ANNOTATION

Immediately after execution of this Charge, the Chargor shall:

(a)	procure that the following annotation, if applicable, be entered on the register of members of the Company, or similar such registry:

“The [*] ordinary shares of [US*] par value each issued as fully paid up and registered in the name of [*] are charged in favor of [the Chargees] (including their successors, assigns and transferees) pursuant to a Deed of Share Charge dated __________, 2012, as amended from time to time.”;

(b)	deliver to each Chargee a certified true copy of the register of members of the Acquisition Vehicle with the annotation referred to in Section 7(a); and

(c)	register or cause to be registered this Charge with the Registrar of Corporate Affairs of the British Virgin Islands in the public register of charges for the Company and promptly upon completion of this registration provide to each Chargee with a copy of the notification issued by the Registrar of Corporate Affairs of the British Virgin Islands confirming this Charge has been duly registered.

8.	Further Assurances

The Chargor shall execute and do all such assurances, acts and things as any of the Chargees may reasonably require for:

(a)	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

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(b)	preserving or protecting any of the rights of the Chargees under this Charge;

(c)	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee of the Chargees; and

(d)	following the occurrence of an Event of Default that has not been cured within sixty (60) Business Days, (i) facilitating the appropriation or realisation of the Charged Property or any part thereof; and (ii) the exercise of any power, authority or discretion vested in the Chargees under this Charge, in any such case, forthwith upon written demand by the Chargees and at the expense of the Chargor.

9.	Indemnities

The Chargor will indemnify and hold harmless each Chargee and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Chargee or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

(b)	in the preservation or enforcement of such Chargee’s rights under this Charge or the priority thereof;

(c)	on the release of any part of the Charged Property from the security created by this Charge; or

(d)	arising out of any breach of any term of this Charge,

and such Chargee or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts suffered, incurred or paid by the Chargee or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

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10.	Power of Attorney

10.1	The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints each Chargee and the persons deriving title under it, jointly and severally, to be its attorney to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which each Chargee may from time to time require for perfecting its title to, or following the occurrence of an Event of Default, for vesting any of the assets and property hereby charged or assigned in such Chargee or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non-payment (if such Chargee reasonably decides) all steps and proceedings in the name of the Chargor or of such Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts and make allowances and give time or other indulgence to any surety or other person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Section 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid, provided that before exercising the abovementioned power, the Chargee shall send a reasonable prior written notice to the Chargor.

10.2	The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do in accordance with this Charge. In relation to the power referred to herein, the exercise by each Chargee of such power shall be conclusive evidence of its right to exercise the same.

11.	Expenses

11.1	The Chargor shall pay to each Chargee on demand all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred, when incurred, by such Chargee or for which such Chargee may become liable in connection with:

(a)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Charge or the priority hereof;

(b)	any variation of, or amendment or supplement to, any of the terms of this Charge; and/or

(c)	any consent or waiver required from such Chargee in relation to this Charge.

11.2	The Chargor shall pay promptly all stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Chargees on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

12.	Notices

Any and all notices required or permitted under this Charge shall be given in writing, in English, and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. Any notice given pursuant to this Section 12 shall be addressed to the address or facsimile number of the receiving Party as set forth below or at such other addresses as such Party may designate by ten (10) days advance written notice to the other Parties hereto.

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Chargor: To the address of the Chargor as set forth in Schedule 2.

Chargees: To the address of the respective Chargee as set forth in Schedule 1.

13.	Assignments

13.1	This Charge shall be binding upon and shall inure to the benefit of the Chargor, the Chargees and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

13.2	The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge.

13.3	Each Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee without the consent of the Chargor. Such Chargee shall notify the Chargor in writing prior to any such assignment or transfer.

14.	Miscellaneous

14.1	If any of the Sections, conditions, covenants or restrictions (each a “Provision”) of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

14.2	This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

14.3	The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

14.4	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.	Law and Jurisdiction

15.1	This Charge shall be governed by and construed under the laws of Hong Kong.

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15.2	If any Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be referred to and finally settled by arbitration at the HKIAC in accordance with the HKIAC Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the HKIAC Rules by HKIAC. If there are only two Parties to the arbitration, and such Parties cannot agree on the one (1) arbitrator appointed by the HKIAC, then, if there are only two (2) parties to the arbitration, each party shall appoint one (1) arbitrator and the two arbitrators so appointed shall appoint the third arbitrator, who shall serve as chair of the arbitral tribunal, within thirty (30) days of the appointment of the second arbitrator. Any arbitrator not timely selected shall be appointed by the HKIAC. The two party appointed arbitrators shall appoint the third arbitrator, who shall serve as chair of the arbitral tribunal, within thirty (30) days of the appointment of the second arbitrator. If the third arbitrator is not timely appointed such arbitrator shall be appointed by the HKIAC and such arbitrator shall be qualified to practice law in Hong Kong. The language of the arbitration shall be English. Notwithstanding anything in this Agreement or in the HKIAC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any party hereto unless such award both (i) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (ii) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such party to conduct its respective business operations or to make or dispose of any other investments. The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The prevailing party shall be further entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. During the course of the arbitration tribunal’s adjudication of the dispute, this Charge shall continue to be performed except with respect to the part in dispute and under adjudication.

[Signature page follows.]

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IN WITNESS whereof the Parties have executed this Charge as a deed the day and year first above written.

CHARGOR:

SIGNED, SEALED and DELIVERED	)
with the COMMON SEAL of	)
New Sihitech Limited	)
and signed by
)
the duly authorized person	)
in the presence of:	)

CHARGEES

SIGNED, SEALED and DELIVERED	)
with the COMMON SEAL of	)
CSOF FinTech Limited	)
and signed by
)
the duly authorized person	)
in the presence of:	)

SIGNED, SEALED and DELIVERED	)
with the COMMON SEAL of	)
CEL FinTech Limited	)
and signed by
)
the duly authorized person	)
in the presence of:	)

Schedule 1

CHARGEES

NAME OF CHARGEE	ADDRESS FOR NOTICE

CSOF FinTech Limited	46/F Far East Finance Centre, 16 Harcourt Road Hong Kong
CEL FinTech Limited

Schedule 2

PARTICULARS OF THE ORIGINAL SHARES

REGISTERED OWNER	ADDRESS	NAME OF ENTITY WHOSE SHARES ARE HELD	NUMBER OF ORIGINAL SHARES
New Sihitech Limited	Start Chambers, Wickham’s Cay II, P.O.Box 2221, Road Town, Tortola, British Virgin Islands	the Company	[16,531,148], representing [41.2]% of the total issued share capital of the Company on a fully-diluted basis

Schedule 3

SHARE TRANSFER CERTIFICATE

New Sihitech Limited, a limited liability company incorporated under the laws of the British Virgin Islands (the “Transferor”), does hereby:

1.	transfer to ________________ (the “Transferee”) ________________ shares (the “Shares”) of ______________ (the “Company”) standing in its name in the register of members of the Company to hold unto the Transferee, its executors, administrators and assigns, subject to the several conditions on which it held the same at the time of execution of this Share Transfer Certificate; and

2.	consent that its name remains on the register of the Company until such time as the Company enters the Transferee’s name in the register of the Company.

And the Transferee, does hereby agree to take the Shares subject to the same conditions.

As Witness Our Hands

Signed by the Transferor on the

_____ day of __________, 20____

in the presence of:

____________________________________

Witness	For and on behalf of Transferor

Signed by the Transferee on the

_____ day of __________, 20_____

in the presence of:

____________________________________

Witness	For and on behalf of Transferee

Schedule 4

FORM OF SHAREHOLDER’S LETTER OF AUTHORITY

Date:

To:	________________ (together with its successors, assigns and transferees, the “Chargee”)

Re:

Dear Sirs:

New Sihitech Limited, a limited liability company incorporated under the laws of the British Virgin Islands (the “Acquisition Vehicle”) hereby unconditionally and irrevocably authorizes you to date, deliver, give full effect to and otherwise complete the share transfer (in respect of its shares in Yucheng Technologies Limited (the “Company”) deposited by the Acquisition Vehicle with yourselves pursuant to that certain Deed of Share Charge dated _______, 2012 among the Acquisition Vehicle as Chargor, and the other parties thereto (the “Charge”), in each case, after the security constituted by the Charge has become enforceable in accordance with the terms of the Charge and for such purposes attached is a duly executed and dated irrevocable power of attorney given by way of security in the form as annexed hereto.

By:

Name:
Title: [Authorized Representative]

Schedule 5

FORM OF UNDERTAKING

[Date]

Corporation

Attention:

Copy to:

Dear Sirs

Yucheng Technologies Limited (the “COMPANY”)

Reference is made to the Deed of Share Charge dated the __________, 2012 (the “Charge”) between (i) New Sihitech Limited (the “Chargor”); (ii) CSOF FinTech Limited; and (iii) CEL FinTech Limited (together with CSOF FinTech Limited, the “Chargees”) pursuant to which the Chargor granted a charge over the Charged Property in favor of the Chargees.

Capitalized words and expressions used in this letter which are not expressly defined herein have the meanings ascribed to them in the Charge.

This letter of undertaking is given pursuant to Section 3.3(d) of the Charge.

For valuable consideration receipt of which is hereby acknowledged, the Company hereby irrevocably and unconditionally undertakes to register in the Company’s register of members any and all share transfers to each Chargee or its nominee in respect of the Charged Shares submitted to the Company by such Chargee, in each case, after the security constituted by the Charge has become enforceable in accordance with its terms.

Yours truly,

By:

Name:
Title: [Authorized Representative]

EXHIBIT D

FORM OF CHARGE OVER SHARES

DEED OF SHARE CHARGE

THIS SHARE CHARGE (this “Charge”) is made on [●], 2012 by and among:

(A)	HONG Weidong (洪卫东), a PRC national (PRC ID No. 110108196609138958) with address at F9 Tower D, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, PRC 100013 (the “Chargor”);

(B)	CSOF FinTech Limited, a limited liability company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 927, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (“CSOF”); and

(C)	CEL FinTech Limited, a limited liability company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 927, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (“CEL” and together with CSOF, the “Chargees” and each, a “Chargee”).

RECITALS

WHEREAS, the Chargees agreed to purchase from the Acquisition Vehicle an aggregate of US$48 million of Exchangeable Notes pursuant to an Exchangeable Notes Subscription Agreement dated on August 13, 2012 by and among the Chargor, the Chargees and the Acquisition Vehicle (the “Subscription Agreement”);

WHEREAS, as security for the Secured Obligations under the Subscription Agreement), the Chargor has agreed to charge all his legal and beneficial right, title and interest in the Charged Property (as defined below), whether previously or hereafter acquired; and

WHEREAS, it is a condition precedent to the Closing under the Subscription Agreement that the Chargor shall have executed and delivered this Charge in favor of the Chargees.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Charge hereby agree as follows:

1.	Interpretation

1.1	In this Charge, the following words and expressions shall have the following meanings:

“Acquisition Vehicle” means New Sihitech Limited, a company organized and existing under the laws of the British Virgin Islands, whose registered address is at Start Chambers, Wickham’s Cay II, P.O.Box 2221, Road Town, Tortola, British Virgin Islands;

“Charged Property” means the Charged Shares and the Derivative Assets and includes all rights, benefits and sums now or in the future accruing to the Chargor as a result of or in connection with any of the Shares or the Derivative Assets;

“Charged Shares” means the Original Shares and all other shares and stock in the Acquisition Vehicle (both present and future) legally and/or beneficially (whether directly or indirectly) owned by the Chargor or any nominee on its behalf while any Secured Obligations are outstanding and/or any substitute or additional shares and stock;

“Derivative Assets” means all:

(a)	allotments, rights, money or property arising at any time in relation to any of the Charged Shares by way of conversion, exchange, redemption, bonus, preference, option, conversion, consolidation, subdivision or otherwise;

(b)	dividends and other income paid or payable in relation to any of the Charged Shares; and

(c)	stock, shares, debentures, bonds or other securities or investments offered in addition to or substitution for any of the Charged Shares;

“Original Shares” means the entire issued share capital of the Acquisition Vehicle legally and/or beneficially (whether directly or indirectly) owned by the Chargor, the particulars of which are set out in Schedule 2;

“Parties” means the parties to this Charge;

“Security Interest” means any charge, mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, security interest, option, right of first offer, negotiation or refusal, proxy, lien, adverse claim or other restrictions (including, but not limited to, restrictions on transfer), encumbrances or limitations of any nature whatsoever, including, but not limited to, such Security Interests as may arise under any contract; and

“Security Period” means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by performance in full of the Secured Obligations.

1.2	Capitalized terms used but not otherwise defined in this Charge shall have the meanings ascribed to them in the Subscription Agreement.

1.3	In this Charge:

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(a)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are reenactments (whether with or without modification);

(b)	references to Sections, recitals and schedules are references to Sections hereof, recitals hereof and schedules hereto; references to sub-Sections or paragraphs are, unless otherwise stated, references to sub-Sections of the Section or paragraphs of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

(e)	references to assets include property, rights and assets of every description; and

(f)	references to any document are to be construed as references to such document as amended or supplemented from time to time.

2.	Representation and Warranties

The Chargor hereby represents and warrants to the Chargees that:

(a)	the Chargor is the legal and beneficial owner of all of the Charged Property, free from any Security Interest (other than that created by this Charge, the Subscription Agreement or any Other Transaction Documents);

(b)	the Chargor has full power, authority and legal capacity to be the legal and beneficial owner of the Charged Property;

(c)	the Chargor has full power and authority: (i) to execute and deliver this Charge and (ii) to comply with the provisions of, and perform all its obligations under, this Charge;

(d)	this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

(e)	the entry into and performance by the Chargor of this Charge does not violate (i) any applicable Law or (ii) any agreement, contract or other undertaking to which any of the Chargor is a party or which is binding upon the Chargor or any of his assets;

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(f)	all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge, including any required spousal or other personal consents have been obtained and are in full force and effect;

(g)	no litigation (excluding threatened litigation), arbitration or administrative proceedings of or before any court, arbitral body or agency has been initiated or threatened, or is pending, against the Chargor or his assets which could reasonably be expected to have an adverse effect on the validity, enforceability or priority of this Charge or the ability of the Chargor to perform any of his obligations hereunder;

(h)	the particulars of the Original Shares set forth on Schedule 2 are accurate in all respects, and all of the Original Shares have been validly issued and are fully paid up;

(i)	the Chargor has not sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, the benefit of all or any of his rights, title and interest in the Charged Property or any part thereof; and

(j)	in any proceedings taken in Hong Kong, the British Virgin Islands or any other jurisdiction, the Chargor will not be able to claim for the Chargor or any of his assets immunity from suit, execution, attachment or other legal process.

3.	Security

3.1	As continuing security for the Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property hereby charges, and agrees to charge during the Security Period, to each of the Chargees, by way of a first priority fixed charge, all of its right, title and interest in and to the Charged Property including all benefits, present and future, actual and contingent accruing in respect of the Charged Property.

3.2	The Chargor hereby irrevocably:

(a)	agrees to the creation of security by the Chargor over the Charged Property under or pursuant to this Charge;

(b)	waives any and all rights that he may otherwise have to object to, the creation of security by the Chargor over the Charged Property (or any part thereof) under or pursuant to this Charge, any enforcement of such security in accordance with the terms of this Charge and/or any transfer of all or any part of the Charged Property of the Chargor pursuant to the provisions of this Charge or any exercise by any Chargee of any of its rights, powers or remedies hereunder; and

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(c)	agrees that any transfer of all or any part of the Charged Property pursuant to the provisions of this Charge or any exercise by any Chargee or receiver of any of its rights, powers or remedies hereunder in accordance with the terms and conditions hereof shall be valid.

3.3	The Chargor shall immediately upon execution of this Charge delivers, or causes to be delivered, to each Chargee:

(a)	duly executed undated share transfer certificates in respect of the Charged Shares in favour of each Chargee or its nominees in the form set out in Schedule 3 to this Charge;

(b)	originals of all valid and duly issued share certificates representing the Charged Shares;

(c)	duly executed and dated shareholder’s letter of authority in the form set out in Schedule 4 to this Charge; and

(d)	an undertaking from the Acquisition Vehicle to register transfers of the Charged Shares to each Chargee or its nominee in the form set out in Schedule 5 to this Charge.

3.4	The Chargor hereby undertakes that he will deliver, or causes to be delivered, to each Chargee, promptly upon the acquisition, accrual, offer or issue of any additional shares of the Acquisition Vehicle, the items listed in Sections 3.3(a) to (d) above with respect to such newly acquired shares of the Acquisition Vehicle.

3.5	The Chargor hereby covenants that during the Security Period he will remain the sole legal and beneficial owner of the Charged Property (subject to the Security Interests hereby created) and that he will not, without the prior consent in writing of each Chargee:

(a)	create or suffer the creation of any Security Interests (other than those created by this Charge) on or in respect of the whole of any part of the Charged Property or any of his interest therein; or

(b)	sell, assign, transfer or otherwise dispose of any of his interest in the Charged Property.

3.6	The Chargor shall remain liable to perform all the obligations assumed by him in relation to the Charged Property and the Chargees shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform his obligations in respect thereof provided that such failure is not caused, directly or indirectly, by the any wilful acts or gross negligence of the Chargees.

3.7	Subject to Sections 5.2 and 5.3, the Secured Obligations having been unconditionally and irrevocably discharged in full, and following a written request therefor from the Chargor, each Chargee will, subject to being indemnified by the Chargor to its reasonable satisfaction for the costs and expenses incurred by it in connection therewith, release the security constituted by this Charge.

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3.8	The Chargor shall ensure that at all times this Charge shall have the priority which this Charge is expressed to have.

4.	Dealings with Charged Property

4.1	Unless and until an Event of Default has occurred and such default has not been cured within sixty (60) Business Days:

(a)	the Chargor shall hold the legal title to and shall be the actual and beneficial owner of the Charged Shares, subject to the terms of this Charge, and shall be entitled to exercise all voting and consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge, the Subscription Agreement and the Other Transaction Documents;

(b)	the Chargor shall retain the power to control the direction, management and policies of the Company to the same extent as the Chargor would if the Charged Property were not Charged to the Chargees pursuant to this Charge unless otherwise restricted by this Charge, the Subscription Agreement and the Other Transaction Documents; and

(c)	the Chargor shall be entitled to receive, retain and utilize any dividends, interest or other moneys, assets or other interests accruing on or in respect of the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge, the Subscription Agreement and the Other Transaction Documents.

4.2	The Chargor shall pay all calls, installments or other payments and shall discharge all other obligations, which may become due in respect of any of the Charged Property and after the occurrence of an Event of Default, each Chargee may if it thinks fit, and after providing notice of such action to the Chargor, make such payments or discharge such obligations on behalf of the Chargor. Any reasonable sums so paid by such Chargee in respect thereof shall be repayable upon receipt o the Chargee’s written demand and pending such repayment shall constitute part of the Secured Obligations.

4.3	The Chargees shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

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4.4	The Chargor hereby authorizes each Chargee to arrange at any time and from time to time after the occurrence of an Event of Default which has not been cured within sixty (60) Business Days for the Charged Property or any part thereof to be registered in the name of such Chargee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Charge.

5.	Preservation of Security

5.1	Until the release of the security constituted by this Charge, it is hereby agreed and declared that:

(a)	the security created by this Charge shall be held by the Chargees as a continuing security for the discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate satisfaction of any part of the Secured Obligations;

(b)	the Chargees shall not be bound to enforce any other security before enforcing the security created by this Charge;

(c)	no delay or omission on the part of any Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy; the rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as any Chargee may deem expedient; and

(d)	any waiver by any Chargee of any terms of this Charge shall only be effective if given in writing, and then only for the purpose and upon the terms for which it is given.

5.2	Any settlement or discharge under this Charge between the Chargees and the Chargor shall be conditional upon no security or payment to the Chargees by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargees shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.3	The rights of the Chargees under this Charge and the security constituted hereby shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargees or any other person:

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(a)	any time or waiver granted to or composition with the Chargor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Chargor or any other person;

(c)	any legal limitation, disability, incapacity or other circumstances relating to the Chargor or any other person;

(d)	any amendment or supplement to the Subscription Agreement, the Other Transaction Documents, or any other document or security;

(e)	the bankruptcy, dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Acquisition Vehicle or any other person; or

(f)	the unenforceability, invalidity or frustration of any obligations of the Chargor or any other person under the Subscription Agreement, the Other Transaction Documents, or any other document or security.

6.	EVENTS OF DEFAULT/Enforcement of Security

6.1	Upon or at any time after the occurrence of an Event of Default which has not been cured within sixty (60) Business Days, the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Chargees under this Charge shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing the Chargees without further notice to the Chargor may:

(a)	solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargees may think fit; and/or

(b)	receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Chargees as additional security charged under and subject to the terms of this Charge and any such dividends, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargees and paid or transferred to the Chargees on demand; and/or

(c)	to the extent permitted by applicable Laws, sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price not lower than the then fair market value or such price as both the Chargees and the Chargor may deem fit, and thereupon the Chargees shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of.

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6.2	The Chargees shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargees by this Charge or to which the Chargees may at any time be entitled hereunder.

6.3	Upon any sale of the Charged Property or any part thereof by the Chargees in accordance with the provisions of this Charge, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargees, and the receipt of the Chargees for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

6.4	Neither the Chargees nor their respective agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or willful default.

6.5	The Chargees shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

7.	REGISTRATION AND ANNOTATION

Immediately after execution of this Charge, the Chargor shall:

(a)	procure that the following annotation, if applicable, be entered on the register of members of the Acquisition Vehicle, or similar such registry:

“The [*] ordinary shares of [US*] par value each issued as fully paid up and registered in the name of [*] are charged in favor of [the Chargees] (including their successors, assigns and transferees) pursuant to a Deed of Share Charge dated __________, 2012, as amended from time to time.”;

(b)	deliver to each Chargee a certified true copy of the register of members of the Acquisition Vehicle with the annotation referred to in Section 7(a); and

(c)	register or cause to be registered this Charge with the Registrar of Corporate Affairs of the British Virgin Islands in the public register of charges for the Company and promptly upon completion of this registration provide to each Chargee with a copy to of the notification issued by the Registrar of Corporate Affairs of the British Virgin Islands confirming that this Charge has been duly registered.

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8.	Further Assurances

The Chargor shall execute and do all such assurances, acts and things as any of the Chargees may reasonably require for:

(a)	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

(b)	preserving or protecting any of the rights of the Chargees under this Charge;

(c)	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee of the Chargees; and

(d)	following the occurrence of an Event of Default that is not cured within sixty (60) Business Days, (i) facilitating the appropriation or realisation of the Charged Property or any part thereof; and (ii) the exercise of any power, authority or discretion vested in the Chargees under this Charge, in any such case, forthwith upon written demand by the Chargees and at the expense of the Chargor.

9.	Indemnities

The Chargor will indemnify and hold harmless each Chargee and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Chargee or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

(b)	in the preservation or enforcement of such Chargee’s rights under this Charge or the priority thereof;

(c)	on the release of any part of the Charged Property from the security created by this Charge; or

(d)	arising out of any breach of any term of this Charge,

and such Chargee or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts suffered, incurred or paid by the Chargee or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

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10.	Power of Attorney

10.1	The Chargor, by way of security and in order more fully to secure the performance of his obligations hereunder, hereby irrevocably appoints each Chargee and the persons deriving title under it, jointly and severally, to be his attorney to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which each Chargee may from time to time require for perfecting its title to, or following the occurrence of an Event of Default, for vesting any of the assets and property hereby charged or assigned in such Chargee or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non-payment (if such Chargee reasonably decides) all steps and proceedings in the name of the Chargor or of such Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts and make allowances and give time or other indulgence to any surety or other person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Section 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid, provided that before exercising the abovementioned power, the Chargee shall send a reasonable prior written notice to the Chargor.

10.2	The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do in accordance with this Charge. In relation to the power referred to herein, the exercise by each Chargee of such power shall be conclusive evidence of its right to exercise the same.

11.	Expenses

11.1	The Chargor shall pay to each Chargee on demand all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred, when incurred, by such Chargee or for which such Chargee may become liable in connection with:

(a)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Charge or the priority hereof;

(b)	any variation of, or amendment or supplement to, any of the terms of this Charge; and/or

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(c)	any consent or waiver required from such Chargee in relation to this Charge.

11.2	The Chargor shall pay promptly all stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Chargees on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

12.	Notices

Any and all notices required or permitted under this Charge shall be given in writing, in English, and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. Any notice given pursuant to this Section 12 shall be addressed to the address or facsimile number of the receiving Party as set forth below or at such other addresses as such Party may designate by ten (10) days advance written notice to the other Parties hereto.

Chargor: To the address of the Chargor as set forth in Schedule 2.

Chargees: To the address of the respective Chargee as set forth in Schedule 1.

13.	Assignments

13.1	This Charge shall be binding upon and shall inure to the benefit of the Chargor, the Chargees and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

13.2	The Chargor may not assign or transfer all or any part of his rights and/or obligations under this Charge.

13.3	Each Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee without the consent of the Chargor. Such Chargee shall notify the Chargor in writing prior to any such assignment or transfer.

14.	Miscellaneous

14.1	If any of the Sections, conditions, covenants or restrictions (each a “Provision”) of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

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14.2	This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

14.3	The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

14.4	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.	Law and Jurisdiction

15.1	This Charge shall be governed by and construed under the laws of Hong Kong.

15.2	If any Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be referred to and finally settled by arbitration at the HKIAC in accordance with the HKIAC Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the HKIAC Rules by HKIAC. If there are only two Parties to the arbitration, and such Parties cannot agree on the one (1) arbitrator appointed by the HKIAC, then, if there are only two (2) parties to the arbitration, each party shall appoint one (1) arbitrator and the two arbitrators so appointed shall appoint the third arbitrator, who shall serve as chair of the arbitral tribunal, within thirty (30) days of the appointment of the second arbitrator. Any arbitrator not timely selected shall be appointed by the HKIAC. The two party appointed arbitrators shall appoint the third arbitrator, who shall serve as chair of the arbitral tribunal, within thirty (30) days of the appointment of the second arbitrator. If the third arbitrator is not timely appointed such arbitrator shall be appointed by the HKIAC and such arbitrator shall be qualified to practice law in Hong Kong. The language of the arbitration shall be English. Notwithstanding anything in this Agreement or in the HKIAC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any party hereto unless such award both (i) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (ii) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such party to conduct its respective business operations or to make or dispose of any other investments. The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The prevailing party shall be further entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. During the course of the arbitration tribunal’s adjudication of the dispute, this Charge shall continue to be performed except with respect to the part in dispute and under adjudication.

[Signature page follows.]

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IN WITNESS whereof the Parties have executed this Charge as a deed the day and year first above written.

CHARGOR:

SIGNED, SEALED and DELIVERED by	)
Hong Weidong	)
)
in the presence of:	)

CHARGEES

SIGNED, SEALED and DELIVERED	)
with the COMMON SEAL of	)
CSOF FinTech Limited	)
and signed by
)
the duly authorized person	)
in the presence of:	)

SIGNED, SEALED and DELIVERED	)
with the COMMON SEAL of	)
CEL FinTech Limited	)
and signed by
)
the duly authorized person	)
in the presence of:	)

Schedule 1

CHARGEES

NAME OF CHARGEE	ADDRESS FOR NOTICE

CSOF FinTech Limited	46/F Far East Finance Centre, 16 Harcourt Road Hong Kong
CEL FinTech Limited

Schedule 2

PARTICULARS OF THE ORIGINAL SHARES

REGISTERED OWNER	ADDRESS	NAME OF ENTITY WHOSE SHARES ARE HELD	NUMBER OF ORIGINAL SHARES
HONG Weidong	F9 Tower D, Beijing Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing, PRC 100013	the Acquisition Vehicle	50,000 ordinary shares with a par value of US$1, representing the entire issued share capital of the Acquisition Vehicle

Schedule 3

SHARE TRANSFER CERTIFICATE

I, [*] (the “Transferor”), do hereby:

1.	transfer to ________________ (the “Transferee”) ________________ shares (the “Shares”) of New Sihitech Limited (the “Company”) standing in my name in the register of members of the Company to hold unto the Transferee, its executors, administrators and assigns, subject to the several conditions on which I held the same at the time of execution of this Share Transfer Certificate; and

2.	consent that my name remains on the register of the Company until such time as the Company enters the Transferee’s name in the register of the Company.

And we, the Transferee, do hereby agree to take the Shares subject to the same conditions.

As Witness Our Hands

Signed by the Transferor on the

_____ day of __________, 20____

in the presence of:

____________________________________

Witness	For and on behalf of Transferor

Signed by the Transferee on the

_____ day of __________, 20_____

in the presence of:

____________________________________

Witness	For and on behalf of Transferee

Schedule 4

FORM OF SHAREHOLDER’S LETTER OF AUTHORITY

Date:

To:	________________ (together with its successors, assigns and transferees, the “Chargee”)

Re:

Dear Sirs:

I hereby unconditionally and irrevocably authorize you to date, deliver, give full effect to and otherwise complete the share transfer (in respect of my shares in New Sihitech Limited (the “Company”) deposited by myself with yourselves pursuant to that certain Deed of Share Charge dated _______, 2012 among myself as Chargor, and the other parties thereto (the “Charge”), in each case, after the security constituted by the Charge has become enforceable in accordance with the terms of the Charge and for such purposes I attach a duly executed and dated irrevocable power of attorney given by way of security in the form as annexed hereto.

By:

Name:

Schedule 5

FORM OF UNDERTAKING

[Date]

Corporation

Attention:

Copy to:

Dear Sirs

New Sihitech Limited (the “COMPANY”)

Reference is made to the Deed of Share Charge dated the __________, 2012 (the “Charge”) between (i) Mr. Hong Weidong (the “Chargor”); (ii) CSOF FinTech Limited; and (iii) CEL FinTech Limited (together with CSOF FinTech Limited, the “Chargees”) pursuant to which the Chargor granted a charge over the Charged Property in favor of the Chargees.

Capitalized words and expressions used in this letter which are not expressly defined herein have the meanings ascribed to them in the Charge.

This letter of undertaking is given pursuant to Section 3.3(d) of the Charge.

For valuable consideration receipt of which is hereby acknowledged, the Company hereby irrevocably and unconditionally undertakes to register in the Company’s register of members any and all share transfers to each Chargee or its nominee in respect of the Charged Shares submitted to the Company by such Chargee, in each case, after the security constituted by the Charge has become enforceable in accordance with the terms of the Charge.

Yours truly,

By:

Name:
Title: [Authorized Representative]

exhibit e

form of bvi LEGAL OPINION

Exhibit E

EXHIBIT E

FORM OF BVI LEGAL OPINION

e-mail: nmenezes@applebyglobal.com direct dial: Tel +1 284 852 7328 Fax +1 284 494 7279 your ref: appleby ref: NM/New Shihitech Limited
DRAFT: SUBJECT TO THE REVIEW AND APPROVAL OF OUR OPINIONS COMMITTEE
CSOF FinTech Limited [Address] CEL FinTech Limited [Address] (CSOF FinTech Limited and CEL FinTech Limited, together, the “Investors”)

Attention:    [•]

[•] 2012

Dear Sirs

Yucheng Technologies Limited (“Yucheng”), New Sihitech Limited (“NSL”), New Sihitech Acquisition Limited (“NSAL”), Ahead Billion Venture Limited (“ABV”), and Port Wing Development Company Limited (“Port Wing”) (together, the “Companies” and each a “Company”)

This opinion as to the laws of the British Virgin Islands is addressed to you in connection with the Subject Agreements listed in Schedule 1 hereto entered into by the Companies.

For the purposes of this opinion, we have examined and relied upon the Documents listed, and in some cases defined, in Schedule 2 to this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Pledge Agreements.

1.	Assumptions

In stating our opinion we have assumed:

(1)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, notarised, faxed, emailed or photostatic copies, and that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(2)	the genuineness and authenticity of all signatures and seals on the Documents and in particular that any signatures on the Subject Agreements are the true signatures of the persons authorised to execute the same by the Resolutions;

(3)	the authority, capacity and power of each of the persons signing the Documents (other than the Companies in respect of the relevant Subject Agreements);

(4)	that any representation, warranty or statement of fact or law, other than as to the laws of the British Virgin Islands, made in any of the Documents is true, accurate and complete, and that the choice of law specified as being the governing law in the Documents has been made in good faith and is regarded as a valid and binding selection which will be upheld by the courts of Hong Kong as a matter of the laws of that jurisdiction and all other relevant laws (other than the laws of the British Virgin Islands);

(5)	that the relevant Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Companies, under the laws of its jurisdiction of incorporation or its jurisdiction of formation or any other jurisdiction other than the British Virgin Islands;

(6)	that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of Hong Kong by which they are expressed to be governed, and the Subject Agreements are in the proper legal form to be enforced under such laws;

(7)	that the Subject Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than the Companies as relevant, and the performance thereof is within the capacity and powers of each such party thereto (other than the relevant Company), and that each such party to which the relevant Company purportedly delivered the Subject Agreements has actually received and accepted delivery of such Subject Agreements;

(8)	there are no agreements, resolutions, documents or arrangements other than the Documents expressly referred to herein as having been examined by us which would materially affect, amend or vary the transactions envisaged in the relevant Subject Agreements or restrict the powers and authority of the directors of either of the Companies in any way;

(9)	that there are no provisions of the laws or regulations of any jurisdiction other than the British Virgin Islands which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside the British Virgin Islands, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(10)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and properly record the resolutions duly adopted by the board of directors of the relevant Company(ies) and that there is no matter affecting the authority of the directors of the relevant Company to effect entry by that Company into the relevant Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions of the relevant Company, which would have any adverse implication in relation to the opinions expressed herein;

(11)	that no director of either of the Companies has a financial interest in or other relationship to a party to any transaction to be entered into pursuant to the relevant Subject Agreements or, if such an interest does exist, the material facts of the interest of each director have been disclosed in good faith or are known by the other directors;

(12)	that the records which were the subject of the Company Searches and Litigation Searches were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Searches nor the date of the Litigation Searches been materially altered;

(13)	the accuracy and completeness of the Registered Agent’s Certificate and the Registers of each Company as at the date hereof;

(14)	that the Companies are not land owning companies for the purposes of section 242 of the BVI Business Companies Act, 2004 (the “BCA”) meaning that neither of the Companies nor any of their respective subsidiaries has an interest in any land in the British Virgin Islands;

(15)	the Companies do not carry on any activities (other than as a consequence of performing their respective obligations under the Documents) which would require them to be licensed under British Virgin Islands financial services legislation as described in Schedule 3; and

(16)	that each of the Companies is the sole legal and beneficial owner of all the shares it is purporting to charge or assign pursuant to the relevant Subject Agreements and it holds the same free from any encumbrances whatsoever save for the relevant Subject Agreements.

2.	Opinion

Based upon and subject to the foregoing assumptions and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	Yucheng, ABV and Port Wing are companies limited by shares duly incorporated under the International Business Companies Act, Cap. 291 and automatically re-registered under the BVI Business Companies Act, 2004 (the “BCA”), validly existing and in good standing under the laws of the British Virgin Islands. NSL [and NSAL] is a company [are companies] limited by shares duly incorporated under the BCA, validly existing and in good standing under the laws of the British Virgin Islands. Each Company is a separate legal entity and possesses the capacity to sue and be sued in its own name.

(2)	Each Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its respective obligations under the relevant Subject Agreements and to take all action as may be necessary to complete the transactions contemplated thereby.

(3)	The execution, delivery and performance by each of the Companies of the relevant Subject Agreements to which it is a party and the consummation of the transactions contemplated thereby by each of the Companies do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of the British Virgin Islands or (ii) the Constitutional Documents of the relevant Company.

(4)	The execution, delivery and performance by each of the Companies of the relevant Subject Agreements to which it is a party and the consummation of the transactions contemplated thereby by each of the Companies have been duly authorised by all necessary corporate action on the part of each of the Companies.

(5)	Each of the Subject Agreements has been duly executed by and on behalf of the relevant Companies to which they are parties in the manner authorised in the Resolutions of the relevant Companies.

(6)	The obligations of the Companies as set out in the relevant Subject Agreements constitute legal, valid and binding obligations of the relevant Company(ies), enforceable against the relevant Company(ies) in accordance with their terms and would be so treated in the courts of the British Virgin Islands. Please note however the reservation at paragraph 3. (10) below.

(7)	It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of each of the Companies under the relevant Subject Agreements to which it is a party or the rights of the Investors that the Subject Agreements or any other document be notarised, filed, registered or recorded in the British Virgin Islands, except that:

(i)	each of the Companies is required by section 162 of the BCA to keep a register of charges and on the basis that the Subject Agreements create charges over the assets of each of the Companies as that term is understood under the laws of the British Virgin Islands, details of the charges must be entered in the Register of Charges of each of the Companies as maintained at the Companies’ registered offices or at the office of the Companies’ registered agent (the “Private Register”); and

(ii)	in order to ensure the preservation of priority of the security interests created by the Subject Agreements, particulars of those documents must be registered pursuant to section 163 of the BCA in the approved form with the Registrar of Corporate Affairs of the British Virgin Islands in the public Register of Registered Charges for the Company as maintained at the Registry of Corporate Affairs of the British Virgin Islands (the “Public Register”).

(8)	Assuming that the execution and delivery of the Share Charges was in compliance with the governing law of those documents, being the laws of Hong Kong, and creates a valid charge over the shares of NSL and Yucheng respectively under those laws, then such charge will be recognized in the British Virgin Islands and upon registration of the Share Charges as aforesaid, all registrations, filings and other actions necessary or desirable to protect the priority in the British Virgin Islands of such charge in the British Virgin Islands will have been taken, subject to any priority afforded to pre-existing registered charges.

(9)	Based solely upon the Company Searches [and Registered Agent’s Certificates], [no] charges have been filed in relation to any of the Companies at the Registry of Corporate Affairs in the British Virgin Islands [or in the Private Registers over the assets of the Companies].

(10)	The obligations of each of the Companies under the relevant Subject Agreements to which it is a party constitute direct obligations that rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the relevant Company other than indebtedness which is preferred under the insolvency laws of the British Virgin Islands. Subject to registration in the Public Register set out in paragraph 2.(7)(ii) above, the security interests created by the Share Charges will, as a matter of British Virgin Islands law, rank in priority to all future security interests created over the same property by the relevant Company although it should be noted that:

(i)	a registered floating charge will be postponed to a subsequently registered fixed charge unless the floating charge contains a prohibition or restriction on the power of the relevant Companies to create any future charge ranking in priority to or equally with the floating charge; and

(ii)	such priority can be varied by agreement or consent.

(11)	The choice of the laws of Hong Kong as the proper law to govern the Subject Agreements would be recognised, upheld and applied by the courts of the British Virgin Islands as a valid choice of law and the proper law of the Subject Agreements in proceedings brought before them in relation to the Subject Agreements, except for those laws (i) which such courts consider to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy as that term is interpreted under British Virgin Islands law.

(12)	The submission by the Companies to the jurisdiction of the courts of Hong Kong pursuant to the Subject Agreements would be recognised by the courts of the British Virgin Islands as a legal, valid and binding submission to the jurisdiction of such courts, if such submission is accepted by such courts and is legal, valid and binding under the laws of Hong Kong.

(13)	Based solely upon the Company Searches and the Litigation Searches:

(i)	there are no actions, suits or proceedings pending against any of the Companies in the civil proceedings cause book at the British Virgin Islands High Court Registry; and

(ii)	no currently valid order or resolution for winding up of any of the Companies and no current notice of appointment of a receiver over any of the Companies or any of their respective assets appears on the records maintained in respect of the Companies. It should be noted that it is a requirement under Section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be filed with the Registrar of Corporate Affairs, however a failure to file such notice does not invalidate the receivership but merely gives rise to penalties on the part of the receiver.

(14)	No approval, consent, licence or authorisation of or by any governmental authority of the British Virgin Islands is required to be obtained by the Companies in connection with the execution, delivery or performance by the Companies of the relevant Subject Agreements or the performance of their respective obligations pursuant to the relevant Subject Agreements to which they are party.

(15)	No taxes (including stamp duties, documentary, recording or other similar taxes), fees or charges imposed are payable to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of the execution, delivery, filing or performance of the Subject Agreements or payments made under, or pursuant to, the Subject Agreements and the Companies will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the relevant Subject Agreements. There are no government controls or exchange controls in relation to the performance by the Companies of their respective obligations under the relevant Subject Agreements.

(16)	There is no applicable usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Companies of their respective obligations under the relevant Subject Agreements.

(17)	Neither the Reciprocal Enforcement of Judgments Act (1922) or the Foreign Judgments (Reciprocal Enforcement) Act (1964) applies to judgments from courts in Hong Kong, and therefore any final and conclusive monetary judgment from courts in Hong Kong (a “foreign court”) for a definite sum against the Company based upon the Subject Agreements may be the subject of enforcement proceedings in the courts of the British Virgin Islands under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(i)	the foreign court had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)	the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)	the judgment was not obtained by fraud;

(iv)	recognition or enforcement of the judgment would not be contrary to British Virgin Islands public policy; and

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(18)	The Companies are not entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against them in relation to the relevant Subject Agreements and the execution of the relevant Subject Agreements and performance of its obligations under the relevant Subject Agreements by the relevant Company constitute private and commercial acts.

(19)	Under the laws of the British Virgin Islands, the Investors will not be deemed to be resident, domiciled or carrying on any commercial activity in the British Virgin Islands or subject to any tax in the British Virgin Islands by reason only of the execution, delivery and performance of the Subject Agreements nor is it necessary for the execution, delivery, performance and enforcement of the Subject Agreements that the Investors be authorised or qualified to carry on business in the British Virgin Islands.

(20)	The submission by the Company to arbitration pursuant to the terms of the Subject Agreements is not contrary to British Virgin Islands law and would be recognised by the courts of the British Virgin Islands as a legal, valid and binding submission, if such submission is legal, valid and binding under the laws of Hong Kong.

Pursuant to the British Virgin Islands Arbitration Ordinance 1976, an arbitration award made in the territory of a State, other than the United Kingdom, which is a signatory to the United Nations 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”) (a “Convention Award”) may be enforced in the BVI by a new action, or, with the leave of the High Court, in the same manner as a Judgment or Order of the High Court to the same effect. Where leave is given, Judgment may be entered in terms of the award. The High Court has a discretion to refuse leave to enforce a Convention Award which may only be exercised if the person against whom it is invoked proves that:

(i)	a party to the arbitration agreement was, under the law applicable to him, under some incapacity;

(ii)	the arbitration agreement was not valid under the law to which the parties subjected it or, failing any indication thereon, under the law of the territory where the award was made;

(iii)	he was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings or was otherwise unable to present his case;

(iv)	the award deals with a difference not contemplated by or not falling within the terms of the submission to arbitration or contains decisions on matters beyond the scope of the submission to arbitration (subject to the Court's discretion to grant leave partially to enforce);

(v)	the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties or, failing such agreement, with the law of the territory where the arbitration took place; or

(vi)	the award has not yet become binding on the parties or has been set aside or suspended by a competent authority of the territory in which, or under the law of which, the award was made.

Enforcement of a Convention Award may also be refused if the award is in respect of a matter which is not capable of settlement by arbitration, or if it would be contrary to public policy to enforce the award.

(21)	Under the laws of the British Virgin Islands, there is no requirement for a Company to have a stated authorized share capital. The maximum number of shares that the Company is authorised to issue (or that it may issue an unlimited number of shares) must, however, be stated in a Company’s Constitutional Documents. A Company may issue shares with or without par value and is not required to indicate the par value of shares. The rights, privileges, restrictions and conditions attaching to classes of shares must be specified, however, in a Company’s Constitutional Documents. Subject to a Company’s Constitutional Documents, the default rights which a share confers on its holder include the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company. A Company must keep a register of members in which the names and addresses of shareholders who hold registered shares must be entered together with the number and class of registered shares held. A shareholder, in relation to a Company, is a person whose name is entered on the register of members of the Company.

3. Reservations

Our opinion is subject to the following reservations:

(1)	This opinion is limited to British Virgin Islands law as applied by the courts of the British Virgin Islands at the date hereof. We express no opinion as to the validity, binding effect or enforceability of any law other than British Virgin Islands law or any provision incorporated into any of the Subject Agreements by reference to a law other than that of the British Virgin Islands, or as to the availability in the British Virgin Islands of remedies which are available in other jurisdictions.

(2)	We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(3)	We express no opinion as to the commerciality of the transactions envisaged in the Subject Agreements or, save as expressly stated in this opinion, whether the Subject Agreements and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Subject Agreements.

(4)	The term “good standing” as used in this opinion means solely that each of the Company has paid its annual licence fees to the Registry of Corporate Affairs. Failure to pay its annual licence fees would make the relevant Company not in good standing and liable to be struck off the Register of Companies and eventually cease to exist under the laws of the British Virgin Islands if these fees and any penalties are not paid within a period of ten years from the date on which it was struck off the Register of Companies.

(5)	We express no opinion as to the validity or binding effect of any provision in the Subject Agreements which provides that either of the Companies will not exercise its statutory powers. This may constitute an unlawful fetter on the statutory powers of the relevant Company.

(6)	Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(7)	We express no opinion as to whether the acceptance, execution or performance of each of the Company’s obligations under the Subject Agreements will result in the breach of or infringe any other agreement, deed or document (other than the relevant Company’s Memorandum and Articles of Association) entered into by or binding on the relevant Company.

(8)	We express no opinion as to the validity or binding effect of any provision in the Subject Agreements for the payment of a specified rate of interest on the amount of a judgment after the date of judgment.

(9)	The Company Searches and the Litigation Searches are not conclusive and it should be noted that the Company Searches and the Litigation Searches do not reveal:

(i)	details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of the searches;

(ii)	details of any proceedings which have been filed but not actually entered in the records of proceedings at the time of the searches.

(10)	The term “enforceable” as used in this opinion means that a document is of a type and form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by inconclusiveness of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters. We draw your attention to the following:

(i)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(ii)	enforcement may be limited by general principles of equity (i.e. equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy);

(iii)	claims may become barred under the statutes of limitation or may be or become subject to defences of set-off or counterclaim;

(iv)	it is our view that in the event of proceedings being brought in the British Virgin Islands in respect of a monetary obligation in connection with the Subject Agreements, it is likely to be expressed in the currency in which such claim is made, since the courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands. With respect to winding up proceedings, British Virgin Islands law may require that all debts and claims are converted into U.S. Dollars (the currency of the British Virgin Islands) at an exchange rate prevailing on the date of the winding up. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the British Virgin Islands;

(v)	a certification, determination, calculation or designation of any relevant party to the foregoing instruments as to any matter provided therein might be held by the courts of the British Virgin Islands not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

(vi)	a British Virgin Islands court may not necessarily award costs and disbursements in litigation in accordance with contractual provisions;

(vii)	we express no opinion as to the extent to which a British Virgin Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard;

(viii)	enforcement may be limited or prevented by reason of fraud, misrepresentation, mistake or public policy;

(ix)	enforcement may be limited by the principle of forum non conveniens or analogous principles; and

(x)	enforcement may be affected by the priority accorded to the Security Documents as set out in paragraph 2.(7).

(11)	Obligations that are to be performed in a jurisdiction outside the British Virgin Islands may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

(12)	We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of the British Virgin Islands in respect of any obligations of the relevant Company as set out in the Subject Agreements. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Agreements.

(13)	A British Virgin Islands court may refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the British Virgin Islands court or where that court has itself made an order for costs.

(14)	[Neither the Registered Agent’s Certificate nor the Company Search revealed the existence of a Register of Mortgages, Charges and other Encumbrances. As the Yucheng, ABV and Port Wing were formerly governed by the IBC Act, it is important to note that the IBC Act did not require companies to maintain a register of mortgages, charges and other encumbrances and therefore particulars of any security granted whilst Yucheng, ABV and Port Wing were subject to the IBC Act may not have been kept at the Company’s Registered Office or recorded on the Register of Charges at the Registry.]

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person (other than your professional advisers) or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with British Virgin Islands law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than the British Virgin Islands.

Yours faithfully

Appleby

SCHEDULE 1

1.	an executed exchangeable note subscription agreement dated [ ] 2012 between the Investors, Mr Hong Weidong and NSL;

2.	an executed investor rights agreement dated [ ] 2012 between NSL, Mr Hong Weidong, the Investors and Yucheng;

3.	an executed charge over the shares of NSL dated [ ] 2012 between Mr Hong Weidong and the Investors; and

4.	an executed charge over the shares of Yucheng dated [ ] 2012 between NSL and the Investors;

(collectively referred to herein as the “Subject Agreements” and agreements 3. and 4. collectively referred to as the “Share Charges”).

SCHEDULE 2

1.	The public records of each Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands, as revealed by a search on [•] 2012 (the “Company Searches”);

2.	the records of proceedings on file with, and available for inspection at the High Court of Justice, Road Town, Tortola, British Virgin Islands, as revealed by a search on [•] 2012 in respect of each Company of each of the Civil Index Book and the Commercial Book, each from the date of the relevant Company’s incorporation, maintained by the British Virgin Islands’ High Court Registry (the “Litigation Searches”);

3.	copies of the Memorandum and Articles of Association and Certificate of Incorporation of each of the Companies, obtained from the Registry of Corporate Affairs on [•] 2012 (collectively referred to as the “Constitutional Documents”);

4.	copies of the written resolutions of the directors of each Company dated [•] 2012 (the “Resolutions”);

5.	the following documents provided by the relevant Company’s registered agent:

a.	a registered agent’s certificate issued by the Registered Agent of Yucheng in respect of Yucheng dated [•] 2012 together with copies of the register of directors and register of members of Yucheng;

b.	a registered agent’s certificate issued by the Registered Agent of NSL in respect of NSL dated [•]2012 together with copies of the register of directors and register of members of NSL;

c.	a registered agent’s certificate issued by the Registered Agent of NSAL in respect of NSAL dated [•]2012 together with copies of the register of directors and register of members of NSAL;

d.	a registered agent’s certificate issued by the Registered Agent of ABV in respect of ABV dated [•]2012 together with copies of the register of directors and register of members of ABV; and

e.	a registered agent’s certificate issued by the Registered Agent of Port Wing in respect of Port Wing dated [•]2012 together with copies of the register of directors and register of members of Port Wing;

(each the “Registered Agent’s Certificate and Registers”);

6.	a power of attorney dated [•] 2012 appointing various individuals as attorney-in-fact to deal with the execution and complete other necessary acts with regard to the Subject Agreements for and on behalf of [•] (the “[•] Power of Attorney”);

7.	a power of attorney dated [•] 2012 appointing various individuals as attorney-in-fact to deal with the execution and complete other necessary acts with regard to the Subject Agreements for and on behalf of [•] (the “[•] Power of Attorney”);

8.	an officer’s certificate dated [•] 2012 in relation to Yucheng;

9.	an officer’s certificate dated [•] 2012 in relation to NSL;

10.	an officer’s certificate dated [•] 2012 in relation to NSAL;

11.	an officer’s certificate dated [•] 2012 in relation to ABV;

12.	an officer’s certificate dated [•] 2012 in relation to Port Wing;

(each the “Officer’s Certificate”);

13.	the Subject Agreements.

(collectively referred to herein as the “Documents”).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting any of the Companies or any other person, save for the examinations referred to in this Schedule. In particular, but without limitation, we have not (i) examined any documents referred to within the Documents save as expressly referred to above, or (ii) made any searches or enquiries concerning any corporate directors or corporate secretary or their respective authorised signatories and in each case our opinion is limited accordingly.

SCHEDULE 3

FINANCIAL SERVICES LEGISLATION

1.	Securities and Investment Business Act, 2010

(a)	Category 1 Investment Business Licence: Dealing in Investments
i.	Sub-category A: Dealing as Agent
ii.	Sub-category B: Dealing as Principal

(b)	Category 2 Investment Business Licence: Arranging Deals in Investments

(c)	Category 3 Investment Business Licence: Investment Management

i.	Sub-category A: Managing Segregated Portfolios (Excluding Mutual Funds)
ii.	Sub-category B: Managing Mutual Funds
iii.	Sub-category C: Managing Pension Schemes
iv.	Sub-category D: Managing Insurance Products
v.	Sub-category E: Managing Other Types of Investment

(d)	Category 4 Investment Business Licence: Investment Advice

i.	Sub-category A: Investment Advice (Excluding Mutual Funds)
ii.	Sub-category B: Investment Advice (Mutual Funds)

(e)	Category 5 Investment Business Licence: Custody of Investments

i.	Sub-category A: Custody of Investments (Excluding Mutual Funds)
ii.	Sub-category B: Custody of Investments (Mutual Funds)

(f)	Category 6 Investment Business Licence: Administration of Investments

i.	Sub-category A: Administration of Investments (Excluding Mutual Funds)
ii.	Sub-category B: Administration of Investments (Mutual Funds)

(g)	Category 7 Investment Business Licence: Operating an Investment Exchange

(h)	Recognition as a Professional or Private Mutual Fund

(i)	Registration as Public Fund

(j)	Recognition as a Foreign Fund

2.	Insurance Act, 2008

(a)	Category A, C or D Insurer’s Licence
(b)	Insurance Agent
(c)	Insurance Broker
(d)	Insurance Manager
(e)	Loss Adjuster

3.	Bank and Trust Companies Act, 1990

(a)	General Banking Licence
(b)	Restricted Class I Banking Licence
(c)	Restricted Class II Banking Licence
(d)	Class I Trust Licence
(e)	Class II Trust Licence
(f)	Class III Trust Licence
(g)	Class II Restricted Trust Licence
(h)	Class III Restricted Trust Licence

4.	Company Management Act, 1990

Company Management Licence

5.	Financial Services Commission Act, 2001

Authorised Custodian

6.	Insolvency Act, 2003

BVI Insolvency Practitioner

7.	Financing and Money Services Act, 2009

(a)	Financing Business
(b)	Money Services Business

exhibit F

form of PRC LEGAL OPINION

Exhibit F

EXHIBIT F

FORM OF PRC LEGAL OPINION

Jingtian & Gongcheng

Attorneys at Law

北京市朝阳区建国路77号华贸中心3号写字楼34层 邮政编码100025

电话：(86-10) 5809 1000 传真：(86-10) 5809 1100

MR. HONG WEIDONG

F9 Tower D,

Beijing Global Trade Centre,

36 North Third Ring Road East,

Dongcheng District,

Beijing, PRC 100013

[•] 2012

Dear Sirs,

Re: Project Theta

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the laws of the PRC. We have acted as your PRC counsel in relation to the subscription by CSOF Fintech Limited, and CEL Fintech Limited (the “Investors”) of an aggregate of US$48 million of Exchangeable Notes of New Sihitech Limited, a company incorporated in the British Virgin Islands and wholly owned by Mr. Hong Weidong, which are exchangeable into the Shares of Yucheng Technologies Limited (the “Company”) pursuant to the terms and conditions as set out in the Exchangable Notes Subscription Agreement entered into by and among Hong Weidong, New Sihitech Limited and the Investors dated [•] August 2012 (the “Agreement”) (the “Transaction”), and the ancillary agreements and any other documents, instruments, certificates entered into or to be entered into pursuant to or in connection with the Agreement (collectively, the “Transaction Documents”).

In connection with the Transaction, we have been asked to provide this opinion as to the PRC subsidiaries of the Company (as listed in Annex A, together, the “PRC Subsidiaries”, each a “PRC Subsidiary”) and as to certain matters relating to the PRC laws. This opinion is furnished pursuant to the Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Agreement.

In rendering this opinion we have examined copies of the documents as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by relevant governmental authorities and appropriate representatives of the PRC Subsidiaries. In giving this opinion, we have made the following assumptions:

(a)	each of the Transaction Documents is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respect subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(b)	that any document submitted to us still exist and have not been varied, cancelled or superseded by some other document or agreement or action of which we are not aware after due inquiry;

(c)	that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform to their originals;

(d)	that all documents have been validly authorized, executed and delivered by all of the parties thereto other than the PRC Subsidiaries;

(e)	that the signatures, seals and chops on the documents submitted to us are genuine; and

(f)	that all consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the Transaction contemplated under the Transaction Documents have been obtained or made.

In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Founder, the Acquisition Vehicle and PRC Subsidiaries in the Transaction Documents).

Based upon the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that, insofar as the laws of the PRC are concerned,

(1)	Each PRC Subsidiary has been duly incorporated and is validly existing under the laws of the PRC with all requisite legal right, power and authority (corporate or otherwise) to own, use, lease and operate its assets ; and the articles of association and the business license and other constitutional documents of each PRC Subsidiary, comply with the requirements of applicable PRC laws, including but not limited to the PRC Company Law, have been approved by and duly registered with the relevant PRC authorities and are in full force and effect; each of the PRC Subsidiaries can sue and be sued in its own name under the PRC laws;

(2)	Each of the PRC Subsidiaries is duly qualified and licensed to conduct its business in the manner presently conducted and as described in the Transaction Documents and its business license, in accordance with applicable PRC laws, regulations, rules, statutes, ordinances, guidelines, opinions, notices or circulars of the relevant PRC Governmental Authorities (as defined below) including, but not limited to, all PRC laws and regulations in relation to the software development industry. Each of the PRC Subsidiaries has obtained all necessary licenses, consents, franchises, permits, authorizations, approvals, certificates and other concessions of and from, and has made all necessary declarations and filings (hereinafter or hereinbefore referred to as the “PRC Governmental Authorizations”) with all PRC government authorities or body or any other regulator (including, without limitation, the Ministry of Commerce (“MOFCOM”), the State Administration of Industry and Commerce (“SAIC”), the State Administration of Foreign Exchange (“SAFE”) and/or their respective local branches) (hereinafter or hereinbefore referred to as the “PRC Governmental Authorities”) having jurisdiction over the PRC Subsidiaries that are necessary or desirable for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Transaction Documents;

(3)	Each PRC Subsidiary is a legal person with limited liability, and the liability of the relevant subsidiaries of the Yucheng Technologies Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (the “Company”) in respect of equity interests in each PRC Subsidiary is limited to its capital contribution commitments therein;

(4)	(i) All of the registered capital of each of the PRC Subsidiaries has been duly approved (as applicable), fully paid and are legally owned by their respective shareholder(s) and beneficiary owner(s), free and clear of any pledge, restriction upon voting and transfer or other encumbrances, claims, (ii) each of the PRC Subsidiaries has obtained all necessary approvals, authorizations, and orders, which are in full force and effect, and has made all necessary filings and registrations, which are required under the PRC laws for the ownership of their respective equity interest in each of the PRC Subsidiaries, and (iii) to our best knowledge after due and reasonable inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Subsidiary;

(5)	There are no outstanding guarantees or contingent payment obligations of any of the PRC Subsidiaries in respect of indebtedness of third parties except as disclosed in the Transaction Documents;

(6)	Save for the PRC Subsidiaries as disclosed in the Transaction Documents, the Company has no direct or indirect shareholding, capital contribution or investment in any other company or economic entity in the PRC;

(7)	Each of the PRC Subsidiaries is in compliance with the terms and conditions of all PRC Governmental Authorizations; all of the PRC Governmental Authorizations held by the PRC Subsidiaries are valid, in full force and effect and contain no materially burdensome restrictions or conditions; none of the PRC Subsidiaries has received notice of any proceedings relating to the revocation, suspension or modification of any such PRC Governmental Authorization, and to the best of our knowledge after due inquiry we are not aware that any regulatory body is considering modifying, suspending, cancelling or revoking any such PRC Governmental Authorizations or of any circumstances that will give rise to the suspension, modification, cancellation or revocation of such PRC Governmental Authorizations;

(8)	Except as disclosed in the Transaction Documents, to the best of our knowledge after due inquiry, none of the PRC Subsidiaries is in breach of or in default under (i) the PRC laws, including but not limited to tax laws, environmental protection laws, social security laws and labour law; (ii) approval, consent, permission, license granted by PRC Governmental Authorities; or (iii) their respective articles of associations or other constitutional documents, business licenses or permits, except such as would not, individually or in the aggregate, have a Material Adverse Effect on the relevant PRC Subsidiary involved or are otherwise material in the context of the Transaction;

(9)	Except as disclosed in each of the Transaction Documents, to the best of our knowledge after due inquiry, there are no litigation, arbitration or governmental proceedings pending, threatened, instituted in front of a PRC court, an arbitration institution or PRC Governmental Authority, or to which any of the PRC Subsidiaries is a party or of which any assets, properties or operations of any of the PRC Subsidiaries is the subject which would individually or in the aggregate, have a Material Adverse Effect on the any PRC Subsidiary or are otherwise material in the context of the Transaction. We are not aware of any circumstances which will give rise to such litigation, arbitration or governmental proceedings;

(10)	No winding up, dissolution, bankruptcy or liquidation proceedings have been commenced or threatened, no notice of appointment of liquidator has been received, against any of the PRC Subsidiaries and no steps or proceedings have been taken or started to dissolve, declare bankrupt or liquidate any PRC Subsidiary or that might render any PRC Subsidiary insolvent, dissolved, declared bankrupt or liquidated, and no judgment has been rendered declaring any of the PRC Subsidiaries bankrupt or in any insolvency proceeding;

(11)	Each of the PRC Subsidiaries has under its respective name good title to the properties as specified in the Disclosure Schedule set out in Exhibit B to the Agreement, and has obtained requisite land use rights certificate(s) and (where the property includes completed buildings) building ownership certificate(s) and (where land is granted directly by the relevant governmental authority) has entered into land grant contract(s) with the relevant governmental authority which is empowered to grant such land use rights in respect thereof; except to the extent disclosed in each of the Transaction Documents, there are no charges, liens, encumbrances or third party rights, conditions, planning consents, orders, regulations or other restrictions affecting any of such properties, and there are no consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any PRC Governmental Authorities having jurisdiction over the PRC Subsidiary or any of their properties in the PRC which need to be obtained but have not been obtained and no conditions or regulations or orders which have to be satisfied but could not or may not be satisfied affecting such properties where the lack of such PRC Governmental Authorizations or the non-fulfilment of such condition, regulation or order could or might adversely affect the ability of the PRC Subsidiaries to utilize or develop such properties;

(12)	To the best of our knowledge after due inquiry, the PRC Subsidiaries do not own or have rights in PRC real properties other than as set out in the Transaction Documents;

(13)	Despite the lack of registration by the relevant landlords of certain leases, which does not affect the legality, effectiveness and enforceability of the leases under the PRC laws, each lease agreement to which any of the PRC Subsidiaries is a party is duly executed and legally binding; the leasehold interests of the PRC Subsidiaries are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under the PRC laws; the PRC Subsidiaries have obtained all rights to occupy or use the properties, self-owned or leased, required to conduct its Business;

(14)	Each of the PRC Subsidiaries owns or has the legal right to use all of their respective trademarks, copyrights, domain names and other Intellectual Property as disclosed in the Transaction Documents;

(15)	To the best of our knowledge after due inquiries, (i) none of the PRC Subsidiaries has received any notice of infringement or misappropriation of or conflict with any intellectual property rights of third parties (registered or otherwise) which, in any case, individually or in the aggregate, would result in any Material Adverse Effect on any PRC Subsidiaries; (ii) all material licenses under which the PRC Subsidiaries are currently using the Intellectual Property owned by third parties (the “Intellectual Property Licenses”) are in full force and effect in accordance with their terms and are free of any Liens; and (iii) none of the PRC Subsidiaries is in material default under any Intellectual Property License, and no such default is currently threatened;

(16)	The relevant PRC residents that are the ultimately shareholders or controllers (whether through direct or indirect equity ownership or control or otherwise) of the PRC Subsidiaries have complied with the Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies (《关于境内居民通过境外特殊目的公司境外融资及返程投资外汇管理有关问题的通知》) promulgated on 21 October, 2005 and other relevant laws, regulations and rules and have completed all approval and registration procedures as required by the PRC Governmental Authorities including SAFE with respect to the overseas special purpose vehicle established by PRC residents and return investment, except as disclosed in the Transaction Documents that they are in the process of applying for changes due to the Transaction;

(17)	We have reviewed all material contracts governed by the PRC laws and as set forth in each of the Transaction Documents to which any PRC Subsidiary is a party (the “Relevant Documents”), and are of the opinion that all of such contracts (i) have been authorized, executed and delivered by the relevant PRC Subsidiary and such entity has taken all necessary corporate actions to authorize the performance thereof, (ii) the relevant PRC Subsidiary has the corporate power and capacity to enter into and to perform its obligations thereunder, (iii) are legal, valid, binding and enforceable against each of the parties thereto under PRC laws, assuming, where necessary, that the relevant contracts or agreements have been duly authorised, executed and delivered by the non-PRC counterparts, (iv) to the best of our knowledge after due inquiry, there is no contravention of any of the above material contracts, the connected transaction agreements and the Relevant Documents by the PRC Subsidiaries, and (v) the summary of the above contracts and/or documents set forth in each of the Transaction Documents constitute an accurate summary of the provisions of such material contracts;

(18)	(A) The execution, delivery and performance by each of the PRC Subsidiaries under the Transaction Documents to which any of them is a party, (B) the use of the Transaction Documents, and (C) the consummation by each of the PRC Subsidiaries of the transactions contemplated by the Transaction Documents and compliance with the terms herein or therein, in each case, do not and will not conflict with, or result in a violation of any of the provisions of any existing domestic applicable law, rule or regulation, or any judgment, order or decree, known to us, of any government, governmental or regulatory agency or authority or court, having jurisdiction over the PRC Subsidiaries or any of their properties or assets;

(19)	None of the Transaction or the transactions contemplated by the Transaction Documents requires or will require any consent of, approval of, waiver by, license or authorization from, or permit of, or other action by or filing or registration with or notification to, any governmental or regulatory agency or authority in the PRC needed to be obtained by any of the PRC Subsidiaries;

(20)	There are no other PRC taxes (stamp or documentary or otherwise), fees, duties or similar charges now due, or which would in the future be due, under present PRC laws in connection with the execution and performance of the Transaction Documents or payments made under, or pursuant to, the Transaction Documents, or in connection with the admissibility in evidence thereof;

(21)	The choice of Hong Kong law as the governing law of the Transaction Documents will be recognized by PRC courts; each of the Founder, the Acquisition Vehicle, the Company and the PRC Subsidiaries, can sue and be sued in its own name under the laws of the PRC;

(22)	Arbitral awards granted by Hong Kong International Arbitration Centre arising out of or in relation to the obligations of the Founder, the Acquisition Vehicle, the Company and the PRC Subsidiaries under the Transaction Documents (as applicable) will be enforceable and recognised by the courts in the PRC, subject to the discretion of the relevant courts of the PRC or public policies to be considered by such courts, and subject to compliance with applicable provisions of the Civil Procedure Law of the PRC and the limitations and/or uncertainties described under Arrangement by PRC Supreme People’s Court regarding Mutual Enforcement of Arbitration Awards between the Mainland China and the Hong Kong Special Administrative Region.

This opinion is intended to be used in the context, which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently.

The laws referred to herein are laws of the PRC (for the purpose of this opinion, not including Hong Kong, Macau and Taiwan) currently in force and there is no guarantee that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is rendered to you and is intended to be used in the context which is specifically referred to herein. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose other than as required by law or regulation or in connection with the Transaction, or relied upon by anyone else except that China Everbright Investment Management Limited or the Investors may rely on and furnish copies of this opinion to their independent auditors, legal counsels and appropriate regulatory authorities, or pursuant to an order or legal process of any relevant governmental authority and further except that any of the successors and permitted assigns of the Investors may also rely on this opinion in connection with this Investment.

Sincerely yours,

Jingtian & Gongcheng

ANNEX A LIST OF PRC SUBSIDIARIES

No.	Name	Registered Capital		Ownership Percentage[1]
1.	Beijing Yuxinyicheng Technologies Limited (the “WFOE”北京宇信易诚科技有限公司)	US$	40,000,000	N/A
2.	Beijing Sihitech Development Limited (北京宇信鸿泰科技发展有限公司)	RMB	100,000,000	100%
3.	Beijing Yuxin e-Channels Technology Limited (北京宇信易初科技有限公司)	RMB	30,000,000	100%
4.	Beijing Yuxinhengsheng Information Technology Limited (北京宇信恒升信息技术有限公司)	RMB	20,000,000	51%
5.	Chengdu Recency Technology Development Limited (成都润信科技发展有限公司)	RMB	100,000,000	100%
6.	Shanghai Fujie Enterprise Management Consultant Limited (上海辅捷企业管理咨询有限公司)	RMB	500,000	100%
7.	Guangzhou Yuxinyicheng Information Technology Limited (广州宇信易诚信息科技有限公司)	RMB	50,000,000	100%
8.	Beijing Easycon Century Technology Limited (北京易诚世纪科技有限公司)	RMB	4,000,000	100%
9.	Shanghai Yuxinyicheng Software Technology Limited (上海宇信易诚软件技术有限公司)	RMB	5,000,000	100%
10.	Beijing Sihitech Software Technology Limited (北京宇信鸿泰软件技术有限公司)	RMB	12,000,000	100%
11.	Shanghai Sihitech Technology Development Limited (上海宇信鸿泰科技发展有限公司)	RMB	5,000,000	100%
12.	Chengdu Yuxinyicheng Technology Limited (成都宇信易诚科技有限公司)	RMB	10,000,000	100%
13.	Xiamen Yucheng Technology Limited (厦门宇诚科技有限公司)	RMB	10,000,000	100%
14.	Tianjin Yuxinyicheng Technology Limited (天津宇信易诚科技有限公司)	RMB	50,000,000	100%
15.	Beijing Yuxinyicheng Software Co. Ltd.( 北京宇信易诚软件技术有限公司)	RMB	50,000,000	100%
16.	Tianjin Yuxchengxin Information Safety Technology Limited (天津宇诚信信息安全科技有限公司)	RMB	30,000,000	80%
17.	Yuxin Data Technology Limited (宇信数据科技有限公司)	RMB	60,000,000	49%
18.	Beijing Yuxin Huazhi Consultant Service Limited (北京宇信华智咨询服务有限公司)	RMB	1,000,000	40%
19.	Zhejiang Yuxinbanke Information Technology Limited (浙江宇信班克信息技术有限公司)	RMB	20,000,000	40%
20.	Beijing Yuxinyicheng Internet Technology Limited (北京宇信易诚网络技术有限公司)	RMB	17,500,000	30%

[1]	Percentage of direct or indirect Ownership by the WFOE.